 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997

                                                REGISTRATION NO. 333-17673
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                   DELAWARE              CANANDAIGUA WINE              16-0716709                   2084
                                           COMPANY, INC.
                                        AND ITS SUBSIDIARY
                                            GUARANTORS
              NEW YORK                 BATAVIA WINE CELLARS,           16-1222994                  2084
                                               INC.
              DELAWARE                BISCEGLIA BROTHERS WINE          94-2248544                  2087
                                                CO.
             CALIFORNIA                 CALIFORNIA PRODUCTS            94-0360780                  2084
                                              COMPANY
              NEW YORK                   GUILD WINERIES &              16-1401046                  2084
                                        DISTILLERIES, INC.
           SOUTH CAROLINA              TENNER BROTHERS, INC.           57-0474561                  2084
              NEW YORK                WIDMER'S WINE CELLARS,           16-1184188                  2084
                                               INC.
              DELAWARE                  BARTON INCORPORATED            36-3500366                  2085
              DELAWARE                  BARTON BRANDS, LTD.            36-3185921                  2085
              MARYLAND                  BARTON BEERS, LTD.             36-2855879                  5181
            CONNECTICUT                  BARTON BRANDS OF              06-1048198                  5181
                                         CALIFORNIA, INC.
              GEORGIA                    BARTON BRANDS OF              58-1215938                  5181
                                           GEORGIA, INC.
              NEW YORK               BARTON DISTILLERS IMPORT          13-1794441                  5182
                                               CORP.
              DELAWARE                   BARTON FINANCIAL              51-0311795                  6153
                                            CORPORATION
             WISCONSIN                STEVENS POINT BEVERAGE           39-0638900                  2082
                                                CO.
              NEW YORK                 MONARCH WINE COMPANY,           36-3547524                  5181
                                        LIMITED PARTNERSHIP
              ILLINOIS                BARTON MANAGEMENT, INC.          36-3539106                  5181
              NEW YORK                VINTNERS INTERNATIONAL           16-1443663                  2084
                                           COMPANY, INC.
              NEW YORK                CANANDAIGUA WEST, INC.           16-1462887                  2084
              GEORGIA                 THE VIKING DISTILLERY,           58-2183528                  5181
                                               INC.
    (State or other jurisdiction          (Exact name of            (I.R.S. Employer         (Primary Standard
  of incorporation or organization)         registrant            Identification No.)    Industrial Classification
                                        as specified in its                                    Code Number)
                                             charter)

                              116 BUFFALO STREET
                          CANANDAIGUA, NEW YORK 14424
                                (716) 394-7900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OR
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                 ROBERT SANDS

               EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        CANANDAIGUA WINE COMPANY, INC.
                              116 BUFFALO STREET
                          CANANDAIGUA, NEW YORK 14424
                                (716) 394-7900
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  Copies to:
                               BERNARD S. KRAMER
                            MCDERMOTT, WILL & EMERY
                            227 WEST MONROE STREET
                         CHICAGO, ILLINOIS 60606-5096

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                --------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL HAVE FILED A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      CANANDAIGUA WINE COMPANY, INC.

                           CROSS REFERENCE SHEET

ITEM NUMBER OF CAPTION                   LOCATION OR HEADING IN PROSPECTUS
----------------------              -------------------------------------------
A. INFORMATION ABOUT THE TRANSAC-
 TION
---------------------------------
 1. Forepart of Registration
    Statement and Outside Front     Forepart of Registration Statement and
    Cover of Prospectus...........   Outside Front Cover Page of Prospectus
 2. Inside Front Cover and Outside
    Back Cover Pages of             Inside Front and Outside Back Cover Pages
    Prospectus....................   of Prospectus; Available Information;
                                     Incorporation of Certain Documents by
                                     Reference
 3. Risk Factors, Ratio of
    Earnings to Fixed Charges, and  Summary; Risk Factors; The Exchange Offer;
    Other Information.............   Selected Historical Financial Data;
                                     Business; Management
 4. Terms of the Transaction......  Summary; The Exchange Offer; Description of
                                     Notes; Certain Federal Income Tax
                                     Considerations; Incorporation of Certain
                                     Documents by Reference
 5. Pro Forma Financial
  Information.....................  Not Applicable
 6. Material Contacts With the
    Company Being Acquired........  Not Applicable
 7. Additional Information
    Required for Reoffering by
    Persons and Parties Deemed to
    be Underwriters...............  Not Applicable
 8. Interests of Named Experts and
  Counsel.........................  Legal Matters; Experts
 9. Disclosure of Commission
    Position on Indemnification
    For Securities Act
    Liabilities...................  Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

10. Information With Respect to S-3       Summary; Available Information;
    Registrants.........................   Incorporation of Certain Documents by
                                           Reference
11. Incorporation of Certain Information
    by Reference........................  Incorporation of Certain Documents by
                                           Reference
12. Information With Respect to S-2 or
    S-3 Registrants.....................  Not Applicable
13. Incorporation of Certain Information
    by Reference........................  Not Applicable
14. Information With Respect to
    Registrants Other than S-3 or S-2
    Registrants.........................  Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                                                 SUBJECT TO COMPLETION

                                                           JANUARY 31, 1997

CANANDAIGUA WINE COMPANY, INC.

OFFER TO EXCHANGE UP TO $65,000,000 AGGREGATE
PRINCIPAL AMOUNT OF ITS 8 3/4% SERIES C SENIOR
SUBORDINATED NOTES DUE 2003 FOR ANY AND ALL OF
ITS OUTSTANDING 8 3/4% SERIES B SENIOR
SUBORDINATED NOTES DUE 2003.
                                                                            LOGO

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON     , 1997, UNLESS
EXTENDED.

Canandaigua Wine Company, Inc. (the "Company") hereby offers, upon the terms and conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $65,000,000 aggregate principal amount of 8 3/4% Series C Senior Subordinated Notes due 2003 of the Company (the "Exchange Notes") for any and all of the issued and outstanding 8 3/4% Series B Senior Subordinated Notes due 2003 of the Company (the "Old Notes," and together with the Exchange Notes, the "Notes") from the holders thereof. As of the date of this Prospectus, there is $65,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain provisions providing for payment of liquidated damages under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The maximum period of time that the Exchange Offer will remain in effect will be from the date hereof through March 13, 1997.

Interest on the Exchange Notes will be payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 1997. The Exchange Notes will mature on December 15, 2003. Except as described below, the Company may not redeem the Exchange Notes prior to December 15, 1998. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, upon the occurrence of a Change of Control (as defined), each holder of Exchange Notes will have the right to require the Company to make an offer to repurchase all or a portion of such holder's Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance, however, that in the event of a Change of Control the Company will be able to obtain the necessary consents from the lender under its Credit Facility (as defined) or, if necessary, the holders of the Original Notes (as defined), to make any purchases requested by the holders of the Exchange Notes or that the Company will have available funds sufficient to make any purchases requested by the holders of Exchange Notes. See "Description of Notes." The terms of the Notes are substantially identical to those of the Company's 8 3/4% Senior Subordinated Notes due 2003, which were issued in a registered offering on December 27, 1993 and of which $130.0 million aggregate principal amount is outstanding (the "Original Notes").

The Exchange Notes will be unsecured obligations of the Company and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. The Exchange Notes are guaranteed, jointly and severally, on a senior subordinated basis (the "Guarantees") by substantially all of the Company's subsidiaries (the "Guarantors"). The Guarantees will be unsecured obligations of the Guarantors and will be subordinated to all existing and future Senior Guarantor Indebtedness (as defined). The Exchange Notes will rank pari passu with any existing or future senior subordinated indebtedness of the Company and senior to all other subordinated indebtedness of the Company. The Indenture (as defined) permits the Company to incur additional indebtedness, including Senior Indebtedness under the Credit Facility (as defined), subject to certain limitations. As of November 30, 1996, after giving effect to the sale of the Old Notes to the Initial Purchasers (as defined) on October 29, 1996 (the "Old Notes Offering") and the application of the net proceeds therefrom, the aggregate amount of the Company's outstanding Senior Indebtedness was $328.8 million, the aggregate amount of the Company's outstanding Pari Passu Indebtedness (as defined) was $130.0 million, and the aggregate amount of outstanding Senior Guarantor Indebtedness was $327.8 million (including $327.4 million of outstanding indebtedness representing guarantees of Senior Indebtedness). Revolving Loans (as defined) repaid from the net proceeds of the Old Notes Offering may be re-borrowed from time to time. See "Use of Proceeds" and "Description of Notes--Ranking."

The Old Notes were not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined). Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than a holder that is an "affiliate" of the Company with the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and neither such holder nor any such person is engaging in or intends to engage in a distribution of such Exchange

                                              (continued on following page)

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION OR  ANY STATE  COMMISSION NOR HAS  THE SECURITIES  AND
    EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION PASSED UPON THE
     ACCURACY  OR ADEQUACY OF THIS  PROSPECTUS. ANY REPRESENTATION  TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is     ,1997

Notes. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed that, for a period of 180 days after the Expiration Date (as defined), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the Exchange Notes. The Company does not currently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined). The Exchange Offer is subject to certain customary conditions.

SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE EXCHANGE OFFER.






                                ---------------

  This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Canandaigua Wine Company, Inc., Attention: Robert S. Sands, Secretary, 116 Buffalo Street, Canandaigua, New York 14424; telephone number (716) 394-7900. In order to ensure timely delivery of the documents, any request should be
made by           , 1997.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, consolidated financial statements and notes thereto included elsewhere in this Prospectus or incorporated herein by reference. Unless the context indicates otherwise, the term "Company" refers to Canandaigua Wine Company, Inc. and its subsidiaries, all references to "net sales" refer to gross revenues less excise taxes and returns and allowances to conform with the Company's method of classification; all references to the Company's fiscal year shall refer to August 31 of the indicated year except that references to fiscal 1997 shall refer to the Company's fiscal year ending February 28, 1997; and all references to the "Transition Period" shall refer to the six month transition period ended February 29, 1996; all references to "Nine Months 1997" shall refer to the nine months ended November 30, 1996; and all references to "November 1995 Nine Months" shall refer to the nine months ended November 30, 1995. Market share and industry data disclosed in this Prospectus have been obtained from the following industry publications: Wines & Vines; The Gomberg-Fredrikson Report; Jobson's Liquor Handbook; Jobson's Wine Handbook; Nielsen Wine Scan; Jobson's Beer Handbook; Adams/Jobson's Handbook Advance; The U.S. Wine Market: Impact Databank Review and Forecast; The U.S. Beer Market: Impact Databank Review and Forecast; Beer Marketer's Insights; Beer Industry Update; U.S. Department of the Treasury Statistical Releases; and the Maxwell Consumer Report. The Company has not independently verified this data. References to market share data are based on unit volume. Certain statements contained in this Prospectus which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. See "Risk Factors--Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Cautionary Statements Related to Projected Results."

                                  THE COMPANY

  The Company is a leading producer and marketer of branded beverage alcohol products, with over 125 national and regional brands which are distributed by over 1,200 wholesalers throughout the United States and in selected international markets. The Company is the second largest supplier of wines, the third largest importer of beers and the fourth largest supplier of distilled spirits in the United States. The Company's beverage alcohol brands are marketed in five general categories: table wines, sparkling wines, dessert wines, imported beer and distilled spirits, and include the following principal brands:

  . Table Wines: Almaden, Inglenook, Paul Masson, Taylor California Cellars, Cribari, Manischewitz, Taylor, Marcus James, Deer Valley and Dunnewood

  .  Sparkling Wines: Cook's, J. Roget, Great Western and Taylor

  .  Dessert Wines: Richards Wild Irish Rose, Cisco and Taylor

  .  Imported Beer: Corona, Modelo Especial, St. Pauli Girl and Tsingtao

  . Distilled Spirits: Barton, Fleischmann's, Mr. Boston, Montezuma, Canadian LTD, Ten High, Inver House and Monte Alban

  Based on available industry data, the Company believes that, during calendar year 1995, it had a 22% share of the market for domestic wines, a 12% share of the imported beer market and its distilled spirits brands had an 8% share of the distilled spirits market in the United States. Within the market for domestic wines, the Company believes it had a 28% share of the non-varietal table wine market, a 12% share of the varietal table wine market, a 42% share of the dessert wine market and a 29% share

The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the Exchange Notes. The Company does not currently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined). The Exchange Offer is subject to certain customary conditions.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE EXCHANGE OFFER.


  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE COMMISSION NOR HAS THE  SECURITIES
      AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION  PASSED
        UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.   ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is     ,1996



                                      1-1
of the sparkling wine market. Many of the Company's brands are leaders in their respective categories in the United States, including Corona, the second largest selling imported beer brand; Inglenook and Almaden, the fifth and sixth largest selling wine brands, respectively; Richards Wild Irish Rose, the largest selling dessert wine brand; Cook's champagne, the second largest selling sparkling wine brand; Fleischmann's, the fourth largest blended whiskey and fourth largest domestically bottled gin; Montezuma, the second largest selling tequila brand; and Monte Alban, the largest selling mezcal brand.

  The Company has diversified its product portfolio through a series of strategic acquisitions that have resulted in an increase in the Company's net sales from $176.6 million in fiscal 1991 to $1.1 billion for the twelve months ended August 31, 1996, representing a compound annual growth rate of 43.9%. During this same period, EBITDA (earnings before interest, taxes, depreciation and amortization) has increased at a compound annual growth rate of 35.6% from $20.7 million in fiscal 1991 to an aggregate of $95.1 million for the two six month periods constituting the twelve months ended August 31, 1996. EBITDA for the six month transition period ended February 29, 1996 (the "Transition Period") and the six months ended August 31, 1996 (the "Six Months 1997") includes approximately $14.3 million of items which the Company believes are nonrecurring in nature, in part due to the Company's change in fiscal year. Through its acquisitions, the Company has developed strong market positions in the growing beverage alcohol product categories of varietal table wine and imported beer. The Company ranks second and third in the varietal table wine and imported beer categories, respectively. From 1992 through 1995, industry shipments of varietal table wine and imported beer have each grown 35%. During this period, the Company has strengthened its relationship with wholesalers, expanded its distribution and enhanced its production capabilities as well as acquired additional management, operational, marketing and research and development expertise.

  In October 1991, the Company acquired Cook's, Cribari, Dunnewood and other brands and related facilities and assets (the "Guild Acquisition") from Guild Wineries and Distillers ("Guild"). The Company acquired Barton Incorporated ("Barton") in June 1993 (the "Barton Acquisition"), further diversifying into the imported beer and distilled spirits categories. In October 1993, the Company acquired the Paul Masson, Taylor California Cellars and other brands, and related facilities and assets of Vintners International Company, Inc. ("Vintners") (the "Vintners Acquisition"). In August 1994, the Company acquired the Almaden, Inglenook and other brands, a grape juice concentrate business and related facilities and assets (the "Almaden/Inglenook Product Lines") from Heublein, Inc. ("Heublein") (the "Almaden/Inglenook Acquisition"). In September 1995, the Company acquired the Skol, Mr. Boston, Canadian LTD, Glenmore, Old Thompson, Kentucky Tavern, and di Amore distilled spirits brands; the rights to the Fleischmann's and Chi-Chi's distilled spirits brands under long term license agreements; the U.S. rights to the Inver House, Schenley and El Toro distilled spirits brands; and related facilities and assets from United Distillers Glenmore, Inc. and certain of its North American affiliates (collectively, "UDG") (collectively, the "UDG Acquisition," and together with the Barton Acquisition, the Vintners Acquisition and the Almaden/Inglenook Acquisition, the "Acquisitions"). See "Business--Recent Acquisitions."

                         CURRENT OPERATING ENVIRONMENT

  The Company's growth through acquisitions over the past five years has substantially expanded its portfolio of brands and has enabled it to become a major participant in additional product categories of the beverage alcohol business. This expansion has positioned the Company to benefit from faster growing categories with over one-third of the Company's sales generated from the growth categories of imported beer and varietal wines. However, recent operating results have been negatively impacted by two factors: increases in grape prices and certain costs and operating inefficiencies relating to the consolidation of certain West Coast winery operations in connection with the acquisitions.

  While the consolidation of certain wine operations has produced significant overall synergies, some of the planned efficiencies have not materialized and unanticipated costs have occurred. The Company believes that the unanticipated production costs resulted from its rapid growth over the last three years, combined with the lack of integrated production control systems and the complexity of production at its newly consolidated Mission Bell Winery.

  Additionally, as the Company has increased its wine and grape juice concentrate business, it believes that it has become the second largest purchaser of grapes for wine and concentrate in California. The Company's profits are significantly influenced by grape price changes. Costs for grapes have escalated dramatically over the last two grape harvests (fall 1995 and fall 1996). Based on constant tonnage purchased, the Company's overall cost of grapes increased 17.5% in the 1996 harvest.

  In order to address these matters, the Company is taking a number of specific steps to improve sales and margins, minimize unexpected costs related to inefficiencies and realize opportunities for efficiencies afforded by the Company's consolidation of its West Coast wine operations and its economies of scale as a $1.1 billion participant in the beverage alcohol industry. There can be no assurance, however, that the specific steps the Company is taking will address such inefficiencies and unexpected costs that the Company has incurred. Such steps include the following:

  . The Company has launched a comprehensive reengineering effort in its wine division (the "Reengineering Effort"). The Reengineering Effort is intended to increase the efficiency of all of the Company's operating processes, create smaller, more manageable business units and create greater management accountability for its wine business.

  . In connection with the Reengineering Effort, the Company is implementing a new accounting and management information system to upgrade the type and level of information the Company can generate, and to enable it to manage its business more precisely.

  . The Company has created a number of special task forces specifically to address various issues related to inefficiencies at its West Coast wine operations, and has relocated, in some cases temporarily and in others permanently, personnel with particular expertise necessary to address these matters. All aspects of the Company's wine and grape juice concentrate production, material requirements planning functions, warehousing logistics and bottling operations at the Company's Mission Bell Winery in California are being reviewed and changed as necessary to create greater efficiencies.

  . The Company has instituted several price increases on its varietal and non-varietal table wines in response to increased grape costs from the 1995 grape harvest. In general, it is both industry and Company practice to make selling price adjustments around the time the wine produced with the higher cost grapes is actually sold, which generally occurs in the calendar year following the grape harvest. Over the last year the industry and the Company have increased their selling prices. In the case of the Company, these selling price increases, on an annualized basis, have more than offset the increased costs associated with the fall 1995 harvest.

  . The Company is in the process of recruiting new management in several key positions and has previously hired a new President of its wine division with extensive experience in the U.S. beverage industry, a new Vice President and Controller of the wine division and an experienced manager for its Mission Bell Winery. It is expected that the filling of these positions has given, and will continue to give, the Company significantly increased management depth and experience.

                               BUSINESS STRATEGY

  The Company's business strategy is to manage its existing portfolio of brands and businesses in order to maximize profit and return on investment, and reposition its portfolio of brands to benefit from growth trends in the beverage alcohol industry. To achieve the foregoing, the Company intends to:
(i) adjust the price/volume relationships of certain brands; (ii) develop new brands and introduce line extensions; (iii) expand geographic distribution; and
(iv) acquire businesses that meet its strategic and financial objectives.

                               THE PRIOR OFFERING

  On December 27, 1993, the Company issued $130.0 million in aggregate principal amount of Original Notes pursuant to an indenture (the "Original Indenture"), among the Company, substantially all of its Subsidiaries and The Chase Manhattan Bank (successor by merger to Chemical Bank), as trustee. The Original Notes are fully and unconditionally guaranteed on a joint and several basis by substantially all of the Company's subsidiaries.

                                ----------------

  The Company is a Delaware corporation organized in 1972 as the successor to a business founded in 1945 by Marvin Sands, Chairman of the Board of the Company. The Company's executive offices are located at 116 Buffalo Street, Canandaigua, New York 14424, and its telephone number is (716) 394-7900.

                               THE EXCHANGE OFFER

Registration Rights Agreement ....
                                    The Old Notes were sold by the Company on October 29, 1996 (the "Issue Date") to Chase Securities Inc. and CS First Boston Corporation (the "Initial Purchasers"), who placed the Old Notes with institutional investors. In connection therewith, the Company and the Initial Purchasers executed and delivered for the benefit of the holders of the Old Notes an exchange and registration rights agreement (the "Registration Rights Agreement") providing, among other things, for the Exchange Offer.

The Exchange Offer................  Exchange Notes are being offered in exchange for a like principal amount of Old
                                    Notes. As of the date hereof, $65,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes promptly following the Expiration Date. See "Risk Factors-- Consequences of Failure to Exchange."

Expiration Date...................
                                    5:00 p.m., New York City time, on       ,
                                    1997, unless the Exchange Offer is extended as provided herein, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. The maximum period of time that the Exchange Offer will remain in effect will be from the date hereof through March 13, 1997.

Interest..........................  Interest on the Exchange Notes will be payable semi-annually on June 15 and
                                    December 15 of each year, commencing on
                                    June 15, 1997. The Exchange Notes will
                                    mature on December 15, 2003.

Conditions to the Exchange Offer..  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Company reserves the right to amend, terminate or extend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. See "The Exchange Offer-- Conditions."

Procedures for Tendering Old        Each holder of Old Notes wishing to accept
 Notes............................  the Exchange Offer must complete, sign and date the Letter of Transmittal, or a
                                    facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the exchange agent (the
                                    "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal, each holder of Old Notes will represent to the Company, among other things, that (i) the Exchange Notes acquired pursuant to the Exchange Offer by the holder and any beneficial owners of Old Notes are being obtained in the ordinary course of business of the person receiving such Exchange
                                    Notes, (ii) neither the holder nor such
                                    beneficial owner has an arrangement or
                                    understanding with any person to
                                    participate in the distribution of such
                                    Exchange Notes, (iii) neither the holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such Exchange
                                    Notes and (iv) neither the holder nor such beneficial owner is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old
                                    Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of
                                    Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See '"The Exchange
                                    Offer--Procedures for Tendering" and '"Plan of Distribution."

Special Procedures for Beneficial   Any beneficial owner whose Old Notes are
 Owners...........................  registered in the name of a broker, dealer, commercial bank, trust company or other
                                    nominee and who wishes to tender should
                                    contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery Procedures....  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.................
                                    Tenders may be withdrawn as provided herein at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders."

Acceptance of Old Notes and
Delivery of New Notes.............  The Company will accept for exchange any and all Old Notes which are properly
                                    tendered in the Exchange Offer prior to
                                    5:00 p.m., New York City time, on the
                                    Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Exchange Agent....................  Harris Trust and Savings Bank is serving as
                                    Exchange Agent in connection with the
                                    Exchange Offer. See "The Exchange Offer--
                                    Exchange Agent."

Use of Proceeds...................
                                    There will be no cash proceeds to the
                                    Company from the exchange pursuant to the Exchange Offer.

Federal Income Tax Consequences...
                                    The exchange of Old Notes for Exchange
                                    Notes should not be a taxable exchange for Federal income tax purposes. See "Certain Federal Income Tax Considerations."

Consequences of Failure to
 Exchange.........................  Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

                        SUMMARY DESCRIPTION OF THE NOTES

  The Exchange Offer applies to $65,000,000 aggregate principal amount of Old Notes. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for payment of liquidated damages under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Old Notes and, except as set forth in the immediately preceding sentence, will be entitled to the benefits of the Indenture, under which both the Old Notes were, and the Exchange Notes will be, issued. See "Description of Notes."

Issuer............................  Canandaigua Wine Company, Inc.

Securities Offered for Exchange...  $65,000,000 aggregate principal amount of 8
                                    3/4% Series C Senior Subordinated Notes due
                                    2003.

Maturity..........................  December 15, 2003.

Interest Payment Dates............  June 15 and December 15 of each year, commencing on June 15, 1997.

                                    Except as described below, the Company may
Optional Redemption...............  not redeem the Exchange Notes prior to
                                    December 15, 1998. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption.

Change of Control.................  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. In the event of a Change of Control, the Company is prohibited under the Credit Facility from purchasing the Exchange Notes and all amounts outstanding under the Credit Facility become due and payable. In addition, the repurchase of the Exchange Notes upon the occurrence of a Change of Control (or otherwise) will be prohibited by the Original Indenture unless the Company has sufficient ability at such time to make "Restricted Payments" thereunder. See "Description of Notes-- Certain Covenants--Purchase of Notes Upon a Change of Control." There can be no assurance that in the event of a Change of Control the Company will be able to obtain the necessary consents from the lenders under its Credit Facility or, if necessary, the holders of the Original Notes, to make any purchases requested by the holders of the Exchange Notes or that the Company will have available funds sufficient to make any purchases requested by the holders of the Exchange Notes. Neither the Company's Board of Directors nor the trustee under the Indenture is permitted to waive the right of the holders of the Exchange Notes to require the Company to purchase the holders' Exchange Notes upon a Change of Control.

Subsidiary Guarantees.............
                                    The Exchange Notes will be guaranteed,
                                    jointly and severally, on a senior
                                    subordinated basis by substantially all
                                    existing direct and indirect subsidiaries of the Company. As of November 30, 1996, after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Guarantor Indebtedness was $327.8 million (including $327.4 million of outstanding indebtedness representing guarantees of Senior Indebtedness).

Ranking...........................
                                    The Exchange Notes will be unsecured
                                    subordinated obligations of the Company
                                    and, as such, will be subordinated to all existing and future Senior Indebtedness of the Company. The Notes will rank pari passu with all existing and future senior subordinated indebtedness of the Company, including the Original Notes. As of November 30, 1996, after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Indebtedness of the Company was $328.8 million and the aggregate amount of outstanding Pari Passu Indebtedness was $130.0 million. Revolving Loans repaid from the net proceeds of the Old Notes Offering may be re-borrowed from time to time. See "Use of Proceeds" and "Description of Notes--Ranking."

Restrictive Covenants.............  The Indenture relating to the Exchange
                                    Notes contains certain covenants,
                                    including, but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on senior subordinated indebtedness; (v) limitation on liens; (vi) limitation on sale of assets; (vii) limitation on issuances of guarantees of and pledges for indebtedness; (viii) restriction on transfer of assets; (ix) limitation on subsidiary capital stock; (x) limitation on dividends and other payment restrictions affecting subsidiaries; and (xi) restrictions on consolidations, mergers and the sale of assets. See "Description of Notes--Certain Covenants."

Absence of a Public Market
for the Notes.....................  The Exchange Notes generally will be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which initially there will not be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. See "Risk Factors--Lack of Public Market; Restrictions on Transferability."

Certain Tax Consequences..........  Because the Old Notes were issued with original issue discount ("OID"), the
                                    Exchange Notes will also be deemed to have been issued with OID. As a result, for Federal income tax purposes, holders may be required to include amounts in income prior to the receipt of cash attributable thereto. See "Certain Federal Income Tax Consequences."

Risk Factors......................
                                    Prior to tendering Old Notes in the
                                    Exchange Offer, holders of Old Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" beginning on page 13 for risks involved with an investment in the Notes. Certain statements contained in this Prospectus which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. See "Risk Factors--Forward Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Cautionary Statements Related to Projected Results."

                                    For additional information concerning the
                                    Exchange Notes, see "Description of Notes."

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                                    NINE MONTHS ENDED
                                       YEAR ENDED AUGUST 31,                  SIX MONTHS ENDED        NOVEMBER 30,
                           -------------------------------------------------  ------------------    ------------------
                                                                              FEB. 28,  FEB. 29,
                             1991    1992(A)   1993(B)   1994(C)(D)   1995      1995    1996(E)     1995(E)     1996
                           --------  --------  --------  ---------- --------  --------  --------    --------  --------
                                                         (DOLLARS IN THOUSANDS)
 INCOME STATEMENT DATA:
 Net sales...............  $176,559  $245,243  $306,308   $629,584  $906,544  $454,485  $535,024    $737,644  $873,444
  Gross profit...........    45,495    70,557    91,377    182,373   252,733   126,791   138,816     203,195   224,425
 Selling, general and
  administrative
  expenses...............   (30,184)  (46,491)  (59,983)  (121,388) (159,196)  (79,925) (112,411)   (129,375) (161,139)
 Nonrecurring
  restructuring expenses.       --        --        --     (24,005)   (2,238)     (685)   (2,404)     (3,301)      --
 Operating income........    15,311    24,066    31,394     36,980    91,299    46,181    24,001      70,519    63,286
 Interest expense, net...    (3,631)   (6,182)   (6,126)   (18,056)  (24,601)  (13,141)  (17,298)    (19,507)  (25,468)
 Income before provision
  for income taxes.......    11,680    17,884    25,268     18,924    66,698    33,040     6,703      51,012    37,818
 Net income..............  $  7,710  $ 11,356  $ 15,604   $ 11,733  $ 41,020  $ 20,320  $  3,322    $ 31,112  $ 21,753
 OTHER DATA:
 Gross profit margin(f)..      25.8%     28.8%     29.8%      29.0%     27.9%     27.9%     25.9%       27.5%     25.7%
 EBITDA(g)...............  $ 20,737  $ 31,141  $ 40,069   $ 50,795  $112,011  $ 58,832  $ 37,959(h) $ 85,913  $ 89,123
 EBITDA margin(i)........      11.7%     12.7%     13.1%       8.1%     12.4%     12.9%      7.1%       11.6%     10.2%
 Cash flows from
  operating activities...  $  9,275  $ 16,199  $  8,912   $ 27,179  $ 73,318  $(36,243) $(84,833)   $(43,390) $ 15,364
 Cash flows from
  investing activities...  $    182  $ (9,347) $  3,098   $(16,950) $(64,085) $(11,342) $(26,829)   $(41,359) $(33,995)
 Cash flows from
  financing activities...  $ (3,766) $(11,515) $(10,486)  $(12,452) $ (6,548) $ 49,180  $110,821    $ 82,953  $ 20,289
 Depreciation and
  amortization...........  $  5,426  $  7,075  $  8,675   $ 13,815  $ 20,712  $ 12,651  $ 13,958    $ 15,394  $ 25,837
 Capital expenditures....  $  2,844  $  4,713  $  6,949   $  7,853  $ 37,121  $ 11,342  $ 16,077    $ 32,753  $ 25,318

                                                                           AS OF        AS OF
                                        AS OF AUGUST 31,                FEBRUARY 29, NOVEMBER 30,
                         ---------------------------------------------- ------------ ------------
                           1991   1992(A)  1993(B)  1994(C)(D)   1995     1996(E)        1996
                         -------- -------- -------- ---------- -------- ------------ ------------
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets............ $147,207 $217,835 $355,182  $826,562  $785,921  $1,054,580   $1,119,513
Indebtedness (including
 current maturities)....   63,134   62,174  129,131   339,123   227,992     479,713      520,498
Stockholders' equity....   51,975   95,549  126,104   204,193   351,882     356,506      358,565
Cash dividends declared
 per common share(j)....      --       --       --        --        --          --           --

-------
(a) The Company acquired Guild on October 1, 1991, and accounted for this acquisition utilizing the purchase method of accounting. Guild's results of operations have been included in the Company's results of operations since October 1, 1991.
(b) The Company acquired Barton on June 29, 1993, and accounted for the acquisition utilizing the purchase method of accounting. Barton's results of operations have been included in the Company's results of operations since June 29, 1993.
(c) The Company acquired substantially all of the assets and businesses of Vintners on October 15, 1993, and accounted for the acquisition utilizing the purchase method of accounting. Vintners' results of operations have been included in the Company's results of operations since October 15, 1993.
(d) The Company acquired substantially all of the assets and business associated with the Almaden/Inglenook Product Lines from Heublein on August 5, 1994, utilizing the purchase method of accounting. The Almaden/Inglenook Product Lines have been included in the Company's results of operations since August 5, 1994.
(e) The Company acquired certain assets of UDG on September 1, 1995, and accounted for the acquisition utilizing the purchase method of accounting. UDG's results of operations have been included in the Company's results of operations since September 1, 1995.
(f) Represents gross profit as a percentage of net sales.

(g) EBITDA represents operating income plus depreciation of property, plant and equipment and amortization of intangible assets. EBITDA is presented here as a measure of the Company's debt service ability. EBITDA should not be construed as an alternative to operating income or net cash flow from operating activities and should not be construed as an indication of operating performance or as a measure of liquidity.

(h) EBITDA for the six months ended February 29, 1996 includes approximately $14,300 of charges that the Company believes are nonrecurring in nature due in part to the Company's change in fiscal year.

(i) Represents EBITDA as a percentage of net sales.

(j) The Company's policy is to retain all of its earnings to finance the development and expansion of its business, and the Company has not paid any cash dividends since its initial public offering in 1973. In addition, the Company's current bank credit agreement prohibits and the Company's indentures for the Original Notes and Old Notes restrict the payment of cash dividends.

                                  RISK FACTORS

  The Exchange Notes offered hereby involve a high degree of risk. In addition to the other information in this Prospectus, the following principal risk factors should be considered carefully by holders of Old Notes prior to making a decision to tender their Old Notes in the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESTRICTIONS ON TRANSFER OF THE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company.) The Company has agreed that, for a period of 180 days from the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES

  To participate in the Exchange Offer, and to avoid the restrictions on transfer of the Old Notes, holders of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "The Exchange Offer--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with a Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described herein. See "The Exchange Offer."

RISK OF ADVERSE EFFECT ON THE COMPANY FROM INDEBTEDNESS AND RESTRICTIVE
COVENANTS

  The Company has incurred substantial indebtedness to finance the Acquisitions. As of November 30, 1996, after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, the Company had $520.5 million of indebtedness outstanding, which amount does not include $46.1 million of Revolving Loans available to be drawn under the Credit Facility. Revolving Loans repaid from the net proceeds of the Old Notes Offering may be re-borrowed from time to time. See "Use of Proceeds." The Company's ability to satisfy its financial obligations under the Exchange Notes and under its other indebtedness outstanding from time to time will depend upon its future operating performance, which is subject to prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond the Company's control. Therefore, there can be no assurance that the Company's cash flow from operations and cash provided by its financing activities will provide adequate resources to satisfy its working capital, liquidity and anticipated capital expenditure requirements.

  The Company's current and future debt service obligations could have important consequences to holders of the Exchange Notes, including the following: (i) the Company's ability to obtain financing for future working capital needs or acquisitions, or other purposes, may be limited; (ii) a significant portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available for operations; and (iii) the Company may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in its ability to withstand competitive pressures.

  The Credit Facility, the Original Indenture and the Indenture contain restrictive covenants including, among others, those restricting additional liens, incurrence of additional indebtedness, the sale of assets, the payment of dividends, transactions with affiliates, the making of investments and certain other fundamental changes. The Credit Facility also contains restrictions on capital expenditures and certain financial ratio tests including current assets to current liabilities, maximum indebtedness to tangible net worth, minimum interest and fixed charges coverages and minimum levels of tangible net worth. These restrictions could limit the Company's ability to conduct its business. A failure to comply with the obligations contained in the Credit Facility, the Original Indenture or the Indenture could result in an event of default under such agreements, which could permit acceleration of the related debt and acceleration of debt under other agreements that may contain cross-acceleration or cross-default provisions.

RISK OF ADVERSE EFFECTS ON THE HOLDERS OF EXCHANGE NOTES OCCURRING DUE TO SUBORDINATION OF THE NOTES AND THE GUARANTEES AND ENCUMBRANCES ON COMPANY ASSETS

  The payment of principal of, premium, if any, and interest on the Exchange Notes will be subordinated, to the extent set forth in the Indenture, to the prior payment in full of existing and future Senior Indebtedness of the Company, which includes the indebtedness under the Credit Facility. Therefore, in the event of the liquidation, dissolution, reorganization, or any similar proceeding regarding the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after the Senior Indebtedness has been paid in full, and there may not be sufficient assets to pay amounts due on all or any of the Exchange Notes. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Exchange Notes, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Exchange Notes, if any Designated Senior Indebtedness (as defined) is not paid when due or any other default on Designated Senior Indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any nonpayment default exists with respect to Designated Senior Indebtedness, the Company may not make any payments on the Exchange Notes for a specified period of time, unless such default is cured or waived or such indebtedness has been repaid in full. As of November 30, 1996, after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Indebtedness that ranked senior in right of payment to the Exchange Notes was $328.8 million, and the aggregate amount of outstanding Pari Passu Indebtedness was $130.0 million. See "Description of Notes--

Subordination." Revolving Loans repaid from the net proceeds of the Old Notes Offering may be re-borrowed from time to time. See "Use of Proceeds."

  The Guarantees will be subordinated in right of payment to the guarantees by the Guarantors of the Company's obligations under the Credit Facility and will be subordinated in the future to all future guarantees by the Guarantors of Senior Indebtedness of the Company and any other Senior Guarantor Indebtedness. As of November 30, 1996, after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Guarantor Indebtedness that ranked senior in right of payment to the Guarantees was $327.8 million (including $327.4 million of outstanding indebtedness representing guarantees of Senior Indebtedness).

  The Exchange Notes will not be secured by any of the Company's assets. The obligations of the Company under the Credit Facility, however, are secured by a first priority security interest in a majority of the Company's assets. If the Company becomes insolvent or is liquidated, or if payment under the Credit Facility is accelerated, the lenders under the Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such indebtedness. Accordingly, such lenders will have a prior claim on such of the Company's assets. In any such event, because the Exchange Notes will not be secured by any of the Company's assets, it is possible that there would be no assets remaining from which claims of the holders of the Exchange Notes could be satisfied or, if any such assets remained, such assets might be insufficient to satisfy such claims fully. See "Capitalization," "Management's Discussions and Analysis of Financial Condition and Results of Operations--Financial Liquidity and Capital Resources," "Description of Notes" and Notes to the Consolidated Financial Statements.

DEPENDENCY UPON OPERATIONS OF THE COMPANY'S SUBSIDIARIES

  The Exchange Notes are obligations of the Company. As of November 30, 1996, 75.5% of the tangible assets of the Company were held by its subsidiaries. Therefore, the Company's ability to make interest and principal payments when due to holders of the Exchange Notes is dependent, in part, upon the operations of its subsidiaries.

  The Company's obligations under the Exchange Notes will be guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors. To the extent any Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Exchange Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Exchange Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any voided Guarantee. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Liquidity and Capital Resources," "Description of Credit Facility" and "Description of Notes."

RISK OF DEFAULT UNDER INDENTURE IN THE EVENT OF A CHANGE OF CONTROL

  If a Change of Control shall occur at any time, then each holder of the Exchange Notes shall have the right to require that the Company purchase such holder's Notes for cash in an amount equal to 101% of the principal amount of such Exchange Notes plus accrued and unpaid interest, if any, to the date of purchase pursuant to procedures set forth in the Indenture. In the event of a Change of Control, the Company is prohibited under the Credit Facility from purchasing the Exchange Notes until either all amounts outstanding under the Credit Facility are paid in full or the Company obtains the necessary consents from the lenders under the Credit Facility to make any purchases requested by the holders of the Exchange Notes. In addition, the repurchase of the Exchange Notes upon the occurrence of a

Change of Control (or otherwise) will be prohibited by the Original Indenture unless the Company has sufficient ability at such time to make "Restricted Payments" thereunder. There can be no assurance that, in the event of a Change of Control, the Company will be able to obtain the necessary consents from the lenders under the Credit Facility or, if necessary, the holders of the Original Notes to make any purchases requested by the holders of the Exchange Notes or that the Company will have available funds sufficient to make any such purchases. The failure of the Company upon a Change of Control to offer to purchase the Notes or to consummate the purchases requested by the holders of the Exchange Notes will constitute an Event of Default under the Indenture. Such Event of Default would permit acceleration of indebtedness under the Credit Facility and would also permit acceleration of indebtedness under other debt agreements that contain cross-acceleration or cross-default provisions. Moreover, all amounts outstanding under the Credit Facility become due and payable upon a Change of Control and it is an event of default under the Credit Facility upon the occurrence of certain change of control events. See "Description of Credit Facility," "Description of Notes--Events of Default, and--Certain Covenants--Purchase of Notes Upon a Change of Control."

COMPETITION

  The Company is in a highly competitive environment and its dollar sales and unit volume could be negatively affected by its inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of its wholesale customers, retailers or consumers to purchase competitive products instead of the Company's products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of the Company's products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply, or consumer demand for, the Company's products.

GENERAL DECLINE IN CONSUMPTION OF BEVERAGE ALCOHOL PRODUCTS

  The beverage alcohol industry in the United States consists of the production, importation, marketing and distribution of beer, wine and distilled spirits products. From 1978 through 1995 the overall per capita consumption of beverage alcohol products by adults (ages 21 and over) has declined, with annual beer consumption declining 14%, from 36.3 to 31.3 gallons per capita, annual wine consumption declining 40%, from 3.0 to 1.8 gallons per capita, and annual distilled spirits consumption declining 58%, from 3.1 to 1.3 gallons per capita. These declines have been caused by a variety of factors including: increased concerns about the health consequences of consuming beverage alcohol products and about drinking and driving; a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products; the increased activity of anti-alcohol consumer groups; an increase in the minimum drinking age from 18 to 21 in all states; and increased Federal and state excise taxes.

EXCISE TAXES AND GOVERNMENT REGULATIONS

  The Federal government and individual states impose excise taxes on beverage alcohol products in varying amounts which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect the Company's financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and Federal agencies. The Federal Bureau of Alcohol, Tobacco and Firearms and the various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labelling, advertising and relations with wholesalers and retailers. In recent years, Federal and state regulators have required warning labels and signage. There can be no assurance that new or revised regulations or increased licensing fees and requirements will not have a material adverse effect on the Company's financial condition or results of operations. See "Business--Government Regulation."

DIFFICULTY IN INTEGRATING ACQUISITIONS

  To successfully implement its acquisition strategy, the Company must not only negotiate, finance and consummate such acquisitions, but also integrate the acquired businesses into its operations. The Company has experienced difficulties in the past year in achieving operating efficiencies from the consolidation of certain of its West Coast wine operations. There can be no assurance that the Company will be able to integrate any existing or future acquisitions successfully into its operations and achieve cost savings from such integration.

DEPENDENCE ON DISTRIBUTION CHANNELS

  The Company sells its products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of the Company's major wholesalers or the Company's inability to collect accounts receivable from its major wholesalers could materially and adversely affect the Company's results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. Wholesalers and retailers of the Company's products offer products which compete directly with the Company's products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of the Company's competitors. There can be no assurance that the Company's wholesalers and retailers will continue to purchase the Company's products or provide the Company's products with adequate levels of promotional support. See "Business--Marketing and Distribution."

RISK RELATED TO THE TERMINATION OR NON-RENEWAL OF IMPORTED BEER DISTRIBUTION AGREEMENTS

  All of the Company's imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products which are subject to renewal from time to time. The Company's agreement to distribute Corona and its other Mexican beer brands expires in December 2006 and, subject to compliance with certain performance criteria and other terms of the agreement, will be automatically renewed for additional terms of five years. The Company's agreement for the importation of St. Pauli Girl expires in 1998 and, subject to compliance with certain performance criteria, may be extended by the Company until 2003. The Company's Tsingtao agreement expires in December 1999 and, subject to compliance with certain performance criteria and other terms of the agreement, will be automatically renewed until December 2002. Prior to their expiration, these agreements may be terminated if the Company fails to meet certain performance criteria or, in the case of the Mexican beer brands, the supplier does not consent to certain key management changes, which consent may not be unreasonably withheld. There can be no assurance that the Company's beer distribution agreements will be renewed or not terminated prior to expiration.

DEPENDENCE ON RAW MATERIALS

  The Company's business is heavily dependent upon raw materials, such as grapes, grape juice concentrate and packaging materials. The Company could experience raw material supply, production or shipment difficulties which could adversely affect its ability to supply goods to its customers. The Company is also directly affected by increases in the cost of such raw materials. Grape prices increased significantly during the 1995 harvest and the Company has experienced higher than anticipated costs related to the purchase of grapes from the 1996 fall harvest. By August 31, 1996, the Company was able to increase prices, on an annualized basis, to offset the increased costs associated with the 1995 harvest. If the Company is unable to recover the increased costs associated with the 1996 harvest in the form of selling price increases or operational efficiencies, the Company's results of operations in its fiscal year ended February 28, 1998 associated with the 1996 harvest could be negatively affected.

COSTS ASSOCIATED WITH THE COMPANY'S REENGINEERING EFFORT

  The Company's wine division is currently undergoing a Reengineering Effort. In connection with the Reengineering Effort, the Company is in the process of recruiting new management in several key positions. There can be no assurance that the Reengineering Effort will generate positive results or offset the costs related thereto. See "Summary--Current Operating Environment."

FORWARD-LOOKING STATEMENTS MAY NOT ACCURATELY PREDICT ACTUAL FUTURE
PERFORMANCE

  Certain statements contained in this Prospectus which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any estimated results for the Company's fiscal year ended February 28, 1997 ("Fiscal 1997") should not be construed in any manner as a guarantee that such results will in fact occur. These forward-looking statements are based on assumptions which the Company believes are reasonable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Projected 1997 Results." However, there can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly higher or lower than set forth in such forward-looking statement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Cautionary Statements Related to Projected Results."

DEPENDENCE UPON MANAGEMENT

  The Company's success depends in part on a few key management employees. These key management employees are Marvin Sands, the Chairman of the Board, Richard Sands, the President and Chief Executive Officer, Robert Sands, Executive Vice President and General Counsel, and Ellis Goodman, Executive Vice President of the Company and the Chief Executive Officer of Barton. If, for any reason, such key personnel do not continue to be active in the Company's management, operations could be adversely affected.

CONTROL BY SANDS FAMILY

  The Company's capital stock consists of Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share and are entitled, as a class, to elect one-fourth of the members of the Board of Directors. Holders of Class B Common Stock are entitled to 10 votes per share and are entitled, as a class, to elect the remaining directors. As of December 6, 1996, the family of Marvin Sands, the founder and Chairman of the Board of the Company, beneficially owned approximately 12% of the outstanding shares of Class A Common Stock (exclusive of shares of Class A Common Stock issuable pursuant to the conversion feature of the Class B Common Stock owned by the Sands family) and approximately 85% of the outstanding shares of Class B Common Stock. On all matters other than the election of directors, the Sands family has the ability to vote approximately 62% of the votes entitled to be cast by holders of the Company's capital stock, voting as a single class. Consequently, the Sands family effectively has control of the Company and would generally have sufficient voting power to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval.

LACK OF PUBLIC MARKET; RESTRICTIONS ON TRANSFERABILITY

  The Exchange Notes will constitute a new issue of securities with no established trading market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given as to the continued development or liquidity of the trading market for the Exchange Notes, or, in the case of non-tendering holders of Old Notes, the trading market for the Old Notes following the Exchange Offer.

  The liquidity of, and trading market for, the Old Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

POTENTIAL TAX AND BANKRUPTCY CONSEQUENCES RESULTING FROM THE ISSUANCE OF OLD NOTES WITH ORIGINAL ISSUE DISCOUNT

  The Old Notes were issued with OID (i.e., the difference between the "stated redemption price at maturity" of the Notes and the issue price of the Notes). For Federal income tax purposes, the issue price of the Exchange Notes will equal the issue price of the Old Notes. Thus, OID will accrue from the issue date of the Exchange Notes (which is deemed to be October 29, 1996) and will be includable as interest income periodically in a holder's gross income for United States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations--Taxation of the Notes--Original Issue Discount." Similar results may apply under state tax laws. If a bankruptcy case were commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Exchange Notes, the claim of a holder of the Exchange Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were sold by the Company on October 29, 1996 to the Initial Purchasers, who placed the Old Notes with institutional investors. In connection therewith, the Company and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which the Company agreed, for the benefit of the Holders of the Old Notes, that the Company would, at its sole cost, (i) within 45 days following the original issuance of the Old Notes, file with the SEC the Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes (except that such new notes would not contain terms with respect to transfer restrictions) and (ii) cause such Registration Statement to be declared effective under the Securities Act within 105 days following the original issuance of the Old Notes. Upon the effectiveness of the Registration Statement, the Company will offer, pursuant to this Prospectus, to the Holders (as hereinafter defined) the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes, to be issued without a restrictive legend and which may, generally, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

  The Company has not requested, and does not intend to request, an interpretation by the staff of the SEC with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the SEC has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer. Any Holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretations by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  In the event that any change in law or applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer or do not permit any Holder (including the Initial Purchasers), to participate in the Exchange Offer, the Company will file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. As used herein, the term "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

  Pursuant to the Registration Rights Agreement, the Company agreed to commence the Exchange Offer (unless such Exchange Offer would not be permitted by SEC policy) and to use its best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 135 days after the Issue Date. If applicable, the Company agreed to use its best efforts to keep the Shelf Registration Statement effective for a period of three years after the Issue Date. If (i) the Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 105 days after the Issue Date, (ii) the Exchange Offer is not consummated on or prior to 135 days after the Issue Date, or (iii) the Shelf Registration Statement is filed and declared effective within 105 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Old Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Old Notes on semiannual payment dates which correspond to interest payment dates for the Old Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

  Holders will be required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A Holder who sells Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

  The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, Holders who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for payment of liquidated damages under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the Exchange Notes will be, issued.

  As of the date of this Prospectus, $65,000,000 aggregate principal amount of the Old Notes are outstanding. The Company has fixed the close of business on
      , 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of
Transmittal, will be sent. As of such date, there were     registered Holders.

  Holders do not have any appraisal or dissenters' righters under the Delaware General Corporation Law (the "DGCL") or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral notice (confirmed in writing) or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of the exchange of Old Notes.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
  , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral notice (confirmed in writing) or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral notice (confirmed in writing) or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to ten-business-day period.

  Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcements, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

  The tender of Old Notes by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of
Transmittal, will first be sent on or about      , 1997, to all Holders of Old
Notes known to the Company and the Exchange Agent.

  Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender any Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, including any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

  The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder and delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. If such delivery is by mail, it is recommended that registered mail, return receipt requested, be used and proper insurance be obtained. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes should be sent to the Company.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power form the registered Holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  By tendering, each Holder will represent to the Company, among other things, that (i) the Exchange Notes acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither the Holder nor such beneficial owner has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes and
(iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the

Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may effect a tender if:

  a) the tender is made through an Eligible Institution;

  b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

  c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the persons withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

  Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

  a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the SEC; or

  b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

  c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.

  If the Company receives an opinion of counsel that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer provisions described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to ten-business-day period.

EXCHANGE AGENT

  Harris Trust & Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, request for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     By Mail or Hand/Overnight                By Facsimile:
     Delivery:                                (212) 701-7636
     Harris Trust & Savings Bank

     c/o Harris Trust Company of              Confirm by Telephone:
     New York                                 (212) 701-7624
     77 Water Street, 4th Floor
     New York, NY 10005
     Attn: Reorganization
     Department

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting fees and legal fees, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value less accrued original issue discount, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized as a result of consummation of the Exchange Offer. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the Exchange Notes.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the Old Notes Offering were approximately $59.6 million (after deduction of discounts to the Initial Purchasers and other expenses). Such net proceeds were used to repay amounts outstanding under the Credit Facility, including $50.0 million under the Revolving Loans and $9.6 million to repay and permanently reduce the Term Loans. Revolving Loans repaid from the net proceeds of the Old Notes Offering may be re-borrowed from time to time. The Company will continue to use the Revolving Loans to support its working capital requirements including purchases related to the 1996 grape harvest. In addition, the Company intends to use the Revolving Loans to complete the Stock Repurchase Program (as defined). As of January 10, 1997, the Company had repurchased 785,200 shares of Class A Common Stock at an aggregate cost of $20.7 million under the Stock Repurchase Program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The interest rate for the Term Loans and the Revolving Loans currently is the sum of LIBOR plus 1.0% and/or the prime rate. The weighted average interest rate on borrowings under the Credit Facility, as of November 30, 1996, was 6.5%. Both the Term Loans and the Revolving Loans expire in 2001. The portion of the Term Loans and Revolving Loans repaid from the net proceeds of the Old Notes Offering were incurred to finance working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Liquidity and Capital Resources," "Description of Credit Facility" and "Plan of Distribution."

                                CAPITALIZATION

  The following table sets forth the unaudited short-term debt and capitalization of the Company as of November 30, 1996, after giving effect to the sale of the Old Notes on October 29, 1996, and the application of the net proceeds therefrom. This table should be read in conjunction with the historical consolidated financial statements and the related Notes appearing elsewhere in this Prospectus.

                                                           AS OF NOVEMBER 30,
                                                         ----------------------
                                                                  1996
                                                         ----------------------
                                                         (DOLLARS IN THOUSANDS)
Short-term debt:
  Revolving Loans(a)....................................        $130,000
  Current maturities of Term Loans......................          40,000
  Current maturities of other long-term debt and
   other short-term debt................................             597
                                                                --------
  Total short-term debt.................................        $170,597
                                                                ========
Long-term debt:
  Term Loans............................................        $157,000
  Other.................................................           1,204
  8 3/4% Senior Subordinated Notes due 2003.............         130,000
  8 3/4% Series B Senior Subordinated Notes due 2003,
   net of unamortized discount of $3,303................          61,697
                                                                --------
  Total long-term debt (excluding current maturities)...         349,901
                                                                --------
Stockholders' equity:
  Class A Common Stock, $.01 par value--
   60,000,000 authorized shares; 17,460,832 shares
   issued...............................................             174
  Class B Common Stock, $.01 par value--
   20,000,000 authorized shares; 3,956,183 shares
   issued...............................................              40
  Additional paid-in capital............................         222,026
  Retained earnings.....................................         164,353
Less--Treasury stock
  Class A Common Stock, 1,913,207 shares, at cost.......         (25,821)
  Class B Common Stock, 625,725 shares, at cost.........          (2,207)
                                                                --------
Total stockholders' equity..............................         358,565
                                                                --------
Total capitalization....................................        $708,466
                                                                ========

--------

(a) Net proceeds from the Old Notes Offering were used to repay amounts outstanding under the Credit Facility, including $50,000 under the Revolving Loans. Revolving Loans repaid from the net proceeds of the Old Notes Offering may be re-borrowed from time to time. See "Use of Proceeds." Under the terms of the Company's Credit Facility, for 30 consecutive days at any time during the fiscal quarters ending on May 31 and August 31 of each fiscal year, the aggregate outstanding principal amount of the Revolving Loans combined with all drawn and undrawn Revolving Letters of Credit (as defined) cannot exceed $60,000, plus the amount expended by the Company related to certain capital expenditures at any time during Fiscal 1997 up to $17,500. The Credit Facility expires in June 2001. As of November 30, 1996, there were outstanding Revolving Loans of $130,000 and $46,100 available to be drawn in Revolving Loans. See "Description of Credit Facility."

                       SELECTED HISTORICAL FINANCIAL DATA

  The following selected historical consolidated financial and other data should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The summary selected financial information for each of the five fiscal years ended August 31, 1995 and the six month period ended February 29, 1996 is derived from the Company's consolidated financial statements for such fiscal years, which financial statements have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereon. The summary financial information for the six month period ended February 28, 1995 and the nine month periods ended November 30, 1995 and 1996 and as of November 30, 1996 has been derived from the unaudited financial statements, which, in the opinion of management, include all adjustments necessary for a fair presentation of the results of operations for such periods. The financial information for the six months ended February 29, 1996 and the nine months ended November 30, 1995 and 1996 is not necessarily indicative of the results of operation for a full fiscal year.

                                                                                                   NINE MONTHS ENDED
                                      YEAR ENDED AUGUST 31,                  SIX MONTHS ENDED        NOVEMBER 30,
                          -------------------------------------------------  ------------------    ------------------
                                                                             FEB. 28,  FEB. 29,
                            1991    1992(A)   1993(B)   1994(C)(D)   1995      1995    1996(E)     1995(E)     1996
                          --------  --------  --------  ---------- --------  --------  --------    --------  --------
                                                        (DOLLARS IN THOUSANDS)
 INCOME STATEMENT DATA:
 Net sales..............  $176,559  $245,243  $306,308   $629,584  $906,544  $454,485  $535,024    $737,644  $873,444
 Cost of product sold...  (131,064) (174,686) (214,931)  (447,211) (653,811) (327,694) (396,208)   (534,449) (649,019)
                          --------  --------  --------   --------  --------  --------  --------    --------  --------
  Gross profit..........    45,495    70,557    91,377    182,373   252,733   126,791   138,816     203,195   224,425
 Selling, general and
  administrative
  expenses..............   (30,184)  (46,491)  (59,983)  (121,388) (159,196)  (79,925) (112,411)   (129,375) (161,139)
 Nonrecurring
  restructuring
  expenses..............       --        --        --     (24,005)   (2,238)     (685)   (2,404)     (3,301)      --
                          --------  --------  --------   --------  --------  --------  --------    --------  --------
 Operating income.......    15,311    24,066    31,394     36,980    91,299    46,181    24,001      70,519    63,286
 Interest expense, net..    (3,631)   (6,182)   (6,126)   (18,056)  (24,601)  (13,141)  (17,298)    (19,507)  (25,468)
                          --------  --------  --------   --------  --------  --------  --------    --------  --------
 Income before provision
  for income taxes......    11,680    17,884    25,268     18,924    66,698    33,040     6,703      51,012    37,818
 Provision for federal
  and state income
  taxes.................    (3,970)   (6,528)   (9,664)    (7,191)  (25,678)  (12,720)   (3,381)    (19,900)  (16,065)
                          --------  --------  --------   --------  --------  --------  --------    --------  --------
 Net income.............  $  7,710  $ 11,356  $ 15,604   $ 11,733  $ 41,020  $ 20,320  $  3,322    $ 31,112  $ 21,753
                          ========  ========  ========   ========  ========  ========  ========    ========  ========
 OTHER DATA:
 Gross profit margin(f).      25.8%     28.8%     29.8%      29.0%     27.9%     27.9%     25.9%       27.5%     25.7%
 EBITDA(g)..............  $ 20,737  $ 31,141  $ 40,069   $ 50,795  $112,011  $ 58,832  $ 37,959(h) $ 85,913  $ 89,123
 EBITDA margin(i).......      11.7%     12.7%     13.1%       8.1%     12.4%     12.9%      7.1%       11.6%     10.2%
 Cash flows from
  operating activities..  $  9,275  $ 16,199  $  8,912   $ 27,179  $ 73,318  $(36,243) $(84,833)   $(43,390) $ 15,364
 Cash flows from
  investing activities..  $    182  $ (9,347) $  3,098   $(16,950) $(64,085) $(11,342) $(26,829)   $(41,359) $(33,995)
 Cash flows from
  financing activities..  $ (3,766) $(11,515) $(10,486)  $(12,452) $ (6,548) $ 49,180  $110,821    $ 82,953  $ 20,289
 Depreciation and
  amortization..........  $  5,426  $  7,075  $  8,675   $ 13,815  $ 20,712  $ 12,651  $ 13,958    $ 15,394  $ 25,837
 Capital expenditures...  $  2,844  $  4,713  $  6,949   $  7,853  $ 37,121  $ 11,342  $ 16,077    $ 32,753  $ 25,318
 Ratio of earnings to
  fixed charges(j)......       3.3x      3.4x      4.4x       2.0x      3.5x      3.3x      1.4x        3.4x      2.4x

                                                                           AS OF        AS OF
                                        AS OF AUGUST 31,                FEBRUARY 29, NOVEMBER 30,
                         ---------------------------------------------- ------------ ------------
                           1991   1992(A)  1993(B)  1994(C)(D)   1995     1996(E)        1996
                         -------- -------- -------- ---------- -------- ------------ ------------
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)               ---
BALANCE SHEET DATA:
Total assets............ $147,207 $217,835 $355,182  $826,562  $785,921  $1,054,580   $1,119,513
Indebtedness (including
 current maturities)....   63,134   62,174  129,131   339,123   227,992     479,713      520,498
Stockholders' equity....   51,975   95,549  126,104   204,193   351,882     356,506      358,565
Cash dividends declared
 per common share(k)....      --       --       --        --        --          --           --

          See accompanying Notes to Selected Historical Financial Data

                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA
                            (DOLLARS IN THOUSANDS)

(a) The Company acquired Guild on October 1, 1991, and accounted for this acquisition utilizing the purchase method of accounting. Guild's results of operations have been included in the Company's results of operations since October 1, 1991.

(b) The Company acquired Barton on June 29, 1993, and accounted for the acquisition utilizing the purchase method of accounting. Barton's results of operations have been included in the Company's results of operations since June 29, 1993.

(c) The Company acquired substantially all of the assets and businesses of Vintners on October 15, 1993, and accounted for the acquisition utilizing the purchase method of accounting. Vintners' results of operations have been included in the Company's results of operations since October 15, 1993.

(d) The Company acquired substantially all of the assets and business associated with the Almaden/Inglenook Product Lines from Heublein on August 5, 1994, utilizing the purchase method of accounting. The Almaden/Inglenook Product Lines have been included in the Company's results of operations since August 5, 1994.

(e) The Company acquired certain assets of UDG on September 1, 1995, and accounted for the acquisition utilizing the purchase method of accounting. UDG's results of operations have been included in the Company's results of operations since September 1, 1995.

(f) Represents gross profit as a percentage of net sales.

(g) EBITDA represents operating income plus depreciation of property, plant and equipment and amortization of intangible assets. EBITDA is presented here as a measure of the Company's debt service ability. EBITDA should not be construed as an alternative to operating income or net cash flow from operating activities and should not be construed as an indication of operating performance or as a measure of liquidity.

(h) EBITDA for the six months ended February 29, 1996 includes approximately $14,300 of charges that the Company believes are nonrecurring in nature due in part to the Company's change in fiscal year.

(i) Represents EBITDA as a percentage of net sales.

(j) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represents income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense which management believes is representative of the interest component of lease expense.

(k) The Company's policy is to retain all of its earnings to finance the development and expansion of its business, and the Company has not paid any cash dividends since its initial public offering in 1973. In addition, the Company's current bank credit agreement prohibits and the Company's indentures for the Original Notes and Old Notes restrict the payment of cash dividends.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The information contained herein includes certain forward-looking statements. The Company desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements. See "Cautionary Statements Related to Projected Results."

GENERAL

  On January 11, 1996, the Company changed its fiscal year end from the twelve month period ending August 31 to the twelve month period ending the last day of February. The Company believes that this change creates a better planning and financial reporting cycle by allowing the Company to take into account new costs from the fall grape harvest, other inventory costs, summer sales of imported beer products and holiday shipments of wines and spirits products in its fiscal planning and reporting process. The accompanying financial statements for the six months ended February 29, 1996 (the "Transition Period") are based on the newly adopted fiscal year. Accordingly, the reported results for the Transition Period reflect the effect of, among other matters, seasonal factors related primarily to the timing of advertising and promotion expenditures and inventory levels during the six months ended February 29, 1996.

  The Company's results of operations over recent years have been significantly impacted by acquisitions. The Company acquired the outstanding capital stock of Barton on June 29, 1993, the assets of Vintners on October 15, 1993, the Almaden/Inglenook Product Lines on August 5, 1994 and certain assets from UDG on September 1, 1995. See "Business--Recent Acquisitions." The Company financed the UDG Acquisition through an amendment to its then-existing bank credit facility, primarily through an increase in the term loan facility under that credit facility. See "--Financial Liquidity and Capital Resources."

  The cost of grapes, a major component of the Company's raw materials for its winemaking, increased significantly for the 1995 and 1996 harvests.The Company uses the last-in, first-out ("LIFO") method of valuing its inventories. The increased grape costs associated with the fall 1996 grape harvest therefore increased the Company's costs of goods sold for the twelve months ending February 28, 1997 ("Fiscal 1997"). As a result, gross profit margins for the Company's wine business were adversely affected during the nine months ended November 30, 1996 ("Nine Months 1997")..

PROJECTED FISCAL 1997 RESULTS

  On September 5, 1996, the Company reduced its estimated net income per share for Fiscal 1997 to a new range of $1.10 to $1.40. The Company's net income per share for Nine Months 1997 was $1.10. For financial analysis purposes only, the Company estimates that EBITDA for Fiscal 1997 will be in the range of $102.5 million to $117.5 million. The Company's EBITDA for Nine Months 1997 was $89.1 million. EBITDA should not be construed as an alternative to operating income or net cash flow from operating activities and should not be construed as an indication of operating performance or as a measure of liquidity. The Company revised its estimated net income per share for Fiscal 1997 as a result of below expectation performance of the Company's wine division, offset in part by better than expected performance of the Company's beer and spirits division. The Company believes its wine division performance will be negatively impacted by (i) increased cost of product sold relating to increased grape costs from the 1996 harvest which the Company does not expect to offset through selling price increases in Fiscal 1997; (ii) inefficiencies in its wine division operations; and (iii) decreased unit volume of its branded wine products. These projected results are based on certain assumptions, including the following: (i) the Company's unit volume sales of branded wine products will continue to decrease at approximately the same rate as they decreased during the Nine Months 1997; (ii) increases in the Company's costs will not result in a LIFO adjustment materially in excess of the current estimate of $29.0 million for Fiscal 1997; (iii) the Company will continue to experience wine production operating inefficiencies, although at lower levels as compared to the Nine Months 1997; (iv) the Company's beer and spirits division will continue to experience strong growth; (v) the Company will not materially change its selling prices, on an overall basis, as compared to current levels at the end of the Nine Months 1997; and (vi) the Company's promotional levels will continue at comparable rates to the Nine Months 1997. See "--Cautionary Statements Related to Projected Results."

  The projected results set forth above have not been examined by Arthur Andersen LLP, the Company's independent public accountants, and such accountants assume no responsibility for such projected results.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, certain items in the Company's consolidated statements of income expressed as a percentage of net sales:

                                                                             NINE MONTHS ENDED
                           YEAR ENDED AUGUST 31,       SIX MONTHS ENDED        NOVEMBER 30,
                           ----------------------  ------------------------- ------------------
                                                   FEBRUARY 28, FEBRUARY 29,
                              1994        1995         1995         1996       1995      1996
                           ----------  ----------  ------------ ------------ --------  --------
 Net sales...............       100.0%      100.0%    100.0%       100.0%       100.0%    100.0%
 Cost of product sold....        71.0        72.1      72.1         74.1         72.5      74.3
                           ----------  ----------     -----        -----     --------  --------
   Gross profit..........        29.0        27.9      27.9         25.9         27.5      25.7
 Selling, general and
  administrative
  expenses...............        19.3        17.6      17.6         21.0         17.5      18.4
 Nonrecurring                     3.8         0.2       0.1          0.4          0.4       0.0
  restructuring expenses.  ----------  ----------     -----        -----     --------  --------
 Operating income........         5.9        10.1      10.2          4.5          9.6       7.3
 Interest expense, net...         2.9         2.7       2.9          3.2          2.7       2.9
                           ----------  ----------     -----        -----     --------  --------
   Income before
      provision for
      income taxes.......         3.0         7.4       7.3          1.3          6.9       4.4
 Provision for federal            1.1         2.9       2.8          0.7          2.7       1.9
  and state income taxes.  ----------  ----------     -----        -----     --------  --------
   Net income............         1.9%        4.5%      4.5%         0.6%         4.2%      2.5%
                           ==========  ==========     =====        =====     ========  ========

NINE MONTHS ENDED NOVEMBER 30, 1996, COMPARED TO NINE MONTHS ENDED NOVEMBER 30, 1995

 Net Sales

  Net sales for the Company's Nine Months 1997 increased to $873.4 million from $737.6 million for the nine months ended November 30, 1995, ("November 1995 Nine Months"), an increase of $135.8 million, or approximately 18.4%. This increase resulted primarily from (i) $52.1 million of additional imported beer sales, primarily Mexican beers; (ii) the inclusion of $49.0 million of net sales of products and services from the UDG Acquisition during the period from March 1, 1996 through August 31, 1996; (iii) $19.8 million of increased net sales of the Company's varietal table wine products resulting from selling price increases implemented between October 1995 and May 1996, as well as additional unit volume; (iv) $17.2 million of higher sales of grape juice concentrate; (v) $7.6 million of additional sales of spirits brands; partially offset by $5.1 million of decreased sales of the Company's non-varietal table wine brands and a decrease of $4.8 million in sales of other nonbranded products and services.

  For purposes of computing the net sales and unit volume comparative data for the table below and for the remainder of the discussion of net sales, sales of spirits products acquired in the UDG Acquisition have been included for the period from March 1, 1995 through August 31, 1995, which was prior to the UDG Acquisition.

  The table below sets forth the net sales (in thousands of dollars) and unit volumes (in thousands of cases) for the branded beverage alcohol products, branded wine products, each category of branded wine products, beer and spirits brands sold by the Company for Nine Months 1997 and the November 1995 Nine Months:

  NINE MONTHS ENDED NOVEMBER 30, 1996, COMPARED TO NINE MONTHS ENDED NOVEMBER
                                 30, 1995

                                    NET SALES                  UNIT VOLUME
                          ----------------------------- -------------------------
                            1996     1995   % INC/(DEC)  1996   1995  % INC/(DEC)
                          -------- -------- ----------- ------ ------ -----------
Branded Beverage Alcohol
 Products (1)...........  $771,098 $697,512    10.5%    47,008 43,421     8.2%
Branded Wine Products...   392,629  377,095     4.1     20,809 21,485    (3.1)
  Non-varietal Table
   Wines................   164,148  169,258    (3.0)    10,190 10,901    (6.5)
  Varietal Table Wines..   124,419  104,628    18.9      5,214  4,928     5.8
  Sparkling Wines.......    54,127   53,075     2.0      2,296  2,364    (2.9)
  Dessert Wines.........    49,935   50,134    (0.4)     3,109  3,292    (5.6)
Beer....................   237,628  185,514    28.1     18,964 14,985    26.6
Spirits (2).............   141,266  134,348     5.1      7,235  6,928     4.4

--------

(1) The sum of net sales and unit volume amounts from the categories may not equal total Branded Beverage Alcohol Products because miscellaneous items affecting net sales and unit volume may be included in total Branded Beverage Alcohol Products but not reflected in the category information.

(2) For comparison purposes only, net sales of $41,514 and unit volume of 2,001 of distilled spirits brands acquired in the September 1, 1995, UDG Acquisition have been included in the table for the nine months ended November 30, 1995. These amounts represent net sales and unit volume of those brands for the period March 1, 1995, through August 31, 1995, which was prior to the UDG Acquisition.

  Net sales and unit volume of the Company's branded beverage alcohol products for Nine Months 1997 increased 10.5% and 8.2%, respectively, as compared to the November 1995 Nine Months. The net sales increase resulted from higher imported beer sales, price increases on most of the Company's branded wine products, particularly varietal table wine brands, and increased sales of the Company's spirits brands. Unit volume increases were led by substantial growth in the Company's imported beer brands and increases in its varietal table wine and spirits brands, partially offset by declines in unit volume of non-varietal table wines, dessert wines and sparkling wines.

  Net sales and unit volume of the Company's non-varietal table wine products declined by 3.0% and 6.5%, respectively, for Nine Months 1997 as compared to the November 1995 Nine Months. The Company believes that the decline in unit volume reflects the impact of the Company's selling price increases and other competitive pressures.

  Net sales and unit volume of the Company's varietal table wine brands increased by 18.9% and 5.8%, respectively. Net sales increased at a greater rate than unit volume due to selling price increases instituted between October 1995 and May 1996. Net sales and unit volume of the Company's varietal table wine products such as chardonnay, cabernet sauvignon and merlot, which represent more than half of the Company's varietal table wine volume, increased substantially in Nine

Months 1997. While unit volume of white zinfandel products declined in Nine Months 1997, net sales for these products were virtually unchanged due to the Company's selling price increases.

  Net sales of the Company's sparkling wines increased 2.0%, while unit volume decreased by 2.9% during Nine Months 1997 as compared to the November 1995 Nine Months. The company believes that the decline in unit volume is consistent with industry trends as well as the impact of price increases implemented in May 1996.

  Net sales and unit volume of the Company's dessert wine brands declined by 0.4% and 5.6%, respectively, during Nine Months 1997. The Company believes that, although the decline in unit volume was mitigated by selling price increases, these results reflect the continuing trend of consumer preferences away from the dessert wine category.

  Net sales and unit volume of the Company's beer brands increased 28.1% and 26.6%, respectively, during Nine Months 1997. These increases were largely due to the Company's Mexican beer brands, which represented over 70% of total beer sales, which continued strong growth trends. The Company believes that the growth in its Mexican beers is related to the growth of the Hispanic population in the Company's distribution areas, the continued popularity of imported beers in general and the narrowing retail price gap between imported beers and domestic beers.

  Net sales and unit volume of the Company's distilled spirits brands increased by 5.1% and 4.4%, respectively, in Nine Months 1997 as compared to the November 1995 Nine Months. Excluding the impact of the UDG Acquisition, spirits net sales and unit volume increased by 8.8% and 2.9%, respectively, reflecting strong brandy sales, increases in tequila and liqueurs and the introduction of a number of new products. Net sales and unit volume of the brands acquired in the UDG Acquisition increased by 1.0% and 6.4%, respectively, in Nine Months 1997, with net sales growth lagging unit volume increases due to the impact of downward selling price adjustments for these brands to be more in line with the pricing strategy of the rest of the Company's spirits portfolio.

 Gross Profit

  The Company's gross profit increased to $224.4 million in Nine Months 1997 from $203.2 million in the November 1995 Nine Months, an increase of $21.2 million, or 10.4%. This change in gross profit resulted primarily from (i) approximately $20.5 million of gross profit from sales generated during the period from March 1, 1996, through August 31, 1996, from the business acquired from UDG; (ii) approximately $16.8 million of additional gross profit from increases in beer sales; and (iii) approximately $16.1 million of lower gross profit primarily due to increased cost of product sold, particularly higher grape costs in the fall 1996 harvest and additional costs resulting from inefficiencies in the production of wine and grape juice concentrate, particularly at the Company's newly consolidated West Coast operations, partially offset by additional net sales resulting primarily from selling price increases of the Company's branded wines and grape juice concentrate products and a partial reduction of certain grape contract loss reserves established in connection with the 1993 Vintners' Acquisition, which reduction corresponds to the increase in grape costs relative to the contract pricing and the termination of certain unfavorable contracts. The Company's increased production costs stemmed from low bulk wine conversion rates and bottling inefficiencies. The Company also experienced high imported concentrate and bulk freight costs. The Company has instituted a series of steps to address these matters, including a reengineering effort to redesign more effectively its work processes, organizational structure and information systems.

  Gross profit as a percentage of net sales was 25.7% for Nine Months 1997 as compared to 27.5% in the November 1995 Nine Months. The decline in the gross profit margin was largely due to higher costs, particularly grape costs, of wine and grape juice concentrate products, partially offset by increased selling prices on most of the Company's branded wines and grape juice concentrate products.

The Company has experienced significant increases in its cost of grapes in both the 1995 and 1996 harvests. The Company believes that these increases in grape costs were due to an imbalance in supply and demand in the varieties which the Company purchases.

  In general, the preferred method of accounting for inventory valuation is the last-in, first-out method ("LIFO") because, in most circumstances, it results in a better matching of costs and revenues. For comparison purposes to companies using the first-in, first-out method of accounting for inventory valuation ("FIFO") only, the Company's Nine Months 1997 results reflect a reduction in gross profit of approximately $21.8 million due to the Company's LIFO accounting method. For comparison purposes, results for the Company's November 1995 Nine Months reflected an addition to gross profit of approximately $0.2 million due to LIFO.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses for Nine Months 1997 were $161.1 million, an increase of $31.8 million as compared to the November 1995 Nine Months. Of this amount, $13.9 million was due primarily to increased personnel and related expenses stemming from the Company's reengineering efforts and the continued expansion of the Company's management capabilities and other expenses consistent with the Company's growth; $11.3 million related to the UDG Acquisition; and $6.6 million was due to additional advertising, promotion and selling expenses associated with increased unit volume exclusive of sales related to the UDG Acquisition during the period from March 1, 1996, through August 31, 1996.

 Interest Expense, Net

  Net interest expense totaled $25.5 million in Nine Months 1997, an increase of $6.0 million as compared to the November 1995 Nine Months, primarily due to additional interest expense from the UDG Acquisition financing and increased borrowing levels related to working capital needs.

 Provision for Federal and State Income Taxes

  The Company's effective tax rate for NIne Months 1997 increased to 42.5% from 39.0% for the November 1995 Nine Months due to a higher effective tax rate in California caused by statutory limitations on the Company's ability to utilize certain deductions.

 Net Income

  As a result of the foregoing, net income for Nine Months 1997 was $21.8 million, a decrease of $9.4 million as compared to the November 1995 Nine Months.

  For financial analysis purposes only, the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for Nine Months 1997 was $89.1 million. EBITDA should not be construed as an alternative to operating income or net cash flow from operating activities and should not be construed as an indication of operating performance or as a measure of liquidity.

SIX MONTH TRANSITION PERIOD ENDED FEBRUARY 29, 1996, COMPARED TO
SIX MONTHS ENDED FEBRUARY 28, 1995

 Net Sales

  Net sales for the Transition Period increased to $535.0 million from $454.5 million for the six months ended February 28, 1995 (the "February 1995 Six Months"), an increase of $80.5 million, or 17.7%. In addition to the sales of products and services from the UDG Acquisition, the Company had additional net sales of $23.6 million from its imported beer brands and $14.1 million from its varietal wine products, partially offset by lower sales of bulk wine, non-varietal wine, contract bottling services, grape juice concentrate and dessert wine.

  For purposes of computing the net sales and unit volume comparative data below, sales of products acquired in the UDG Acquisition have been included in the Company's results for the entire Transition Period and the entire February 1995 Six Months, which was prior to the UDG Acquisition.

  The following table sets forth the net sales (in thousands of dollars) and unit volumes (in thousands of cases) for the branded beverage alcohol products, branded wine products, each category of branded wine product, beer and spirits brands sold by the Company for the Transition Period and the February 1995 Six Months:

 SIX MONTHS ENDED FEBRUARY 29, 1996, COMPARED TO SIX MONTHS ENDED FEBRUARY 28,
                                     1995

                                       NET SALES                          UNIT VOLUME
                          ----------------------------------- -----------------------------------
                          TRANSITION FEBRUARY 1995 % INCREASE TRANSITION FEBRUARY 1995 % INCREASE
                            PERIOD    SIX MONTHS   (DECREASE)   PERIOD    SIX MONTHS   (DECREASE)
                          ---------- ------------- ---------- ---------- ------------- ----------
Branded Beverage Alcohol
 Products (1)...........   $474,450    $443,204        7.1%     28,748      26,786         7.3%
Branded Wine Products...    268,782     255,881        5.0      14,783      14,537         1.7
  Non-varietal wines....    116,128     117,805       (1.4)      7,325       7,699        (4.9)
  Varietal wines........     78,182      64,049       22.1       3,637       2,971        22.4
  Dessert wines.........     32,640      33,435       (2.4)      2,033       2,137        (4.9)
  Sparkling wines.......     41,831      40,592        3.1       1,788       1,731         3.3
Beer....................    115,757      92,131       25.6       9,316       7,444        25.1
Spirits (2).............     91,219      96,547       (5.5)      4,648       4,793        (3.0)

--------
(1) The sum of the net sales and unit volume amounts from the individual categories do not equal total Branded Beverage Alcohol Products because miscellaneous items reducing net sales and adding to unit volume are included in total Branded Beverage Alcohol Products but are not reflected in the category information.

(2) For comparison purposes only, net sales of $50,622 and unit volume of 2,340 of distilled spirits have been included in the table for the six months ended February 28, 1995, which was prior to the UDG Acquisition.

  Net sales and unit volume of the Company's branded beverage alcohol products for the Transition Period increased 7.1% and 7.3%, respectively, as compared to the February 1995 Six Months. These increases were principally due to increased net sales and unit volume of the Company's imported beer brands and varietal table wine brands.

  Net sales of the Company's branded wine products increased by $12.9 million, or 5.0%, for the Transition Period as compared to the February 1995 Six Months. Unit volume of the Company's branded wine products increased by approximately 246,000 cases, or 1.7%. Of the $12.9 million increase in net sales, (i) $8.6 million was due to higher average selling prices per case due to a combination of price increases implemented by the Company between October 1995 and January 1996 and a change in the product mix in favor of higher-priced categories; and (ii) $4.3 million was due to increased shipments of the Company's varietal table wines and sparkling wines, partially offset by lower shipments of non-varietal table wines and dessert wines. The Company believes that the increase in unit volume was partially due to the fulfillment of a backlog of orders at the end of fiscal 1995 caused by production and shipping delays associated with the consolidation of certain of its California wineries (the "Restructuring Plan"). The backlog of unfilled orders from August 1995 was substantially eliminated in the first three months of the Transition Period.

  Net sales and unit volume of the Company's non-varietal table wine brands for the Transition Period decreased by 1.4% and 4.9%, respectively, as compared to the February 1995 Six Months. The decline in net sales was less than the decline in unit volume as a result of the selling price increases implemented by the Company. The Company believes that the volume decline is consistent with a general change in consumer preferences from non-varietal table wines to varietal table wines and may also reflect the impact of the Company's price increases.

  Net sales and unit volume of the Company's varietal table wine brands for the Transition Period increased 22.1% and 22.4%, respectively, as compared to the February 1995 Six Months. With the price increases implemented in the Transition Period, the phasing out of introductory pricing on varietal wine line extensions, and changes in mix, the average price per case of varietal wine has virtually returned to the level the Company experienced in the February 1995 Six Months. In addition, the Company initiated a second round of price increases on most of its varietal wine brands which were implemented over the first three months of Fiscal 1997.

  Net sales and unit volume of the Company's sparkling wine brands increased by 3.1% and 3.3%, respectively, in the Transition Period as compared to the February 1995 Six Months. While these results were better than the industry growth rate in the category during this period, they reflect comparisons to lower sales for the Company in the February 1995 Six Months relative to the industry.

  Net sales and unit volume of the Company's dessert wine brands decreased by 2.4% and 4.9%, respectively, in the Transition Period as compared to the February 1995 Six Months, reflecting the continuing decline in the consumption of beverage dessert wines, partially offset by increases in the sale of traditional dessert wines such as ports and sherries.

  Net sales and unit volume of the Company's beer brands for the Transition Period increased by 25.6% and 25.1%, respectively, as compared to the February 1995 Six Months. These increases were principally driven by growth in the Company's Mexican beer brands, which represented over 70% of total beer sales.

  Net sales and unit volume of the Company's distilled spirits brands declined by 5.5% and 3.0%, respectively, in the Transition Period as compared to the February 1995 Six Months. Excluding the impact of the UDG Acquisition, net sales and unit volume of the Company's distilled spirits brands grew by 6.2% and 5.0%, respectively, in the Transition Period, led by higher brandy, tequila, liqueur and rum sales, partially offset by lower whiskey, gin and vodka sales. Unit sales of the brands acquired in the UDG Acquisition were 11.5% lower than in the February 1995 Six Months, accounting for lower overall spirits sales. During the period from 1993 to 1995, the brands acquired in the UDG Acquisition declined in excess of industry rates. The Company believes that these declines resulted from noncompetitive retail pricing and promotional activities.

 Gross Profit

  Gross profit for the Transition Period was $138.8 million, an increase of $12.0 million, as compared to gross profit of $126.8 million for the February 1995 Six Months. This increase in gross profit resulted from $18.5 million of additional gross profit from sales generated from the business acquired from UDG and $1.0 million from ongoing operations, which was offset in part by $7.5 million of (i) overtime, freight and other expenses and restructuring charges related to production and shipping delays associated with the relocation of West Coast bottling operations to the Company's Mission Bell winery, employee bonuses and certain nonrecurring expenses; and (ii) as a result of the change in the Company's fiscal year end, increased cost of product sold due to the different amount and composition of inventory levels at the end of February versus the end of August, the Company's former fiscal year end. The $1.0 million increase in gross profit from ongoing operations resulted from a $7.3 million increase in gross profit, primarily due to increased sales and gross margins from the Company's imported beer business, partially offset by $6.3 million of lower gross profits in the Company's wine and grape juice concentrate businesses, which was due primarily to higher grape costs which were only partially recovered by selling price increases in the Transition Period.

  Gross profit as a percentage of net sales declined from 27.9% to 25.9% in the Transition Period. This decline was due primarily to the impact of higher grape and other costs in the Transition Period, partially offset by the higher gross profit sales of brands acquired from UDG and improved gross profit as a percentage of net sales in the Company's imported beer business. The gross profit percentage was positively impacted by the UDG Acquisition, as gross profit as a percentage of net sales on the business acquired from UDG was 34.7%.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses totalled $112.4 million for the Transition Period, an increase of $32.5 million as compared to the February 1995 Six Months. Exclusive of $11.1 million of nonrecurring costs including, as a result of the change in the Company's fiscal year end, the recognition of higher than normal advertising and promotion expenses in the Transition Period due to the seasonality of these expenses and employee bonuses and other nonrecurring costs and $8.3 million related to the UDG Acquisition, selling, general and administrative expenses increased by $13.1 million, or 16.3%, as compared to the February 1995 Six Months. Advertising and promotion increases of $6.7 million were related primarily to the Almaden/Inglenook Product Lines which were acquired in August 1994 and which the Company did not advertise or promote at a full level in the first several months after their acquisition. The Company also incurred increased advertising and promotion expenses related to the increased sales of its imported beers. Selling expenses increased by $5.4 million primarily as a result of the Almaden/Inglenook Product Line acquisitions, with the Transition Period including a full complement of sales and marketing personnel to service the brands that were not in place for the entire period in the February 1995 Six Months. The Transition Period also included additional sales personnel in the Company's spirits and imported beer divisions. Other general and administrative expenses increased by $1.0 million.

  Excluding the nonrecurring costs referred to above and the UDG Acquisition, selling, general and administrative expenses as a percent of net sales increased to 19.3% from 17.6% in the February 1995 Six Months due to the inclusion of a full complement of advertising, promotion and selling expense related to the Almaden/Inglenook Product Lines.

 Nonrecurring Restructuring Expenses

  The Company incurred net restructuring charges of $2.4 million in the Transition Period, as compared to restructuring charges of $0.7 million in the February 1995 Six Months. The restructuring expenses in the Transition Period represent $3.1 million of incremental, nonrecurring expenses such as overtime and freight expense related to production and shipment delays associated with the Restructuring Plan, offset by a net reduction of $0.7 million in accrued liabilities associated with the Restructuring Plan to take into account lower than expected expenses for severance and facility holding and closure costs. See the Notes to the Company's Consolidated Financial Statements included herein.

 Interest Expense, Net

  Net interest expense increased $4.2 million to $17.3 million in the Transition Period as compared to the February 1995 Six Months. The increase resulted from additional interest expense associated with the borrowings related to the UDG Acquisition, amounting to $5.1 million, and increased working capital requirements due primarily to higher grape costs and the UDG Acquisition, partially offset by net reductions in the Company's Term Loans and Revolving Loans using proceeds of the Company's November 18, 1994 public equity offering.

 Provision for Federal and State Income Taxes

  The Company's effective tax rate for the Transition Period increased to 50.4% from 38.5% for the February 1995 Six Months due to a higher effective tax rate in California caused by statutory limitations on the Company's ability to utilize certain deductions.

 Net Income

  As a result of the foregoing, net income for the Transition Period was $3.3 million, a decrease of $17.0 million as compared to the February 1995 Six Months.

FISCAL YEAR ENDED AUGUST 31, 1995, COMPARED TO FISCAL YEAR ENDED AUGUST 31,
1994

 Net Sales

  Net sales for the 1995 fiscal year increased to $906.5 million from $629.6 million for the fiscal year ended August 31, 1994, an increase of $276.9 million, or approximately 44.0%. This increase resulted from the inclusion of
(i) $234.7 million of net sales of products acquired in the Almaden/Inglenook Acquisition; (ii) an overall increase of $25.8 million in net sales of Company products, excluding the impact of the net sales of products that were acquired during fiscal 1994; and (iii) an additional $16.4 million of net sales of Vintners' products resulting from inclusion of these products in the Company's portfolio for the entire first quarter of fiscal 1995 versus only six weeks in the first quarter of fiscal 1994. Excluding the impact of the additional six weeks of net sales of Vintners' products during the first quarter of fiscal 1995 and all of the net sales resulting from the Almaden/Inglenook Acquisition during the 1995 fiscal year, the Company's net sales increased 4.1% as compared to the fiscal year ended August 31, 1994. This was principally due to increased net sales of imported beer brands and varietal table wines.

  For purposes of computing the net sales and unit volume comparative data below, sales of products acquired in the Vintners and Almaden/Inglenook Acquisitions have been included in the entire period for the fiscal year ended August 31, 1995 and the entire fiscal year ended August 31, 1994, part of which was prior to the Vintners Acquisition and the Almaden/Inglenook Acquisition.

  The following table sets forth the net sales (in thousands of dollars) and unit volumes (in thousands of cases) for the branded beverage alcohol products, branded wine products, each category of branded wine products, beer and spirits brands sold by the Company for the 1995 and 1994 fiscal years:

                 FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994

                                   NET SALES                 UNIT VOLUME
                          ---------------------------- ------------------------
                                            % INCREASE               % INCREASE
                            1995     1994   (DECREASE)  1995   1994  (DECREASE)
                          -------- -------- ---------- ------ ------ ----------
Branded Beverage Alcohol
 Products (1)............ $795,290 $750,180     6.0%   50,547 47,688     6.0%
Branded Wine Products
 (2).....................  487,101  486,838     0.1    28,019 28,657    (2.2)
  Non-varietal wines.....  223,391  234,541    (4.8)   14,577 15,594    (6.5)
  Varietal wines.........  128,679  106,559    20.8     6,032  4,943    22.0
  Dessert wines..........   68,094   71,320    (4.5)    4,474  4,794    (6.7)
  Sparkling wines........   66,937   74,418   (10.1)    2,936  3,326   (11.7)
Beer.....................  216,159  173,883    24.3    17,471 14,100    23.9
Spirits (2) (3)..........   92,400   88,549     4.3     5,041  4,847     4.0

--------
(1) The sum of the net sales and unit volume amounts from the categories do not equal total Branded Beverage Alcohol Products because miscellaneous items affecting net sales and unit volume are included in total Branded Beverage Alcohol Products but are not reflected in the category information.

(2) For comparison purposes only, the following amounts of net sales and unit volume of brands acquired in the Vintners Acquisition and the Almaden/Inglenook Acquisition have been included in the table for Fiscal Year 1994;

                                                              NET
                                                             SALES   UNIT VOLUME
                                                            -------- -----------
   Non-varietal wines...................................... $113,754    7,964
   Varietal wines..........................................   53,622    2,818
   Dessert wines...........................................    1,637       78
   Sparkling wines.........................................    7,701      265
   Spirits.................................................    3,566      134

   These amounts represent net sales and unit volume of brands from the Vintners Acquisition for the period September 1, 1993, through October 14, 1993, which was prior to the Vintners Acquisition, and net sales and unit volume of brands from the Almaden/Inglenook Acquisition for the period September 1, 1993, through August 4, 1994, which was prior to the Almaden/Inglenook Acquisition.

(3) The Spirits category includes for both years presented case goods sales of a number of brandy products under brands acquired in the Vintners and Almaden/Inglenook Acquisitions.

  Net sales and unit volume of the Company's branded beverage alcohol products for the fiscal year ended August 31, 1995, each increased 6% as compared to the fiscal year ended August 31, 1994. This increase was principally due to increased net sales and unit volume of the Company's imported beer brands and varietal table wine brands.

  Net sales and unit volume of the Company's branded wine products for fiscal 1995 increased 0.1% and decreased 2.2%, respectively, as compared to fiscal 1994. These results were primarily due to lower non-varietal table wine, sparkling wine and dessert wine sales offset by improved varietal wine sales. The Company's results were also negatively affected by a backlog in fulfilling orders at the end of fiscal 1995 due to production and shipment delays associated with the relocation of West Coast bottling operations to the Company's Mission Bell winery under the Restructuring Plan. The backlog was substantially eliminated in the first three months of the Transition Period. The Company also increased prices on selected branded wine products during the Transition Period in response to increased grape costs associated with the 1995 harvest and to phase out introductory pricing on recently introduced line extensions of varietal wine products.

  Net sales and unit volume of the Company's non-varietal table wine brands for fiscal 1995 declined 4.8% and 6.5%, respectively, as compared to fiscal 1994. The Company believes these declines are consistent with a general decline in the consumption of non-varietal table wine products reflecting changing consumer preferences toward varietal table wines.

  Net sales and unit volume of the Company's varietal table wine brands for fiscal 1995 increased 20.8% and 22.0%, respectively, as compared to fiscal 1994. These increases reflect the continuation of the Company's strategy to expand distribution into new markets and increase penetration of existing markets primarily through line extensions and promotional activities. As part of this strategy, the Company also offered certain new and existing products at highly competitive prices.

  Net sales and unit volume of the Company's dessert wine brands for fiscal 1995 decreased 4.5% and 6.7%, respectively, as compared to fiscal 1994. The Company believes those declines are consistent with a general decline in consumption of dessert wines. Declines in the Company's beverage dessert wines were partially offset by growth in higher priced traditional dessert wines such as port and sherry.

  Net sales and unit volume of the Company's sparkling wine brands for fiscal 1995 declined 10.1% and 11.7%, respectively, as compared to fiscal 1994. These declines were primarily the result of strong competition and weak consumer demand for sparkling wine.

  Net sales and unit volume of the Company's beer brands for fiscal 1995 increased 24.3% and 23.9%, respectively, as compared to fiscal 1994. These increases resulted primarily from increased sales of the Company's Corona brand and its other Mexican beer brands, which represented over 70% of total beer sales.

  Net sales and unit volume of the Company's spirits brands for fiscal 1995 increased 4.3% and 4.0%, respectively, as compared to fiscal 1994. The growth is due to increased shipments of brandy, vodka, and tequila.

 Gross Profit

  Gross profit for the fiscal year ended August 31, 1995, increased to $252.7 million from $182.4 million for the fiscal year ended August 31, 1994, an increase of $70.3 million, or approximately 38.6%. This increase resulted from the inclusion of the Almaden/Inglenook Product Lines with those of the Company, and to a lesser extent from increased sales of imported beer brands and the inclusion of Vintners' product lines with those of the Company. The Company's gross profit as a percentage of net sales decreased to 27.9% for the fiscal year ended August 31, 1995, from 29.0% for the fiscal year ended August 31, 1994. The Company's gross profit percentages decreased as a result of the inclusion of operations acquired in the Almaden/Inglenook Acquisition, which had a lower gross profit percentage than the remainder of the Company's operations, and reduced gross profit percentages on sales of certain of the Company's table wine brands in fiscal 1995 as compared to fiscal 1994. The cost of grapes, a major component of the Company's raw materials for its winemaking, increased significantly for the 1995 harvest compared with the 1994 harvest.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses for the fiscal year ended August 31, 1995 increased to $159.2 million from $121.4 million for the fiscal year ended August 31, 1994, an increase of $37.8 million, or approximately 31.1%. This increase primarily resulted from the additional expenses associated with the sales and marketing of the products acquired in the Almaden/Inglenook Acquisition, and to a lesser extent, higher advertising and promotion expenses associated with certain wine brands. As a percentage of net sales, selling, general and administrative expenses decreased to 17.6% for fiscal 1995 as compared to 19.3% for fiscal 1994 as a result of increased economies of scale.

 Nonrecurring Restructuring Expenses

  In fiscal 1995, the Company incurred a nonrecurring restructuring charge of $2.2 million related to its Restructuring Plan which reduced net income per share by $0.07 on a fully diluted basis as compared to a nonrecurring restructuring charge of $24.0 million in fiscal 1994, also related to the Restructuring Plan, which reduced net income per share by $0.91 on a fully diluted basis. See the Notes to the Company's Consolidated Financial Statements included herein.

 Interest Expense, Net

  Net interest expense increased $6.5 million to $24.6 million in the fiscal year ended August 31, 1995, as compared to the fiscal year ended August 31, 1994. The increase is primarily due to borrowings related to the Vintners and Almaden/Inglenook Acquisitions.

 Net Income

  Net income for the fiscal year ended August 31, 1995, increased to $41.0 million from $11.7 million for the fiscal year ended August 31, 1994, an increase of $29.3 million, or approximately

249.6%. Fully diluted earnings per share increased to $2.13 in the fiscal year ended August 31, 1995, from $0.74 in the fiscal year ended August 31, 1994, a 187.8% improvement.

  Excluding the impact of the nonrecurring restructuring expenses, net income was $42.4 million in fiscal 1995 as compared to $26.6 million in fiscal 1994. This represents an improvement in net income of $15.8 million or 59.4%. Excluding the impact of the nonrecurring restructuring expenses, fully diluted earnings per common share increased to $2.20 from $1.65, an increase of 33.3%. These increases were due to the contribution of the Almaden/Inglenook Product Lines and other products acquired in the Almaden/Inglenook Acquisition and increased sales of imported beer brands.

FINANCIAL LIQUIDITY AND CAPITAL RESOURCES

 General

  The Company's principal use of cash in its operating activities is for purchasing and carrying inventories. The Company's primary source of liquidity has historically been cash flow from operations, except during the annual fall grape harvests when the Company has relied on short-term borrowings. The annual grape crush normally begins in August and runs through October. The Company generally begins purchasing grapes in August with payments for such grapes beginning to come due in September. The Company's short-term borrowings to support such purchases generally reach their highest levels in November or December. Historically, the Company has used cash flow from operating activities to repay its short-term borrowings.

  During January 1996, the Company's Board of Directors authorized the repurchase of up to $30.0 million of the Company's Class A Common Stock and Class B Common Stock (the "Stock Repurchase Program"). The repurchase of shares of common stock will be accomplished, from time to time, depending upon market conditions, through open market or privately negotiated transactions. The Company may finance such repurchases through cash generated from operations or through the Credit Facility. The repurchased shares will become treasury shares and may be used for general corporate purposes. As of January 10, 1997, the Company had repurchased 785,200 shares of Class A Common Stock at an aggregate cost of $20.7 million.

  The Company's cash requirements have increased during the past twelve months due to increased grape costs, operating inefficiencies at its West Coast wine operations, and increased working capital needs from the Company's expanded business. These increased working capital needs are primarily the result of the UDG Acquisition and increased sales, which in turn have resulted in higher accounts receivable and inventory levels. The Company's wine business requires that substantially all of its grape purchases be made during the annual fall harvest, thereby increasing inventory levels to their peak levels in this period of time. These inventory levels are subsequently reduced during the next twelve months as wine and grape juice concentrate products are produced, bottled and shipped to customers. Substantially all of the Company's inventory is sold within twelve months. See "Risk Factors--Difficulty in Integrating Acquisitions," and "--Dependence on Raw Materials." The Company used the net proceeds of the Old Notes Offering to repay amounts outstanding under the Credit Facility, including $50.0 million under the Revolving Loans and approximately $9.6 million to repay and permanently reduce the Term Loans. The Company will continue to use the Revolving Loans to support its working capital requirements. In addition, the Company intends to use the Revolving Loans to complete the Stock Repurchase Program. Revolving Loans repaid from the net proceeds of the Offering may be re-borrowed from time to time. The Company believes that the Revolving Loans, its financing activities, including the issuance of the Notes, and cash provided by operating activities will provide adequate resources to satisfy its working capital, liquidity and anticipated capital expenditure requirements for both its short-term and long-term capital needs and to complete the Stock Repurchase Program.

 Cash Flows for Nine Months Ended November 30, 1996

 Operating Activities

  Net cash provided by operating activities in Nine Months 1997 was $15.4 million. The net cash provided by operating activities for Nine Months 1997 resulted principally from net income adjusted for noncash items and a net increase in operating liabilities (primarily an $18.5 million increase in accounts payable associated with the 1996 grape harvest and an $18.0 million increase in other accrued expenses and liabilities principally the result of an increase of $7.2 million in accrued income taxes and an increase of $4.3 million in accrued interest), partially offset by a net increase in operating assets (primarily a $55.6 million increase in accounts receivable associated with higher seasonal sales of products and a $31.8 million increase in inventories as a result of the purchase of grapes from the 1996 grape harvest).

 Investing Activities and Financing Activities

  Net cash used in investing activities in Nine Months 1997 was $34.0 million, resulting primarily from $25.3 million of capital expenditures and the final $13.8 million earn-out payment to the former Barton stockholders, offset in part by proceeds from the sale of property, plant and equipment of $5.2 million, resulting principally from the May 1996 sale of the Company's Central Cellars winery, located in Lodi, California.

  Net cash provided by financing activities in Nine Months 1997 was $20.3 million, resulting principally from net proceeds of $61.7 million from the issuance of additional subordinated notes and net proceeds of $18.7 million from revolving loan borrowings under the Company's bank credit facility, partially offset by principal payments of $39.6 million of long-term debt and repurchases of $20.0 million of the Company's Class A Common Stock.

  As of January 10, 1997, under its Credit Facility, the Company had outstanding Term Loans of $185.9 million bearing interest at 6.5%, $70.0 million of Revolving Loans bearing interest at 6.4% and $9.3 million of Revolving Letters of Credit. As of January 10, 1997, under the Credit Facility, $105.7 million of Revolving Loans were available to be drawn by the Company. The Company's Credit Facility requires compliance with certain financial covenants, including a fixed charge ratio that must exceed 1.0. In the event the Company is not in compliance with these covenants, and after a forty-five day cure period, the maturity of the outstanding Revolving Loans, Term Loans and the Revolving Letters of Credit may be accelerated.

  As of January 10, 1997, the Company had outstanding an aggregate principal amount of $195.0 million of 8 3/4% Senior Subordinated Notes due 2003, being the Original Notes and the Old Notes. The terms of the Notes offered hereby are substantially identical to the terms of the Original Notes.

 Capital Expenditures

  During the Transition Period and the Nine Months 1997, the Company expended approximately $16.1 million and $25.3 million, respectively, for capital expenditures. Capital expenditures for the remainder of Fiscal 1997 and Fiscal 1998 are expected to be approximately $5.7 million and $20.5 million, respectively. In addition to the above, the Company is in the process of purchasing, leasing and developing vineyards. See "Business--Sources and Availability of Raw Materials." The Company expects that in Fiscal 1998 capital expenditures for currently identified projects could range from $11.5 million to $22.5 million.

 Commitments

  The Company has agreements with suppliers to purchase various spirits and blends of which certain agreements are denominated in British pounds sterling. The future obligations under these agreements, based upon exchange rates at November 30, 1996, aggregate approximately $28.0 million to $43.0 million for contracts expiring through December 2005.

  At November 30, 1996, the Company had open currency forward contracts to purchase British pounds sterling of $500,000 which mature February 28, 1997. The Company's use of such contracts is limited to the management of currency rate risks related to purchases denominated in a foreign currency. The Company's strategy is to enter into currency exchange contracts that are matched to specific purchases and not to enter into any speculative contracts.

 Other

  The Company engages in operations at its facilities for the purpose of disposing of waste and by-products generated in its production process. These operations include the treatment of wastewater to comply with regulatory requirements prior to disposal in public facilities or upon property owned by the Company or others and do not constitute a material part of the Company's overall cost of product sold. Expenditures for the purpose of maintaining or improving the Company's wastewater treatment facilities have not constituted a material part of the Company's maintenance or capital expenditures over the last three fiscal years and the Company does not expect to incur any such material expenditures during Fiscal 1997. During the last three fiscal years, the Company has not incurred, nor does it expect to incur in Fiscal 1997, any material expenditures related to remediation of previously contaminated sites or other nonrecurring environmental matters.

CAUTIONARY STATEMENTS RELATED TO PROJECTED RESULTS

  The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

  The statements contained in the foregoing "Management's Discussion and Analysis of Financial Condition and Results of Operations," including under "Projected Fiscal 1997 Results," and elsewhere in this Prospectus which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of future results of operations, and in particular, (i) the Company's estimated net income per share for Fiscal 1997, and (ii) the Company's estimated cash flows as measured by EBITDA for Fiscal 1997, should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly higher or lower than set forth in such forward-looking statement. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this Prospectus are also subject to the following risks and uncertainties:

  . The Company believes that its future results of operations are inherently difficult to predict due to the Company's use of the LIFO method of accounting for inventory valuation, particularly as it relates to the Company's purchase of grapes from the 1996 fall harvest. In particular, the Company found it necessary to revise its estimate of the impact of LIFO in the first quarter, second quarter and third quarter of the current fiscal year versus its previous estimates. There are no assurances that the Company may not have to revise this estimate further.

  . The Company could experience worse than expected production inefficiencies or other raw material supply, production or shipment difficulties which could adversely affect (i) its ability to supply goods to its customers and (ii) the willingness of its wholesale or retail customers to purchase the Company's products. The Company could also experience higher than expected increases in its cost of product sold as a result of inefficiencies or if raw materials such as grapes, concentrate or packaging materials are in short supply or if the Company experiences increased overhead costs. The Company believes that further production inefficiencies and higher than expected other costs related to such matters as loss rates, imported concentrate costs, freight costs and yields will negatively impact its results.

  . Manufacturing economies related to such matters as bottling line speeds and warehousing capabilities could fail to develop when planned. The Company believes that worse than expected bottling line and warehouse efficiencies will negatively impact its results.

  . The Company is in a highly competitive environment and its dollar sales and unit volume could be negatively affected by its inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of its wholesale customers, retailers or consumers to purchase competitive products instead of the Company's products. The Company believes its branded wine unit volume has been negatively impacted by the effect price increases have had on its competitive positioning. This could limit the Company's ability to increase the selling prices of its branded wine products further to offset anticipated higher costs in Fiscal 1997, and could require selling price decreases of its branded wine products in the future to maintain volume. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of the Company's products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, the Company's products. The Company has also experienced a substantial increase in its sales of its imported beer products, particularly its Mexican brands. The Company does not believe that the high growth rate in its imported beer business will be sustainable over an extended period of time.

  . The Company could experience higher than expected selling, general and administrative expenses if it finds it necessary to increase its number of personnel or its advertising or promotional expenditures to maintain its competitive position or for other reasons.

  . The Company is currently undergoing a Reengineering Effort involving the evaluation of its business processes and organizational structure and could make changes in its business in response to this effort which are not currently contemplated.

  . The Company could experience difficulties or delays in the development, production, testing and marketing of new products.

  . The Company could experience changes in its ability to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates. The Company could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may affect the Company's results, especially to the extent these matters, or the decisions, policies or economic strength of the Company's suppliers, affect the Company's Mexican, German, Chinese and other imported beer products.

  . The forward-looking statements contained herein are based on estimates which the Company believes are reasonable. This means that the Company's actual results could differ materially from such estimates as a result of being negatively affected as described above, or otherwise, or positively affected.

                                   INDUSTRY

  The beverage alcohol industry in the United States consists of the production, importation, marketing and distribution of beer, wine and distilled spirits products. Over the past five years there has been increasing consolidation at the supplier, wholesaler and, in certain markets, retailer tiers of the beverage alcohol industry. As a result, it has become advantageous for certain suppliers to expand their portfolio of brands through acquisitions and internal development in order to take advantage of economies of scale and to increase their importance to a more limited number of wholesalers and, in certain markets, retailers. From 1978 through 1995, the overall per capita consumption of beverage alcohol products in the United States has generally declined. However, consumption of table wine, and in particular varietal table wine, and imported beer, has increased during the period.

  The following table sets forth the industry unit volumes for shipments of beverage alcohol products in the Company's five principal beverage alcohol product categories in the United States for the five calendar years ended December 31, 1995:

INDUSTRY DATA                             1991    1992    1993    1994    1995
-------------                            ------- ------- ------- ------- -------
Domestic Table Wines (a)(b)............. 285,282 308,169 300,953 307,481 318,546
Domestic Dessert Wines (a)(c)...........  35,181  32,449  29,698  27,634  25,439
Domestic Sparkling Wines (a)............  24,386  23,794  23,600  22,855  22,298
Imported Beer (d)....................... 109,212 114,590 127,418 144,527 155,177
Distilled Spirits (e)................... 147,025 148,017 144,162 139,497 137,810

--------
(a) Units are in thousands of gallons. Data exclude sales of wine coolers.
(b) Includes other special natural (flavored) wines under 14% alcohol.
(c) Includes dessert wines, other special natural (flavored) wines over 14% alcohol and vermouth.
(d) Units are in thousands of cases (2.25 gallons per case).
(e) Units are in thousands of 9-liter cases (2.378 gallons per case).

  Table Wines. Wines containing 14% or less alcohol by volume are generally referred to as table wines. Within this category, table wines are further characterized as either "non-varietal" or "varietal." Non-varietal wines include wines named after the European regions where similar types of wines were originally produced (e.g., burgundy), niche products and proprietary brands. Varietal wines are those named for the grape that comprises the principal component of the wine. Table wines that retail at less than $5.75 per 750 ml. bottle are generally considered to be popularly priced while those that retail at $5.75 or more per 750 ml. bottle are considered premium wines.

  During the period from 1991 to 1995, shipments of domestic table wines increased at an average compound annual rate of 3%. Shipments of varietal table wines have grown at an average compound annual rate of 13% since 1991, while shipments of non-varietal table wines have generally declined over the same period. The Company believes that the growth in wine shipments was partly the result of the November 1991 television broadcast of The French Paradox on CBS' 60 Minutes program, which discussed the healthful benefits of moderate red wine consumption. These findings have been supported by other studies, including a 60 Minutes update on The French Paradox in 1995. More recently, in January 1996 the Dietary Guidelines for Americans, released jointly by the U.S. Agriculture Department and the Department of Health and Human Services, acknowledged that moderate drinking may lower the risk of heart attacks.

  Based on shipments of California table wines, which constituted approximately 88% of the total domestically produced table wine market in 1995, shipments of all table wines increased 6% for the first eight months of calendar 1996 over the same period in 1995. Shipments of varietal table wines in the first eight months of calendar 1996 increased by 10% over the same period in the prior year.

Shipments of imported table wines, which constituted 16% of the United States table wine market in 1995, grew by a compound annual rate of 6% between 1991 and 1995.

  Dessert Wines. Wines containing more than 14% alcohol by volume are generally referred to as dessert wines. Dessert wines generally fall into the same price categories as table wines. In 1995, shipments of domestic dessert wines decreased 8% as compared to 1994. During the period from 1991 to 1995, shipments of domestic dessert wines declined at an average compound annual rate of 8%. Dessert wine consumption in the United States has been declining for many years, reflecting the impact of an increase in federal excise taxes in 1991 and a general shift in consumer preferences to table wines.

  Sparkling Wines. Sparkling wines include effervescent wines like champagne and spumante. Sparkling wines generally fall into the same price categories as table wines. Shipments of sparkling wines declined at an average compound annual rate of 2% from 1991 to 1995. The Company believes that the decline in sparkling wine consumption between 1991 and 1995 reflects concerns about drinking and driving, as a large part of sparkling wine consumption occurs outside the home at social gatherings and restaurants. Based on shipments of California sparkling wines, which constituted 88% of the domestically produced sparkling wine market in 1995, shipments of all sparkling wines increased 4% in the first eight months of 1996, as compared to the same period a year ago.

  Imported Beer. Imported beers, along with microbrews and super-premium priced domestic beers, are generally priced above the leading domestic premium brands. Shipments of imported beers have increased at an average compound rate of 9% from 1991 to 1995. Imported beer shipments have increased 12% for the first six months of calendar 1996, and shipments of Mexican beers have increased 29% during the first six months as compared to the same period in 1995. Shipments of imported beers as a percentage of the United States beer market, increased to 6.0% in 1995 from 5.5% in 1994.

  Distilled Spirits. Shipments of distilled spirits in the United States declined at an average compound annual rate of 2% from 1991 to 1995. Shipments of distilled spirits have been affected by many of the same trends evident in the rest of the beverage alcohol industry. Over the past five years, sales of most types of spirits have declined.

                                   BUSINESS

  The Company is a leading producer and marketer of branded beverage alcohol products, with over 125 national and regional brands which are distributed by over 1,200 wholesalers throughout the United States and in selected international markets. The Company is the second largest supplier of wines, the third largest importer of beers and the fourth largest supplier of distilled spirits in the United States. The Company's beverage alcohol brands are marketed in five general categories: table wines, sparkling wines, dessert wines, imported beer and distilled spirits, and include the following principal brands:

  . Table Wines: Inglenook, Almaden, Paul Masson, Taylor California Cellars, Cribari, Manischewitz, Taylor, Marcus James, Deer Valley and Dunnewood

  .  Sparkling Wines: Cook's, J. Roget, Great Western and Taylor

  .  Dessert Wines: Richards Wild Irish Rose, Cisco and Taylor

  .  Imported Beer: Corona, Modelo Especial, St. Pauli Girl and Tsingtao

  . Distilled Spirits: Barton, Fleischmann's, Mr. Boston, Montezuma, Canadian LTD, Ten High, Inver House and Monte Alban

  Based on available industry data, the Company believes that during calendar year 1995 it had a 22% share of the market for domestic wines, a 12% share of the imported beer market and its distilled spirits brands had an 8% share of the distilled spirits market in the United States. Within the market for domestic wines, the Company believes it had a 28% share of the non-varietal table wine market, a 12% share of the varietal table wine market, a 42% share of the dessert wine market and a 29% share of the sparkling wine market. Many of the Company's brands are leaders in their respective categories in the United States, including Corona, the second largest selling imported beer brand; Inglenook and Almaden, the fifth and sixth largest selling wine brands, respectively; Richards Wild Irish Rose, the largest selling dessert wine brand; Cook's champagne, the second largest selling sparkling wine brand; Fleischmann's, the fourth largest blended whiskey and fourth largest domestically bottled gin; Montezuma, the second largest selling tequila brand; and Monte Alban, the largest selling mezcal brand.

  The Company has diversified its product portfolio through a series of strategic acquisitions that have resulted in an increase in the Company's net sales from $176.6 million in fiscal 1991 to $1.1 billion for the twelve months ended August 31, 1996. Through these acquisitions, the Company developed strong market positions in the growing beverage alcohol product categories of varietal table wine and imported beer. The Company ranks second and third in the varietal table wine and imported beer categories, respectively. From 1992 through 1995, industry shipments of varietal table wine and imported beer have each grown 35%. During this period, the Company has also strengthened its relationship with wholesalers, expanded its distribution and enhanced its production capabilities as well as acquired additional management, operational, marketing and research and development expertise.

THE ACQUISITIONS

  The Barton Acquisition. On June 29, 1993, the Company acquired all of the outstanding shares of capital stock of Barton. Barton was the eighth largest supplier of distilled spirits and fourth largest importer of beer in the United States. With this acquisition, the Company acquired the right to distribute Corona and Modelo Especial beer in 25 primarily western states, national distribution rights for St. Pauli Girl and Tsingtao and a diversified line of distilled spirits including Barton Gin and Vodka, Ten High Bourbon Whiskey and Montezuma Tequila.

  The Vintners Acquisition. On October 15, 1993, the Company acquired substantially all of the assets of Vintners, and assumed certain liabilities. Vintners was the United States' fifth largest supplier of wine with two of the country's most highly recognized brands, Paul Masson and Taylor California Cellars. With this acquisition, the Company acquired the Paul Masson, Taylor California Cellars, Taylor, Deer Valley, St. Regis (nonalcoholic) and Great Western brands and related facilities.

  The Almaden/Inglenook Acquisition. On August 5, 1994, the Company acquired the Inglenook and Almaden brands, currently the fifth and sixth largest selling table wines in the United States, a grape juice concentrate business, and wineries in Madera and Escalon, California, from Heublein. The Company also acquired Belaire Creek Cellars, Chateau La Salle and Charles Le Franc table wines, Le Domaine champagne and Almaden, Hartley and Jacques Bonet brandy. The accounts receivable and the accounts payable related to the acquired assets were not acquired by the Company.

  Following the Almaden/Inglenook Acquisition, the Company entered into the Restructuring Plan to consolidate certain of its California winery operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Notes to the Company's consolidated financial statements included herein.

  The UDG Acquisition. On September 1, 1995, the Company acquired from UDG, the Skol, Mr. Boston, Canadian LTD, Glenmore, Old Thompson, Kentucky Tavern, and di Amore distilled spirits brands; the rights to the Fleischmann's and Chi-Chi's distilled spirits brands under long term license agreements; the U.S. rights to Inver House, Schenley and El Toro distilled spirits brands; and inventories and other related assets. The UDG Acquisition also included two of UDG's production facilities, one located in Owensboro, Kentucky, and the other located in Albany, Georgia. In addition, the transaction included multiyear agreements under which UDG will supply the Company with bulk whisky and the Company will supply UDG with services including continued packaging of various UDG brands not acquired by the Company. The aggregate consideration for the brands and other assets acquired from UDG consisted of $141.8 million in cash, plus transaction costs of $2.3 million, and assumption of certain current liabilities. The source of the cash payment made at closing, together with payment of other costs and expenses required by the UDG Acquisition, was financing provided by the Company pursuant to a Term Loan under the Credit Facility.

CURRENT OPERATING ENVIRONMENT

  The Company's growth through acquisitions over the past five years has substantially expanded its portfolio of brands and has enabled it to become a major participant in additional product categories of the beverage alcohol business. This expansion has positioned the Company to benefit from faster growing categories with over one-third of the Company's sales generated from the growth categories of imported beer and varietal wines. However, recent operating results have been negatively impacted by two factors: increases in grape prices and certain costs and operating inefficiencies relating to the consolidation of certain West Coast winery operations in connection with the acquisitions.

  While the consolidation of certain wine operations has produced significant overall synergies, some of the planned efficiencies have not materialized and unanticipated costs have occurred. The Company believes that the unanticipated production costs resulted from its rapid growth over the last three years, combined with the lack of integrated production control systems and the complexity of production at its newly consolidated Mission Bell Winery.

  Additionally, as the Company has increased its wine and grape juice concentrate business, it has become the second largest purchaser of grapes for wine and concentrate in California. The Company's profits are significantly influenced by grape price changes. Costs for grapes have escalated dramatically over the last two grape harvests (fall 1995 and fall 1996). Based on constant tonnage purchased, the Company's overall cost of grapes increased 17.5% in the 1996 harvest.

  In order to address these matters, the Company is taking a number of specific steps to improve sales and margins, minimize unexpected costs related to inefficiencies and realize opportunities for efficiencies afforded by the Company's consolidation of its West Coast wine operations and its economies of scale as a $1.1 billion participant in the beverage alcohol industry. Such steps include the following:

  . The Company has launched a comprehensive Reengineering Effort in its wine division. The Reengineering Effort is intended to increase the efficiency of all of the Company's operating processes, create smaller, more manageable business units and create greater management accountability for its wine business. Organizational changes include the creation of Accountable Business Units organized by product categories which will be accountable for production and marketing, and Customer Business Centers, organized by region, which are responsible for sales, customer service and product delivery. The Company intends, through the creation of remote distribution centers, to store inventory closer to its customers, thereby reducing delivery times. The Company believes these efforts will reduce the overall amount of inventory it and its customers carry, thus reducing capital employed and offering benefits to its customers that cannot currently be obtained from competitors. The Company will be implementing the distribution center concept on a measured basis to determine its efficacy.

  . In connection with the Reengineering Effort, the Company is implementing a new accounting and management information system to upgrade the type and level of information the Company can generate, and to enable it to manage its business more precisely.

  . The Company has created a number of special task forces specifically to address various issues related to inefficiencies at its West Coast wine operations, and has relocated, in some cases temporarily and in others permanently, personnel with particular expertise necessary to address these matters. All aspects of the Company's wine and grape juice concentrate production, material requirements planning functions, warehousing logistics and bottling operations at the Company's Mission Bell Winery in California, are being reviewed and changed as necessary to create greater efficiencies.

  . The Company has instituted several price increases on its varietal and non-varietal table wines in response to increased grape costs from the 1995 grape harvest. In general, it is both industry and Company practice to make selling price adjustments around the time the wine produced with the higher cost grapes is actually sold, which generally occurs in the calendar year following the grape harvest. Over the last year the industry and the Company have increased their selling prices. In the case of the Company, these selling price increases, on an annualized basis, have more than offset the increased costs associated with the fall 1995 harvest.

  . The Company is in the process of recruiting new management in several key positions and has previously hired a new President of its wine division with extensive experience in the U.S. beverage industry, a new Vice President and Controller of the wine division and an experienced manager for its Mission Bell Winery. It is expected that the filling of these positions has given, and will continue to give, the Company significantly increased management depth and experience.

BUSINESS STRATEGY

  The Company's business strategy is to manage its existing portfolio of brands and businesses in order to maximize profit and return on investment, and reposition its portfolio of brands to benefit from growth trends in the beverage alcohol industry. To achieve the foregoing, the Company intends to:
(i) adjust the price/volume relationships of certain brands; (ii) develop new brands and introduce line extensions; (iii) expand geographic distribution; and (iv) acquire businesses that meet its strategic and financial objectives.

PRODUCT CATEGORIES

  The Company produces, imports and markets beverage alcohol products in five principal product categories: table wines, dessert wines, sparkling wines, imported beer and distilled spirits. The table below sets forth the net sales (in thousands of dollars) and unit volumes (in thousands of gallons) for all of the table, dessert and sparkling wines, grape juice concentrate and other wine-related products and services sold by the Company and under brands and products acquired in the Vintners Acquisition and the Almaden/Inglenook Acquisition for the 1994 and 1995 fiscal years and the twelve months ended August 31, 1996.

                                                                  TWELVE MONTHS
                                                                      ENDED
                                     1994             1995       AUGUST 31, 1996
                               ---------------- ---------------- ---------------
                                 NET              NET              NET
TOTAL WINES                     SALES   VOLUME   SALES   VOLUME   SALES   VOLUME
-----------                    -------- ------- -------- ------- -------- ------
Company....................... $245,083  36,613 $209,957  35,481 $220,308 34,399
Vintners......................  125,923  20,461  141,790  20,949  148,558 20,425
Almaden/                        237,853  46,269  251,779  45,000  256,555 44,540
 Inglenook.................... -------- ------- -------- ------- -------- ------
Total......................... $608,859 103,343 $603,526 101,430 $625,421 99,364
                               ======== ======= ======== ======= ======== ======

  Table Wines. The Company sells over 40 different brands of non-varietal table wines, substantially all of which are marketed in the popularly priced segment, which constituted approximately 42% of the domestic table wine market in the United States for the 1995 calendar year, the latest year for which data is available. The Company also sells over 15 different brands of varietal table wines in both the popularly priced and premium categories. The table below sets forth the unit volumes (in thousands of gallons) for the domestic table wines sold by the Company and under domestic table wine brands acquired in the Vintners Acquisition and the Almaden/Inglenook Acquisition for the 1994 and 1995 fiscal years, and the twelve months ended August 31, 1996:

                                                                 TWELVE MONTHS
                                                   1994   1995  ENDED AUGUST 31,
TABLE WINES                                       VOLUME VOLUME       1996
-----------                                       ------ ------ ----------------
Non-varietal..................................... 52,610 47,774      44,682
Varietal......................................... 12,794 16,344      17,971
                                                  ------ ------      ------
Total (a)........................................ 65,404 64,118      62,653
                                                  ====== ======      ======

--------
(a) Excludes sales of wine coolers but includes sales of wine in bulk.

  The Company's table wine brands include:

  Inglenook: The fifth largest selling table wine brand and the seventh largest varietal wine in the United States with a significant restaurant and bar presence.

  Almaden: The sixth largest selling table wine brand and the eleventh largest varietal wine brand in the United States. Almaden is one of the oldest and best known table wines in the United States.

  Paul Masson: The tenth largest selling table wine brand in the United States. Paul Masson is offered in all major varietal and non-varietal product categories in a full range of sizes.

  Taylor California Cellars: The thirteenth largest domestic selling table wine brand in the United States. This brand is also offered in all major varietal and non-varietal product categories in a full range of sizes.

  Cribari: A well-known brand of both varietal and non-varietal table wines, marketed in the popularly priced segment.

  Manischewitz: The largest selling brand of kosher wine in the United States.

  Taylor: One of the United States' oldest brands of non-varietal wine, marketed primarily in the eastern half of the United States.

  Deer Valley: This line of California varietal and non-varietal table wines introduced in 1989 has had significant success in California. The Company has been expanding its distribution of this brand in other regions of the country.

  Dunnewood: Unit volumes of this varietal wine from California's North Coast region have also increased significantly. This brand is marketed at the lower end of the premium price category.

  The Company also markets a selection of popularly priced imported table wines. These brands include:

  Marcus James: One of the largest selling imported varietal wines in the United States. Marcus James is a line of varietal table wines which includes White Zinfandel, Chardonnay, Cabernet Sauvignon and Merlot. The Company owns the Marcus James brand and contracts for its production in Brazil.

  Santa Carolina: The fourth largest table wine brand imported from Chile. Santa Carolina is a line of varietal wines which include Chardonnay, Cabernet and Merlot. The Company began to distribute this brand on May 20, 1996, under an exclusive distribution agreement.

  Mateus: The second largest selling Portuguese table wine and a highly recognized brand name. This brand is imported by the Company under a distribution agreement.

  Partager: A popularly priced table wine with both varietal and non-varietal products. The Company owns the Partager brand and contracts for its production in Chile.

  The Company's unit volume sales of imported wine increased steadily from 1.9 million gallons in fiscal 1994 to 2.4 million gallons for the twelve months ended August 31, 1996. The improvement in unit volume of imported wine is attributable primarily to increased sales of the Marcus James varietal wine brand.

  Dessert Wines. With the exception of the premium dessert wine brands acquired in the Vintners Acquisition, the Company markets its dessert wines in the lower end of the popularly priced category. The popularly priced category represented approximately 89% of the dessert wine market in calendar 1995, the latest year for which data is available. The table below sets forth the unit volumes (in thousands of gallons) for the domestic dessert wines sold by the Company and under domestic dessert wine brands acquired in the Vintners Acquisition for the 1994 and 1995 fiscal years, and the twelve months ended August 31, 1996.

                                                                  TWELVE MONTHS
                                                    1994   1995       ENDED
                                                   VOLUME VOLUME AUGUST 31, 1996
                                                   ------ ------ ---------------
Dessert Wines..................................... 12,037 10,962     10,098

  The Company's dessert wines include:

  Richards Wild Irish Rose: The largest selling dessert wine brand in the United States and the Company's leading dessert wine brand.

  Taylor: Premium traditional dessert wines, including port and sherry.

  Cisco: One of the leading dessert wine brands in the United States. Cisco is a flavored dessert wine positioned higher in price than Richards Wild Irish Rose.

  The Company's unit volumes of dessert wines have declined over the last three years. The decline can be attributed to a general decline in dessert wine consumption in the United States. The Company's unit volume sales of its dessert wine brands (including the brands acquired from Vintners) have decreased 16% from fiscal 1994 through the twelve months ended August 31, 1996.

  Sparkling Wines. The Company markets substantially all of its sparkling wines in the popularly priced segment, which constituted approximately 46% of the domestic sparkling wine market in calendar 1995, the latest year for which data is available. The table below sets forth the unit volumes (in thousands of gallons) for the domestic sparkling wines sold by the Company and under domestic sparkling wine brands acquired in the Vintners Acquisition and the Almaden/Inglenook Acquisition for the 1994 and 1995 fiscal years, and the twelve months ended August 31, 1996:

                                                                  TWELVE MONTHS
                                                    1994   1995       ENDED
                                                   VOLUME VOLUME AUGUST 31, 1996
                                                   ------ ------ ---------------
Sparkling Wines................................... 7,353  6,500       6,565

  The Company's sparkling wine brands include:

  Cook's: The second largest selling domestic sparkling wine in the United States. This brand of champagne is marketed in a bell shaped bottle and is cork-finished, packaging generally associated with higher priced products.

  J. Roget: The fourth largest selling domestic sparkling wine in the United States, priced slightly below Cook's.

  Great Western: A premium priced champagne.

  Taylor: A premium priced champagne.

  Codorniu: The second largest Spanish sparkling wine imported in the United States, sold in the premium price category. The Company sells this brand under an exclusive distribution agreement.

  Grape Juice Concentrate. As a related part of its wine business, the Company produces grape juice concentrate. Grape juice concentrate is sold to the food and wine industries as a raw material for the production of juice-based products, no-sugar-added foods and beverages. Grape juice concentrate competes with other domestically produced and imported fruit-based concentrates. The Company believes that it is the leading grape juice concentrate producer in the United States. The table below sets forth the unit volumes (in thousands of gallons) for the grape juice concentrate sold by the Company and the grape juice concentrate business acquired in the Almaden/Inglenook Acquisition for the 1994 and 1995 fiscal years, and the twelve months ended August 31, 1996:

                                                                  TWELVE MONTHS
                                                    1994   1995       ENDED
                                                   VOLUME VOLUME AUGUST 31, 1996
                                                   ------ ------ ---------------
Grape Juice Concentrate........................... 11,826 11,017     11,863

  Other Wine Products and Related Services. The Company's other wine related products and services include: grape juice; St. Regis, the leading nonalcoholic line of wines in the United States; wine coolers sold primarily under the Sun Country brand name; cooking wine; and wine for the production of vinegar. The Company also provides various bottling and distillation production services for third parties.

  Beer. The Company is the third largest marketer of imported beers in the United States. The Company distributes three of the top 20 imported beers in the United States: Corona, Modelo Especial and St. Pauli Girl. The table below sets forth the net sales (in thousands of dollars) and unit volumes

(in thousands of cases) for the beer sold by Barton and the Company for the 1994 and 1995 fiscal years and the twelve months ended August 31, 1996:

                                                                   TWELVE MONTHS
                                                                  ENDED AUGUST 31,
         1994                          1995                             1996
 ----------------------        ----------------------------     ----------------------------
 NET SALES      VOLUME         NET SALES         VOLUME         NET SALES         VOLUME
 ---------      ------         ---------         ------         ---------         ------
 $173,883       14,100         $216,159          17,471         $279,070          22,388

  The Company's principal imported beer brands include:

  Corona: The second largest selling imported beer in the United States and the number one selling beer in Mexico. The Company believes that Corona is the largest selling import in the territory in which it is distributed by the Company. The Company has represented the supplier of Corona since 1978 and currently sells Corona and its related Mexican beer brands in 25 primarily western states.

  Modelo Especial: One of the family of products imported from the supplier of Corona, Modelo Especial has grown to be the fifteenth largest selling imported beer in the United States.

  St. Pauli Girl: The sixteenth largest selling imported beer in the United States, and the second largest selling German import.

  Tsingtao: The largest selling Chinese beer in the United States.

  The Company's other imported beer brands include Pacifico and Negra Modelo from Mexico, Peroni from Italy and Double Diamond from the United Kingdom. The Company owns and operates the Stevens Point Brewery, a regional brewer located in Wisconsin, which produces Point Special, among other brands.

  Net sales and unit volumes of the Company's beer brands have grown during the previous three fiscal years primarily as a result of the increased sales of Corona and the Company's other Mexican beer brands. During the two years ended August 31, 1996, net sales and unit volume of the Company's beer brands increased at an annual rate of 27% and 26%, respectively.

  Distilled Spirits. The Company is the fourth largest supplier of distilled spirits in the United States. The Company produces, bottles, imports and markets a diversified line of quality distilled spirits, and also exports distilled spirits to more than 15 foreign countries. The table below sets forth the net sales (in thousands of dollars) and unit volumes (in thousands of 9-liter cases) for the distilled products case goods sold by Barton and under brands acquired in the Vintners Acquisition and the Almaden/ Inglenook Acquisition for the 1994 and 1995 fiscal years and the twelve months ended August 31, 1996, and for the brands and products acquired in the UDG Acquisition for the twelve months ended August 31, 1994, 1995, and 1996:

                                                                    TWELVE MONTHS ENDED
                                         1994            1995         AUGUST 31, 1996
                                    --------------- --------------- ---------------------
                                      NET             NET               NET
SPIRITS                              SALES   VOLUME  SALES   VOLUME    SALES     VOLUME
-------                             -------- ------ -------- ------ ---------- ----------
Barton/Vintners/Almaden/Inglenook.  $ 88,549  5,678 $ 92,400  5,917 $   98,166    6,021
UDG...............................   101,916  4,941   92,136  5,013     83,274    4,867
                                    -------- ------ -------- ------ ---------- --------
Total.............................  $190,465 10,619 $184,536 10,930   $181,440   10,888
                                    ======== ====== ======== ====== ========== ========

  The Company's leading distilled spirits brands include:

  Barton Gin and Vodka: The fifth largest domestically bottled gin and the fifth largest domestically bottled vodka.

  Fleischmann's Vodka, Gin and Preferred: The fourth largest blended whiskey and the fourth largest domestically bottled gin.

  Mr. Boston: A highly recognized name with a full line of spirits, including cordials, cocktails, flavored brandies, gin and vodka.

  Montezuma: The second largest selling tequila in the United States.

  Canadian LTD: The fifth largest domestically bottled Canadian whisky.

  Ten High Bourbon: The seventh largest bourbon brand in the United States.

  Inver House: The fifth largest domestically bottled Scotch whisky.

  Monte Alban: A premium priced product which the Company believes is the largest selling mezcal in the United States.

  Paul Masson Grande Amber: The fourth largest selling aged brandy in the United States, and one of the fastest-growing domestic brandies.

  Other products include Skol Vodka, Gin and Rum; Crystal Palace Gin and Vodka; Glenmore spirits; Chi-Chi's cocktails; Lauder's, House of Stuart and Highland Mist Scotch whiskies; Old Thompson; Kentucky Gentleman, Kentucky Tavern, Very Old Barton and Tom Moore bourbon whiskies; di Amore liqueurs; Schenley spirits; Sabroso coffee liqueur; Northern Light, Canadian Host and Canadian Supreme Canadian whiskies and Imperial, Barton Reserve and Barton Premium blended whiskies. Substantially all of the Company's spirits unit volume consists of products marketed in the price value segment.

  During the two years ended August 31, 1996, net sales and unit volumes of distilled spirits brands sold by Barton and under brands acquired in the Vintners and Almaden/Inglenook Acquisitions increased at an annual rate of 5% and 3%, respectively. Unit volumes of vodka, tequila and brandy have increased, while Scotch and bourbon have experienced decreases in unit volume.

  During the two years ended August 31, 1996, the net sales of brands acquired in the UDG Acquisition declined in excess of industry rates. The Company believes that these declines resulted from noncompetitive retail pricing and promotional activities of the brands' previous owner. The Company has implemented pricing and promotional activities which have reduced the rate of decline during Fiscal 1997.

  In addition to the branded products described above, the Company also sells distilled spirits in bulk and provides contract production and bottling services. These activities accounted for net sales during the 1994 and 1995 fiscal years and for the twelve months ended August 31, 1996 of $7.0 million, $5.8 million, and $21.3 million, respectively. The significant increase in contract production services is a result of the UDG Acquisition.

MARKETING AND DISTRIBUTION

  The Company's products are distributed and sold throughout the United States through over 1,200 wholesalers, as well as through state alcoholic beverage control agencies. The Company employs a full-time, in-house marketing and sales organization of approximately 300 people to develop and service its sales to wholesalers and state agencies. The Company's sales force is organized in separate sales divisions: a beer division, a spirits division and a wine division. The Company believes that the organization of its sales force into separate divisions positions it to maintain a high degree of focus on each of its principal product categories. For the 1994 and 1995 fiscal years and the twelve months ended August 31, 1996, gross sales to the Company's largest wholesaler, Southern Wine and Spirits, represented 12.3%, 10.6% and 8.0% of the Company's gross sales, respectively.

  The Company's marketing strategy places primary emphasis upon promotional programs directed at its broad national distribution network (and to the retailers served by that network). The Company has extensive marketing programs for its brands including promotional programs on both a national basis and regional basis in accordance with the strength of the brands, point-of-sale materials, consumer media advertising, event sponsorship, market research, trade advertising and public relations.

TRADEMARKS AND DISTRIBUTION AGREEMENTS

  The Company's wine and distilled spirits products are sold under a number of trademarks. Most of these trademarks are owned by the Company.

  The Company also produces and sells wines and distilled spirits products under exclusive license or distribution agreements. Significant agreements include: a long term license agreement with Nabisco Brands Company for a term which expires in 2008 and which automatically renews for successive additional 20 year terms unless cancelled by the Company for the Fleischmann's spirits brands; a long term license agreement with Hiram Walker & Sons, Inc. for a term which expires in 2116 for the Ten High, Crystal Palace, Northern Light and Imperial Spirits brands; and a long term license agreement with the B. Manischewitz Company for a term which expires in 2042 for the Manischewitz brand of kosher wines.

  The Company also has other less significant license and distribution agreements related to the sale of wine and distilled spirits with terms of various durations.

  All of the Company's imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products. These agreements have terms that vary and prohibit the Company from importing other beers from the same country. The Company's agreement to distribute Corona and its other Mexican beer brands exclusively throughout 25 states expires in December 2006 and, subject to compliance with certain performance criteria and other terms under the agreement, will be automatically renewed for additional terms of five years. Under this agreement, the Mexican supplier has the right to consent to Mr. Goodman's successor as Chairman and Chief Executive Officer of Barton's beer subsidiary, which consent may not be unreasonably withheld, and, if such consent is properly withheld, to terminate the agreement. The Company's agreement for the importation of St. Pauli Girl expires in 1998 and, subject to compliance with certain performance criteria, may be extended by the Company until 2003. The Company's agreement for the exclusive importation of Tsingtao throughout the entire United States expires in December 1999 and, subject to compliance with certain performance criteria and other terms under the agreement, will be automatically renewed until December 2002. Prior to their expiration, these agreements may be terminated if the Company fails to meet certain performance criteria. The Company believes it is currently in compliance with its imported beer distribution agreements. From time to time, the Company has failed, and may in the future fail, to satisfy certain performance criteria in its distribution agreements. Although there can be no assurance that its beer distribution agreements will be renewed, given the Company's long term relationships with its suppliers, the Company expects that such agreements will be renewed prior to their expiration and does not believe that these agreements will be terminated.

COMPETITION

  The beverage alcohol industry is highly competitive. The Company competes on the basis of quality, price, brand recognition and distribution. The Company's beverage alcohol products compete with other alcoholic and nonalcoholic beverages for consumer purchases, as well as shelf space in retail stores and marketing focus by the Company's wholesalers. The Company competes with numerous multinational producers and distributors of beverage alcohol products, many of which have significantly greater resources than the Company. The Company's principal competitors include E & J Gallo Winery and The Wine Group in the wine category, Heineken USA, Molson Breweries USA, Labatt's USA and Guinness Import Company in the imported beer category, and Jim Beam Brands in the distilled spirits category.

PRODUCTION

  The Company's wines are produced from several varieties of wine grapes grown principally in California and New York. The grapes are crushed at the Company's wineries and stored as wine, grape juice or concentrate. Such grape products may be made into wine for sale under the Company's brand names, sold to other companies for resale under their own labels, or shipped to customers in the form of juice, juice concentrate, unfinished wines, high-proof grape spirits or brandy. Most of the Company's wines are bottled and sold within 18 months after the grape crush. The Company's inventories of wines, grape juice and concentrate are usually at their highest levels in November and December, immediately after the crush of each year's grape harvest, and are substantially reduced prior to the subsequent year's crush.

  The bourbon whiskeys, domestic blended whiskeys and light whiskeys marketed by the Company are primarily produced and aged by the Company at its distillery in Bardstown, Kentucky, though it may from time to time supplement its inventories through purchases from other distillers. At its Atlanta and Albany, Georgia, facilities, the Company produces all of the neutral grain spirits and whiskeys used by it in the production of vodka, gin and blended whiskey sold by it to customers in the state of Georgia. The Company's requirements of Canadian and Scotch whiskies, and tequila, mezcal, and the neutral grain spirits used by it in the production of gin and vodka for sale outside of Georgia, and other spirits products, are purchased from various suppliers.

SOURCES AND AVAILABILITY OF RAW MATERIALS

  The principal components in the production of the Company's branded beverage alcohol products are: packaging materials, primarily glass; grapes; and other agricultural products, such as grain.

  The Company utilizes glass and PET bottles and other materials, such as caps, corks, capsules, labels and cardboard cartons, in the bottling and packaging of its products. Glass bottle costs are one of the largest components of the Company's cost of product sold. The glass bottle industry is highly concentrated with only a small number of producers. The Company has traditionally obtained, and continues to obtain, its glass requirements from a limited number of producers. The Company has not experienced difficulty in satisfying its requirements with respect to any of the foregoing and considers its sources of supply to be adequate. However, the inability of any of the Company's glass bottle suppliers to satisfy the Company's requirements could adversely affect the Company's operations.

  Most of the Company's annual grape requirements are satisfied by purchases from each year's harvest, which normally begins in August and runs through October. Costs for grapes have escalated dramatically over the last two grape harvests (fall 1995 and fall 1996). The Company believes that it has adequate sources of grape supplies to meet its sales expectations for Fiscal 1997. However, in the event demand for certain wine products exceeds expectations for Fiscal 1997, the Company could experience shortages.

  The Company purchases grapes from over 700 independent growers principally in the San Joaquin Valley and Monterey regions of California and in New York State. The Company enters into written purchase agreements with a majority of these growers on a year-to-year basis. However, in connection with the Vintners Acquisition and the Almaden/Inglenook Acquisition, the Company acquired certain long-term grape purchase contracts. In addition, the Company's negligible purchases of grapes from the Napa Valley and related regions minimize its exposure to phylloxera and other agricultural risks. However, phylloxera in these regions has caused certain wineries to increase their purchases of grapes from the San Joaquin and Monterey regions. The Company has recently purchased approximately 1,000 acres of vineyards in California and leases a small number of additional acres in California for vineyard plantings. The Company continues to consider the purchase or lease of additional vineyards, and additional land for vineyard plantings, to supplement its grape supply. The Company is also planting vineyards on land in California currently owned by the Company.

  The distilled spirits manufactured by the Company require various agricultural products, neutral grain spirits and bulk spirits. The Company fulfills its requirements through purchases from various sources, through contractual arrangements and through purchases on the open market. The Company believes that adequate supplies of the aforementioned products are available at the present time.

GOVERNMENT REGULATION

  The Company's operations are subject to extensive federal and state regulation. These regulations cover, among other matters, sales promotion, advertising and public relations, labeling and packaging, changes in officers or directors, ownership or control, distribution methods and relationships, and requirements regarding brand registration and the posting of prices and price changes. All of the Company's facilities are also subject to federal, state and local environmental laws and regulations and the Company is required to obtain permits and licenses to operate its facilities. The Company believes that it is in compliance in all material respects with all presently applicable governmental laws and regulations and that the cost of administration of compliance with such laws and regulations does not have, and is not expected to have, a material adverse impact on the Company's financial condition or results of operations.

EMPLOYEES

  The Company had 2,518 full-time employees as of November 30, 1996, as compared to 2,538 employees as of November 30, 1995. As of November 30, 1996, approximately 1,200 employees were covered by collective bargaining agreements. Additional workers may be employed by the Company during the grape crushing season. The Company considers its employee relations to be good.

PROPERTIES

  The Company currently operates 12 wineries, three distilling and bottling plants, two bottling plants and a brewery, all of which include warehousing and distribution facilities on the premises. The Company considers its principal facilities to be the Mission Bell winery in Madera, California; the Canandaigua, New York winery; the Monterey Cellars winery in Gonzales, California; the distilling and bottling facility located in Bardstown, Kentucky; and the bottling facility located in Owensboro, Kentucky. All of these facilities are owned by the Company other than a winery in Escalon, California, and bottling plants in Carson, California, and Batavia, New York, each of which is leased.

  In New York, the Company operates three wineries located in Canandaigua, Naples and Batavia. The Company currently operates 9 winery facilities in California. The Mission Bell winery is a crushing, wine production, bottling and distribution facility and a grape juice concentrate production facility. The Monterey Cellars winery is a crushing, wine production and bottling facility. The other wineries operated in California are located in Escalon, Lodi, McFarland, Madera, Fresno, and Ukiah. The Escalon facility is operated under a long term lease with an option to buy. The Company recently purchased approximately 1,000 acres of vineyards in California and leases a small number of additional acres in California for vineyard plantings.

  The Company operates five facilities that produce, bottle and store distilled spirits. It owns production, bottling and storage facilities in Bardstown, Kentucky, and Atlanta and Albany, Georgia, and operates bottling plants in Owensboro, Kentucky, and Carson, California. The Carson plant is operated under a management contract and a sublease, each of which is scheduled to expire on December 31, 1997, subject to a one year extension at the option of the sublessor. The Carson plant receives distilled spirits in bulk from Bardstown and outside vendors, which it bottles and distributes. The Company also performs contract bottling at the Carson plant. The Bardstown facility distills, bottles and warehouses whiskey for the Company's account and on a contractual basis for other participants in the industry. The Owensboro facility bottles and warehouses whiskey for the Company's account and performs contract bottling. The Company also owns production plants in Atlanta and Albany, Georgia, which produce vodka, gin and blended whiskeys.

  The Company owns a brewery in Stevens Point, Wisconsin, where it produces and bottles Point beer and brews and packages on a contract basis for a variety of brewing and other food and beverage industry members. In addition, the Company owns and maintains its corporate headquarters in Canandaigua, New York, where it also leases additional office space, and leases office space in Chicago, Illinois, for its Barton headquarters.

  The Company believes that all of its facilities are in good condition and working order and have adequate capacity to meet its needs for the foreseeable future.

  Most of the Company's real property has been pledged under the terms of collateral security mortgages as security for the payment of outstanding loans under the Credit Facility. See "Description of Credit Facility".

LEGAL PROCEEDINGS

  The Company and its subsidiaries are subject to litigation from time to time in the ordinary course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, such liability will not have a material adverse effect on the Company's financial condition or results of operations.

  In connection with an investigation in the State of New Jersey into regulatory trade practices in the beverage alcohol industry, one employee of the Company was arrested in March 1994 and another employee subsequently came under investigation in connection with providing "free goods" to retailers in violation of New Jersey beverage alcohol laws. A proposed consent order has been received from the appropriate regulatory agency by the Company which would, when finalized, fully resolve the matter without any material effect on the Company.

  With respect to the following described litigation, on November 8, 1996, the District Court entered summary judgment in favor of the Company and the other defendants. The Court's judgment resolves all claims against all of the defendants in this litigation. The time period in which plaintiffs could have filed a notice of appeal to the United States Court of Appeals for the Second Circuit expired on December 12, 1996, without any such notice being filed.

  On November 13, 1995, a purported stockholder of the Company filed a class action in the United States District Court for the Southern District of New York, VENTRY, ET AL. V. CANANDAIGUA WINE COMPANY, INC., ET AL. (the "Ventry Class Action"). On November 16, 1995, another purported stockholder of the Company filed a class action in the United States District Court for the Southern District of New York, BRICKELL PARTNERS, ET AL. V. CANANDAIGUA WINE COMPANY, INC., ET AL. (the "Brickell Class Action"). On December 6, 1995, a third purported stockholder of the Company filed a class action in the United States District Court for the Southern District of New York, BABICH, ET AL. V. CANANDAIGUA WINE COMPANY, INC., ET AL. (and this class action together with the

Brickell Class Action and the Ventry Class Action, the "Class Actions"). The defendants in the Class Actions were the Company, Richard Sands and Lynn K. Fetterman. The Class Actions were consolidated and a consolidated complaint was filed on January 16, 1996. The Class Actions asserted violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and sought to recover damages in an unspecified amount which the class members allegedly sustained by purchasing the Company's common stock at artificially inflated prices. The complaints in the Class Actions alleged that the Company's public documents and statements were materially incomplete and, as a result, misleading.

  On April 8, 1996, the Company filed a motion to dismiss the consolidated complaint and oral argument was held on September 25, 1996. After oral argument, the Court stated that it intended to construe the Company's motion to dismiss as a motion for summary judgment. As noted above, on November 8, 1996, the District Court entered summary judgment in favor of the Company and the other defendants.


                                   MANAGEMENT

  The following table sets forth information with respect to the current directors and executive officers of the Company:

          NAME           AGE                       POSITION/OFFICE HELD
          ----           ---                       --------------------
Marvin Sands............  73 Chairman of the Board
Richard Sands...........  45 President, Chief Executive Officer and Director
Robert Sands............  38 Executive Vice President, General Counsel, Secretary and Director
Ellis M. Goodman........  59 Chief Executive Officer of Barton Incorporated
Daniel C. Barnett.......  47 Senior Vice President and President of Wine Division
Bertram E. Silk.........  65 Senior Vice President and Director
George Bresler..........  72 Director
James A. Locke, III.....  54 Director

  Marvin Sands is the founder of the Company, which is the successor to a business he started in 1945. He has been a director of the Company and its predecessor since 1946 and was Chief Executive Officer until October 1993. Marvin Sands is the father of Richard Sands and Robert Sands.

  Richard Sands, Ph.D., has been employed by the Company in various capacities since 1979. He was elected Executive Vice President and a director in 1982, became President and Chief Operating Officer in May 1986 and was elected Chief Executive Officer in October 1993. He is a son of Marvin Sands and the brother of Robert Sands.

  Robert Sands was appointed Executive Vice President, General Counsel in October 1993. In January 1995, he was appointed Secretary of the Company. He was elected a director of the Company in January 1990 and served as Vice President, General Counsel since June 1990. From June 1986, until his appointment as Vice President, General Counsel, Mr. Sands was employed by the Company as General Counsel. He is a son of Marvin Sands and the brother of Richard Sands.

  Ellis M. Goodman is the Chief Executive Officer of Barton and serves in that capacity under the terms of an employment agreement with Barton. By virtue of his position and responsibilities with Barton, Mr. Goodman is deemed an executive officer of the Company. From July 1993 to January 1996, Mr. Goodman served as a director of the Company. Also, from July 1993 to October 1993, he served as a Vice President of the Company and from October 1993 to January 1996, Mr. Goodman served as an Executive Vice President of the Company. Mr. Goodman has been Chief Executive Officer of Barton since 1987 and Chief Executive Officer of Barton Brands, Ltd. (predecessor to Barton) since 1982.

  Daniel C. Barnett joined the Company during November 1995 as a Senior Vice President and President of the Company's wine division. From July 1994 to October 1995, Mr. Barnett served as President and Chief Executive Officer of Koala Springs International, a juice beverage company. Prior to that, from April 1991 to June 1994, Mr. Barnett was Vice President and General Manager of Nestle USA's beverage businesses. From October 1988 to April 1991, he was President of Weyerhauser's baby diaper division.

  Bertram E. Silk has been a director and Vice President of the Company since 1973 and was elected Senior Vice President in October 1993. He has been employed by the Company since 1965. Currently, Mr. Silk is responsible for industry relations with respect to labor unions in California, as well as for various trade association and international alcohol beverage industry matters. Immediately prior to his current position, he was in charge of the Company's grape grower relations in California. Before moving from Canandaigua, New York to California in 1989, Mr. Silk was in charge of production for the Company. From 1989 to August 1994, Mr. Silk was in charge of the Company's grape juice concentrate business in California.

  George Bresler has served as a director of the Company since 1992 and has been engaged in the practice of law since 1957. From August 1987 through July 1992, Mr. Bresler was a partner in the law firm of Bresler and Bab, New York, New York. Currently, Mr. Bresler is a partner in the law firm of Rosner, Bresler, Goodman & Bucholz in New York, New York.

  James A. Locke, III has served as a director of the Company since 1983. Since January 1, 1996, Mr. Locke has been a partner in the law firm of Nixon, Hargrave, Devans and Doyle LLP, Rochester, New York, which firm is the Company's principal outside counsel. For twenty years prior to joining this firm, Mr. Locke was a partner in the law firm of Harter, Secrest and Emery, Rochester, New York.

  Directors of the Company hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Executive officers of the Company hold office until the next Annual Meeting of the Board of Directors and until their successors are chosen and qualify.

EXECUTIVE COMPENSATION AND STOCK OWNERSHIP

  The current annual base compensation for the Company's four most highly compensated officers is as follows: Marvin Sands--$478,170; Richard Sands-- $469,480; Robert Sands--$456,026 and Ellis Goodman--$412,000. In addition, Ellis Goodman has an employment agreement with Barton which expires in December 1999, but will be automatically extended for additional one-year periods unless Mr. Goodman or Barton notifies the other, within a specified time period, of the desire not to extend such employment agreement.

  As of December 6, 1996, the directors and principal officers of the Company listed above as a group beneficially owned approximately 14% of the outstanding shares of Class A Common Stock (exclusive of shares of Class A Common Stock issuable pursuant to the conversion feature of the Class B Common Stock beneficially owned by officers and directors) and approximately 85% of the outstanding shares of Class B Common Stock.

                        DESCRIPTION OF CREDIT FACILITY

  On September 1, 1995, the Company, its principal operating subsidiaries, and a syndicate of 20 banks (the "Syndicate Banks"), for which The Chase Manhattan Bank ("Chase") acts as Administrative Agent, entered into the Third Amended and Restated Credit Agreement. The Third Amended and Restated Credit Agreement, as amended, is referred to as the "Credit Facility." The following summary of the principal terms of the Credit Facility does not purport to be complete and is subject to the detailed provisions of the Credit Facility, a copy of which is available upon request.

  As of November 30, 1996, the Credit Facility consisted of (i) a $216.0 million Term Loan facility due in August 2001 ("Term Loans"), (ii) a $185.0 million Revolving Loan facility, including all drawn or undrawn letters of credit ("Revolving Letters of Credit"), which expires in June 2001 ("Revolving Loans"), and (iii) a $13.7 million irrevocable standby Letter of Credit (the "Barton Letter of Credit") related to certain earn-out payments related to the Barton Acquisition. The Barton Letter of Credit expired on December 31, 1996.

  The Term Loans and the Revolving Loans, at the Company's option, can be either a base rate loan or a Eurodollar rate loan. In addition, the Revolving Loans can be a money market loan. A base rate loan bears interest at the rate per annum equal to the higher of (1) the Federal Funds rate for such day plus 1/2 of 1%, or (2) the Chase prime commercial lending rate. A Eurodollar rate loan bears interest at LIBOR plus a margin. The interest rate margin for Eurodollar rate loans may be decreased by up to 0.50% or increased by up to 0.25% depending on the Company's debt coverage ratio (as defined in the Credit Facility). The interest rate on a money market loan is determined by a competitive bid process among the Syndicate Banks. As of November 30, 1996, the interest rate margin on a Eurodollar rate loan was 1%.

  As of November 30, 1996, the Term Loans bore interest at a per annum rate of 6.5% with quarterly principal payments of $10.0 million and a final payment of $7.0 million in August 2001.

  The $185.0 million Revolving Loan facility may be utilized by the Company either in the form of Revolving Loans or as Revolving Letters of Credit up to a maximum of $20.0 million. Additionally, availability of Revolving Loans is subject to a formula based on the amount of certain eligible receivables and certain eligible inventory and is reduced by the amount of Revolving Letters of Credit. As of November 30, 1996, there were outstanding Revolving Loans of $130.0 million bearing interest at 6.7%, undrawn Revolving Letters of Credit of $8.9 million and $46.1 million available to be drawn in Revolving Loans. The Revolving Loans are required to be prepaid in such amounts that, for a single period of at least thirty consecutive days at any time during the fiscal quarters ending on May 31 and August 31 of each fiscal year, the aggregate principal amount of Revolving Loans outstanding, together with drawn and undrawn Revolving Letters of Credit, will not exceed $60.0 million, plus the amount expended by the Company relating to certain capital expenditures at any time during Fiscal 1997 up to $17.5 million.

  Each of the Company's operating subsidiaries has guaranteed, jointly and severally, the Company's obligations under the Credit Facility. The Syndicate Banks have been given security interests in substantially all of the assets of the Company and its subsidiaries. The Company and its subsidiaries are subject to customary secured lending covenants including those restricting additional liens, the incurrence of additional indebtedness, the sale of assets, the payment of dividends, transactions with affiliates, the making of certain investments and certain other fundamental changes. The Company and its subsidiaries are also required to maintain a minimum level of interest rate protection instruments and the following financial covenants above specified levels: debt coverage ratio; tangible net worth; fixed charges ratio; and operating cash flow to interest expense. Among the most restrictive covenants contained in the Credit Facility, the Company is required to maintain a fixed charge ratio not less than 1.0 to 1.0 at the last day of each fiscal quarter for the most recent four quarter periods. The Credit Facility permits the Company to repurchase up to $30.0 million of the Company's outstanding Common Stock.

  The Company may prepay the principal of the Term Loans and the Revolving Loans at its discretion. The Revolving Loans and the Term Loan are required to be prepaid and the Revolving Loans commitment, the Term Loan commitment and the Barton Letter of Credit commitment will be automatically reduced in the following aggregate amounts: (i) the amount equal to 100% of the net proceeds from insurance, condemnation awards or other compensation arising out of certain casualty events; (ii) the amount equal to 50% of the net proceeds of certain capital contributions or the sale of certain equity interests; (iii) the amount equal to the excess of (A) the amount equal to 50% of excess cash flow for the period of four fiscal quarters ending on each August 31 over (B) the aggregate amount of prepayments of the Term Loan made during such period and, after payment in full of the Term Loan, the aggregate amount of voluntary reductions made during such period of Revolving Loan commitments; (iv) the amount equal to 100% of the net proceeds of any sales of assets, other than assets disposed of in the ordinary course of business, when such sales of assets in the aggregate exceed $15.0 million; (v) 100% of net proceeds in excess of $50 million from the issuance of certain subordinated indebtedness (including the Notes); and (vi) in full upon certain changes of control (including a Change of Control under the Indenture) if such event requires the Company to redeem or offer to redeem certain subordinated indebtedness under the terms thereof.

  Events of Default. Events of Default under the Credit Facility include, among other things, (a) failure of the Company or any subsidiary to pay when due principal of or interest on the loans, fees, other amounts owing under the Credit Facility and such default shall continue for two or more business days;
(b) failure of the Company or any subsidiary to pay when due principal of or interest on any other Indebtedness or any amount under any interest rate protection agreement or the Barton acquisition agreement, provided that such payment due is in an aggregate amount greater than or equal to $100,000; or any event relating to Indebtedness in an aggregate principal amount greater than or equal to $100,000 or any event specified in any interest rate protection agreement occurs that permits acceleration of such Indebtedness or the payments due under such interest rate protection agreement; (c) default by the Company or any subsidiary in the due observance or performance of certain agreements and covenants contained in the Credit Facility or other documents related thereto; (d) material inaccuracy of any representation or warranty made by the Company or any subsidiary in connection with the Credit Facility or other documents related thereto; (e) a final judgment against the Company or any subsidiary in excess of $500,000 (exclusive of judgment amounts covered by insurance) or in excess of $5.0 million (regardless of insurance coverage) that remains undischarged (unless a stay of execution has been procured) for 45 days; (f) the occurrence of certain events respecting pension plans; (g) a reasonable basis shall exist for the assertion against the Company or any subsidiary of material claims or liabilities respecting hazardous materials;
(h) Marvin Sands or members of his immediate family or a trust for their benefit shall cease to own in the aggregate and on a fully diluted basis common stock of the Company having by its terms voting power to elect at least 50% (in number of votes) of the board of directors of the Company or certain other change-of-control events shall occur; (i) the face amount of the Barton Letter of Credit shall not be reduced as scheduled; and (j) certain bankruptcy related events.

  Change of Control Under the Notes. All amounts outstanding under the Credit Facility must be repaid in full before the Company can purchase any Original Notes or any Notes upon a Change of Control. See "Risk Factors--Change of Control Offer."

                             DESCRIPTION OF NOTES

  The Old Notes were, and the Exchange Notes will be, issued under an Indenture (the "Indenture") dated as of October 29, 1996, between the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"), copies of which are available upon request. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages under certain circumstances related to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer.

  The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions."

GENERAL

  The Exchange Notes will mature on December 15, 2003, will be limited to $65,000,000 aggregate principal amount and will be unsecured senior subordinated obligations of the Company. Each Exchange Note will bear interest at the rate set forth on the cover page hereof from October 29, 1996 or from the most recent interest payment date to which interest has been paid, payable semi-annually on June 15 and December 15 in each year, commencing June 15, 1997, to the Person in whose name the Exchange Note (or any predecessor Exchange Note) is registered at the close of business on the June 1 or December 1 next preceding such interest payment date.

  Payment of the Notes is guaranteed by the Guarantors on a senior subordinated basis. The Guarantors are comprised of substantially all the direct and indirect Wholly Owned Subsidiaries of the Company.

  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable (subject to compliance with transfer restrictions imposed by applicable securities laws for so long as the Notes are not registered for resale under the Securities Act), at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

  The Company currently has outstanding $130.0 million aggregate principal amount of Original Notes pursuant to the Original Indenture, the terms of which are substantially similar to the Notes and Indenture, respectively.

OPTIONAL REDEMPTION

  The Notes will be subject to redemption at any time on or after December 15, 1998, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   1998..............................................................  104.375%
   1999..............................................................  102.917%
   2000..............................................................  101.458%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on regular record dates to receive interest due on an Interest Payment Date).

  Notwithstanding the preceding paragraph, the Company will not be permitted to redeem the Original Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Notes (rounded to the nearest integral multiple of $1,000) equal to the product of
(1) a fraction, the numerator of which is the aggregate principal amount of Original Notes to be so redeemed and the denominator of which is the aggregate principal amount of Original Notes outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Notes outstanding immediately prior to such proposed redemption.

  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. (Sections 203, 1101 and
1108)

SINKING FUND

  The Notes are not entitled to the benefit of any sinking fund.

RANKING

  The payment of the principal of, premium, if any, and interest on, the Notes and all other Indenture Obligations are subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form acceptable to the holders of Senior Indebtedness. The Notes are senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

  During the continuance of any default in the payment of any Designated Senior Indebtedness, no payment (other than payments previously made pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or certain debt securities) shall be made by the Company on account of principal of, premium, if any, or interest on, the Notes or any other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Notes unless and until such default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness with respect to which such payment default shall have occurred shall have been discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of such Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

  During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after receipt by the Trustee and the Company from a representative of the holders of Designated Senior Indebtedness of written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or certain debt securities) shall be made by the Company on account of any principal of, premium, if any, or interest on, the Notes or any other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Notes for the period specified below (the "Payment Blockage Period").

  The Payment Blockage Period shall commence upon the receipt of notice of the Nonpayment Default by the Trustee from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Nonpayment Default is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Designated Senior Indebtedness or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Nonpayment Defaults may be given during the Initial Period; provided that during any 365 consecutive day period only one such period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of such period may not exceed 179 days. No Nonpayment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. (Section 1203)

  If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default."

  The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other form acceptable to the holders of Senior Indebtedness, before any payment or distribution (excluding distributions of certain permitted equity or certain debt securities) is made on account of the principal of, premium, if any, or interest on the Notes or any other Indenture Obligations.

  By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and, funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other form acceptable to the holders of Senior Indebtedness, and the Company may be unable to meet its obligations fully with respect to the Notes.

  Each Guarantee of a Guarantor is an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the Guarantees is subordinated to Senior Guarantor Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

  "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Original Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include
(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company and (ii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (viii) Indebtedness owed by the Company for compensation to employees or for services.

  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for Indebtedness, or commitments to lend, of at least $30,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

  "Senior Guarantor Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Original Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Without limiting the generality of the foregoing, "Senior Guarantor Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Credit Agreement shall not constitute Senior Guarantor Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall not include (i) Indebtedness evidenced by the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries,
(vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (viii) Indebtedness owed by any Guarantor for compensation to employees or for services.

  As of November 30, 1996, after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Indebtedness was approximately $328.8 million, the aggregate amount of outstanding Pari Passu Indebtedness was $130.0 million and the aggregate amount of outstanding Senior Guarantor Indebtedness was approximately $327.8 million (including $327.4 million of outstanding indebtedness representing guarantees of Senior Indebtedness). See "Risk Factors--Subordination of the Notes and the Guarantees; Asset Encumbrances" and "Capitalization."

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

 Limitation on Indebtedness.

  (a) The Company will not, and will not permit any of its Subsidiaries to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "incur") any Indebtedness (including any Acquired Indebtedness), except that the Company and any Guarantor may incur Indebtedness (including any Acquired Indebtedness) and any Subsidiary that is not a Guarantor may incur Acquired Indebtedness if, in each case, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four- quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four quarter period; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, as if such acquisition or disposition occurred at the beginning of such four quarter period or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is at least equal to 2.25:1.00. (Section 1008)

  (b) The foregoing limitation will not apply to the incurrence of any of the following (collectively "Permitted Indebtedness"):

    (i) Indebtedness of the Company and any Subsidiary under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed (x) $50,000,000 under any term loans made pursuant thereto, minus all principal payments made in respect of any term loans, (y) $100,000,000 under any revolving credit facility thereunder and (z) $28,200,000 of "Letter of Credit Liabilities" (as defined in the Credit Agreement as in effect on the date of the Original Indenture) in respect to the Barton Letter of Credit, less any reduction on such "Letter of

  Credit Liabilities" (whether through payments or reductions of the face amount of the Barton Letter of Credit);

    (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee;

    (iii) Indebtedness of the Company or any Subsidiary outstanding on the date of the Indenture and listed on Schedule I thereto;

    (iv) Indebtedness of the Company owing to a Subsidiary; provided that any Indebtedness of the Company owing to a Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv);

    (v) Indebtedness of a Wholly Owned Subsidiary owing to the Company or another Wholly Owned Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Subsidiary that is not a Guarantor,
  (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Subsidiary's obligations under its Guarantee; provided further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (b) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause (v);

    (vi) guarantees of any Subsidiary made in accordance with the provisions of "--Limitation on Issuances of Guarantees of and Pledges for Indebtedness";

    (vii) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries, as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such incurrence;

    (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (1) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

    (ix) Indebtedness, in addition to that described in clauses (i) through
  (viii) of this definition of "Permitted Indebtedness," and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $25,000,000 outstanding at any one time in the aggregate.

  Limitation on Restricted Payments. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly:

    (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

    (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Pari Passu Indebtedness or Subordinated Indebtedness;

    (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary held by any Person (other than the Company or any of its Wholly Owned Subsidiaries);

    (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Subsidiary of the Company); or

    (vi) make any Investment in any Person (other than any Permitted
  Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "--Limitation on Indebtedness"; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of the Original Indenture does not exceed the sum of:

    (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter commencing prior to the date of the Original Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

    (B) the aggregate Net Cash Proceeds received after the date of the Original Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below);

    (C) the aggregate Net Cash Proceeds received after the date of the Original Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of the Company; and

    (D) the aggregate Net Cash Proceeds received after the date of the Original Indenture by the Company from debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange.

  (b) Notwithstanding the foregoing, and in the case of clauses (ii), (iii) and (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (iv) being referred to as a "Permitted Payment"):

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

    (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

    (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section; and

    (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
  (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced. (Section 1009)

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors of the Company, and (iii) with respect to a transaction or series of related transactions involving aggregate value in excess of $10,000,000, the Company delivers to the Trustee an opinion of an independent investment banking firm of national standing stating that the transaction or series of transactions is fair to the Company or such Subsidiary; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company). (Section 1010)

  Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor or subordinate in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Senior Guarantor Indebtedness, as the case may be, as set forth in the Indenture. (Section 1011)

  Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinated in right of payment to any Guarantee) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

  (a) any Lien existing as of the date of the Indenture;

  (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;
(6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

  (c) any Lien now or hereafter existing on property of the Company or any Guarantor securing Senior Indebtedness or Senior Guarantor Indebtedness, in each case which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness" and provided that the provisions described under "--Limitation on Issuances of Guarantees of and Pledges for Indebtedness" are complied with;

  (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, in each case which Indebtedness is permitted under the provisions of "Limitation on Indebtedness"; provided that any such Lien only extends to the assets that were subject to such lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Subsidiaries; and

  (e) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (d) so long as the amount of security is not increased thereby. (Section 1012)

  Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the proceeds from such Asset Sale are received in cash and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a board resolution).

  (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness or if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in other properties and assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of the Original Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness or Senior Guarantor Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

  (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined) of all Notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and the purchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount Of Excess Proceeds, if any, shall be reset at zero.

  (d) Whenever the Excess Proceeds received by the Company exceed $7,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the depositary or a paying agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $7,000,000 shall not be later than the earlier of three months or the Offer Date, if known. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

  (e) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

  (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

  (g) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the Holders of Notes than those existing on the date of the Indenture or (ii) any Senior Indebtedness and any Senior Guarantor Indebtedness) that would materially impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase. (Section 1013)

  Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not permit any Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit a Subsidiary to, pledge any intercompany notes representing obligations of any Subsidiary (other than a Guarantor) to secure the payment of any Senior Indebtedness unless (x) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the Indenture and (y) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights the Company or any other Subsidiary has as a result of any payment by such Subsidiary under its guarantee.

  (b) The Company will not permit any Subsidiary, other than the Guarantors, directly or indirectly to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to""--Limitation on Liens," (B) if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture and (C) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee.

  (c) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which is in compliance with the terms of the Indenture or (ii) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Subsidiary also release their security interest in, or guarantee by, such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1014)

  Restriction on Transfer of Assets. The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries (other than to the Guarantors), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $2,000,000 for any sale, conveyance, transfer or disposition or series of related sales, conveyances, transfers, leases or dispositions and (b) $10,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business." (Section 1015)

  Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

  Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1016)

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The Credit Facility prohibits the purchase of the Notes by the Company prior to full repayment of indebtedness under the Credit Facility and, upon a Change of Control, all amounts outstanding under the Credit Facility become due and payable. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents from the lenders under the Credit Facility to consummate a Change of Control Offer. Neither the Company's Board of Directors nor the trustee under the Indenture is permitted to waive the right of the holders of the Exchange Notes to require the Company to purchase the holders' Exchange Notes upon a Change of Control. As of January 10, 1997, the amount of borrowings outstanding and letters of credit under the Credit Facility was $265.2 million. In addition, the Original Notes are pari passu with the Notes and contain similar repurchase requirements upon a Change of Control. Except for the Notes and the Original Notes, there are currently no other outstanding securities or liabilities of the Company that are pari passu with the Exchange Notes and contain similar repurchase requirements upon a Change of Control. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default and will give the Trustee and the holders of the Notes the rights described under "--Events of Default."

  The definition of "Change of Control" in the Indenture is defined to mean the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Company voting as one class, provided that the Permitted Holders "beneficially own" (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;
(iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting

Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with "--Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Limitation on Restricted Payments") and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and
(2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Consolidation, Merger, Sale of Assets."

  "Permitted Holders" means as of the date of determination (i) Marvin Sands, Richard Sands and Robert Sands; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

  The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

  The definition of "Change of Control" is limited in scope. As a result the provisions of the Indenture will not afford holders of Notes the right to require the Company to purchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

  The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

  The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

  The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase. (Section 1016)

  Limitation on Subsidiary Capital Stock. The Company will not permit any Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person, provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclauses (A), (B) or (C). (Section 1017)

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or a Subsidiary of the Company, (iii) make any Investment in the Company or a Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture and listed as a schedule thereto; (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of the Company and, in the case of clauses (a) and (b), not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary;
(c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (except that an encumbrance or restriction that is not more restrictive than those set forth in the Indenture shall in any event be permitted); and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under "--Limitation on Sale of Assets" is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery. (Section 1018)

  Provision of Financial Statements. Whether or not the Company is subject to
Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders and
(ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. (Section 1019)

  Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate and partnership existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

  The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto: (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of "--Certain Covenants--Limitation on Indebtedness" (other than Permitted Indebtedness);
(v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes; (vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of "-- Certain Covenants--Limitation on Liens" are complied with; and (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with. (Section 801(a))

  Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto: (i) either (1) such Guarantor shall be the continuing corporation or partnership or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of

Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee an officers' certificate and an opinion of counsel in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including any Asset Sale made in accordance with "--Certain Covenants--Limitation on Sale of Assets") with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with subparagraph (c) of "--Certain Covenants--Limitation on Issuances of Guarantees of and Pledges for Indebtedness" and Section 1414 of the Indenture. (Section 801(b))

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture and the Notes. (Section 802)

EVENTS OF DEFAULT

  An Event of Default will occur under the Indenture if:

    (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

    (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

    (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (i) or (ii) or in clauses (b), (c) and (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets"; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "--Certain Covenants--Limitation on Sale of Assets," or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "--Certain Covenants--Purchase of Notes Upon a Change of Control";

    (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $10,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

    (v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

    (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Guarantor, any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

    (vii) any holder or holders of at least $10,000,000 in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

    (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

    (ix) (a) the Company, any Guarantor or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Guarantor or any Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Subsidiary or of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix). (Section
  501)

  If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes); provided that so long as the Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Credit Agreement or (b) acceleration of the Indebtedness under the Credit Agreement. Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding. If an Event of Default specified in clause
(viii) or (ix) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Credit Agreement of any such acceleration.

  After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived; and (c) the rescission will not conflict with any judgment or decree. (Section 502)

  The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past defaults under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. (Section 513)

  The Company is also required to notify the Trustee within five business days of the occurrence of any Default. (Section 501)

  The Trust Indenture Act of 1939 contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor and any other obligor upon the Notes, if any, discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the Notes. (Sections 401, 402 and 403)

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal (or on any date after December 15, 1998 (such date being referred to as the "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vii) or (viii) under the first paragraph under "--Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vii) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Senior Guarantor Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

SATISFACTION AND DISCHARGE

  The Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) cancelled or have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee cancelled or for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee cancelled or for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company or any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and
(ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound. (Section 1301)

MODIFICATIONS AND AMENDMENTS

  Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the Holders of not less than a majority in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "--Certain Covenants--Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "--Certain Covenants--Purchase of Notes Upon a Change of Control," including amending, changing or modifying any definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (v) except as otherwise permitted under "--Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee. (Section 902)

  The holders of not less than a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)

GOVERNING LAW

  The Indenture, the Notes and the Guarantees are governed by, and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Notes will be made in same day funds. All payments of principal and interest will be made by the Company in same day funds. The Notes will trade in the Same-Day Funds

Settlement System of The Depository Trust Company (the "Depositary" or "DTC") until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

BOOK-ENTRY DELIVERY AND FORM

  The Exchange Notes are to be issued in the form of one "Global Note". The Global Note will be deposited on the date of the closing of the sale of the Exchange Offer with the Trustee as custodian for the Depository Trust Company, New York, New York ("DTC") and registered in the name of Cede & Co. or such other nominee as DTC may designate. If any Holders elect to take physical delivery of their certificates instead of holding their interest through the Global Note (and thus are unable to trade through DTC), such certificates will be issued in registered form without interest coupons ("Certificated Notes").

  The Global Certificates. The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts of persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interest of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders of the Notes may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Notes represented by the Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in the Global Note will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

  Payments of the principal of, premium (if any) and interest (including liquidated damages) on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium (if any) and interest (including liquidated damages) on, the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of Certificated Notes for any reason, including to sell Notes to persons in states which require physical delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Global Note.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Capital Stock of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties and assets (A) that is governed by the first paragraph under "-- Consolidation, Merger, Sale of Assets" or (B) that is of the

Company to any Wholly Owned Subsidiary, or of any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of the Indenture or
(y) transfers of properties and assets in any given fiscal year with an aggregate Fair Market Value of less than $1,000,000.

  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by
(ii) the sum of all such principal payments.

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

  "Barton Letter of Credit" means the "Barton Letter of Credit" issued to American National Bank and Trust Company of Chicago, as escrowee, under the Credit Agreement.

  "Capital Lease Obligation" means any obligations of the Company and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

  "Company" means Canandaigua Wine Company, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

  "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income
(Loss) in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of the Company during such period; provided that
(i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

  "Consolidated Income Tax Expense" means for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

  "Consolidated Interest Expense" of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period and (ii) all capitalized interest of the Company and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis.

  "Consolidated Net Income (Loss)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

  "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries, as determined in accordance with GAAP on a Consolidated basis.

  "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Consolidated subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

  "Credit Agreement" means the Credit Agreement, dated as of June 29, 1993, between the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption "Subsidiary Guarantors," the lenders named therein and The Chase Manhattan Bank, as agent, including any ancillary documents executed in connection therewith, as such agreement has and may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, "Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with the provisions of "--Certain Covenants--Limitation on Indebtedness"; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Credit Agreement exceeding the amount permitted by subparagraph (b)(i) of "--Certain Covenants--Limitation on Indebtedness."

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

  "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with the Indenture, including the Guarantees by the Guarantors and any Guarantee delivered pursuant to provisions of "--Certain Covenants--Limitation on Issuances of Guarantees of and Pledges for Indebtedness."

  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "Guarantor" means the Subsidiaries listed on the signature pages of the Indenture as guarantors or any other guarantor of the Indenture Obligations.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

  "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under the Indenture and the Notes, according to the terms thereof.

  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

  "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

  "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any

Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under "--Certain Covenants-- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Original Notes" means the Company's outstanding 8 3/4% Senior Subordinated Notes due 2003.

  "Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the Notes or a Guarantee, as the case may be.

  "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, becomes a Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary described under clauses (iv) and (v) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under "--Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by the Indenture; and (vi) Investments in existence on the date of the Original Indenture.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the Original Indenture, and including, without limitation, all classes and series of preferred or preference stock.

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

  "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

  "Temporary Cash Investments" means (i) any evidence of Indebtedness of a Person, other than the Company or its Subsidiaries, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard and Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Wholly Owned Subsidiary" means (i) a Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary and (ii) Monarch Wine Company, Limited Partnership, so long as the Company owns directly or indirectly at least 99% of the outstanding interests in such partnership and is the general partner thereof.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  Set forth below is a summary of the material United States Federal tax considerations applicable to the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer. McDermott, Will & Emery, counsel for the Company, has reviewed the following discussion and is of the opinion that it fairly summarizes the material U.S. Federal income tax considerations to holders of Notes. The following summary is not exhaustive of all possible tax considerations. Moreover, this summary does not consider all tax aspects that might be relevant to a particular holder of Notes in light of his or her personal circumstances nor does it deal with particular types of holders of Notes that are subject to special treatment under the Code (as hereinafter defined), such as insurance companies, financial institutions and dealers. The following discussions and opinions of McDermott, Will & Emery are based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder (including regulations concerning the treatment of debt instruments issued with OID (the "OID Regulations"), published rulings and court decisions all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be applied retroactively in a manner that could adversely affect holders of the Notes.

  The Company has not sought and will not seek any rulings from the IRS with respect to the tax consequences of the Exchange Offer. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the Exchange Offer or of the purchase, ownership or disposition of the Exchange Notes or that any such different position would not be sustained.

  This summary applies only to those persons who are the initial holders of the Old Notes and who held the Old Notes, and who will hold the Exchange Notes, as capital assets. The summary does not address the tax consequences to taxpayers who purchase the Notes from such initial holders or taxpayers who are subject to special rules (such as dealers in securities or currencies, financial institutions, tax-exempt organizations and insurance companies), or aspects of Federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation.

  Although the matter is not entirely free from doubt, the exchange of an Old Note for an Exchange Note pursuant to the Exchange Offer should not be treated as an exchange or otherwise as a taxable event for Federal income tax purposes. Accordingly, the Exchange Notes should have the same issue price as the Old Notes and each holder should have the same adjusted basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the Exchange Offer.

  Notwithstanding the foregoing, the IRS might attempt to treat the Exchange Offer as an "exchange" for Federal income tax purposes. In such event, the Exchange Offer could be treated as a taxable transaction in which case a holder could be required to recognize gain or loss equal to the difference between such holder's tax basis in the Old Notes and the issue price of the Exchange Notes, and the amount of OID on such Exchange Notes, if any, could be different from the amount of OID on the Old Notes. In addition, if the issue price of the Exchange Notes is deemed to be less than the adjusted issue price of the Old Notes, the Company could recognize cancellation of indebtedness income in an amount equal to such difference.

  HOLDERS OF OLD NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS TO WHICH THEY MAY BE SUBJECT AS WELL AS WITH RESPECT TO THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

CONSEQUENCES FOR U.S. HOLDERS

  As used herein, a "U.S. Holder" means a holder of a Note that is a citizen or individual resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, or of any political subdivision thereof, an estate the income of which is includible in its gross income for U.S. Federal income tax purposes without regard to its source or a "U.S. Trust". A U.S. Trust is any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. trustees have the authority to control all substantial decisions of the trust. A non-U.S. citizen is considered a resident alien, and hence a U.S. Holder, if that person is present in the United States at least 183 days in the calendar year and for an aggregate of at least 183 days during a three-year period, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

ISSUE PRICE

  The issue price of the Exchange Notes will equal the issue price of the Old Notes.

TAXATION OF THE NOTES

 Payments of Interest

  Interest paid on a Note, to the extent considered "qualified stated interest" (as defined below), will generally be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with the holder's method of accounting for Federal income tax purposes.

 Original Issue Discount

  Because the Old Notes were issued with OID, the Exchange Notes will also be deemed to have been issued with OID. For Federal income tax purposes, a Note will be issued with OID if its "stated redemption price at maturity" exceeds its "issue price" by more than a de minimis amount. The stated redemption price at maturity of a Note will be the sum of all cash payments (including principal and interest) required to be made thereunder until maturity, other than "qualified stated interest" payments. Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Since the interest payable on the Notes constitutes qualified stated interest, a Note will bear OID only to the extent of the excess of the Note's face amount over its issue price.

  A U.S. Holder of a Note will be required to include OID in income periodically over the term of a Note without regard to when the cash or other payments attributable to such income are received. In general, a U.S. Holder must include in gross income for Federal income tax purposes the sum of the daily portions of OID with respect to the Note for each day during the taxable year on which such holder holds the Note ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of the OID allocable to such accrual period. The amount of such OID is equal to the adjusted issue price of the Note at the beginning of the accrual period multiplied by the yield to maturity of the Note. For purposes of computing OID, the Company will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the Notes and the date six months prior to such maturity date, with the exception of an initial short accrual period. The adjusted issue price of a Note at the beginning of any accrual period is the issue price of the Note increased by the Accrued OID for all prior accrual periods and decreased by any cash payments on the Notes (other than qualified stated interest). Under these rules, U.S. Holders will have to include in gross income increasingly greater amounts of OID in each successive accrual period. Each payment made under a Note (except for payments of qualified stated interest and certain early redemption payments discussed below) will be treated first as a payment of OID (which was previously includable in income) to the extent of OID that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal (which is not includable in income).

 Optional Redemption

  Under the OID Regulations, for purposes of determining the amount of OID, the Company will be presumed to exercise its option to redeem the Notes at any time on or after December 15, 1998, if, by utilizing the date of exercise of the call option as the maturity date and the Redemption Price (as defined in the Indenture) as the stated redemption price at maturity, the yield on the Notes would be lower than such yield would be if the option were not exercised. See "Description of Notes--Optional Redemption."

  If the Company's option to redeem the Notes were presumed exercised on a given date (the "Presumed Exercise Date"), the Notes would bear OID in an amount equal to the sum of all payments for which the Notes could be redeemed (the "Redemption Amount") over their issue price. For purposes of calculating the current inclusion of such OID, the yield on the Notes would be computed on their issue date by treating the Presumed Exercise Date as the maturity date of the Notes and the Redemption Amount as their stated redemption price at maturity. If the Company's option to redeem the Notes were presumed exercised but were not exercised in fact on the Presumed Exercise Date, the Notes would be treated, for certain purposes, as if the option were exercised and new debt instruments were issued on the Presumed Exercise Date for an amount of cash equal to the adjusted issue price of the Notes on that date.

  The Notes will be subject to redemption at the option of the holders should the Company experience a Change of Control. See "Description of Notes--Certain Covenants--Purchase of Notes Upon a Change of Control." Such additional redemption rights should not affect, and will not be treated by the Company as affecting, the determination of the yield or maturity of the Notes for purposes of the calculation of OID. The tax treatment of these redemptions and the optional redemptions described above should be governed by the rules for dispositions generally. See "--Disposition of Notes."

 Disposition of Notes

  Generally, any sale or redemption of a Note will result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of other property received (except to the extent the consideration received is attributable to qualified stated interest not previously taken into account, which consideration is treated as interest received) and the holder's adjusted tax basis in the Note. If a holder purchases a Note for its issue price, the holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a Note will initially equal the issue price of the Note and will be increased by any Accrued OID includable in such holder's gross income and decreased by the amount of any cash payments received by such holder with respect to the Notes regardless of whether such payments are denominated as principal or interest (other than payments of qualified stated interest). Any gain or loss upon a sale or other disposition of a Note will generally be capital gain or loss, which will be long term if the Note has been held by the holder for more than one year.

 Backup Withholding

  A holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received with respect to the Notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service (the "Service") that he or she has failed to property report payments of interest and dividends and the Service has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's Federal income tax liability, provided that the required information is furnished to the Service. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements described below under "Foreign Holders") are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

FOREIGN HOLDERS

  The following discussion is a summary of certain United States Federal tax consequences to Non-U.S. Holders. As used herein, a "Non-U.S. Holder" is any holder of a Note who is not a U.S. Holder.

  A Non-U.S. Holder that is engaged in a trade or business within the United States will be subject to tax on any income or gain that is effectively connected with such trade or business ("U.S. trade or business income") in essentially the same manner as a U.S. Holder, as discussed above. A Non-U.S. Holder that is a foreign corporation engaged in a U.S. trade or business also may be subject to the branch profits tax with respect to income or gain on the Note.

  Payments of principal and interest (including OID) on the Notes by the Company that are not U.S. trade or business income to a Non-U.S. Holder will not be subject to United States Federal income tax provided that, in the case of interest (including OID), (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, (3) the Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of business, and (4) either the beneficial owner of the Note certifies to the Company or its agent under penalties of perjury that it is a Non-U.S. Holder and provides its name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and that holds a Note on behalf of such owner, certifies to the Company or its agent, under penalties of perjury, that such statement has been received by it from the beneficial owner or by another financial institution between it and the beneficial owner, and furnishes the Company or its agent with a copy of such statement. A Non-U.S. Holder that does not qualify for such exemption will be subject to United States Federal income tax, payable by withholding, at a flat rate of 30% (or a lower applicable treaty rate) on interest payments and payments (including redemption proceeds) attributable to OID on the Notes provided that such payments are not U.S. trade or business income. If such payments are U.S. trade or business income, such Foreign Person will be required to provide to the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax.

  In general, gain (to the extent it is not U.S. trade or business income) recognized by a Non-U.S. Holder upon the redemption, sale or exchange of a Note will not be subject to United States Federal income tax unless such Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which the Note is redeemed, sold or exchanged, and certain other requirements are met.

  A Note held by an individual who at the time of his or her death is not a citizen or resident of the United States will not be includable in such individual's gross estate subject to United States Federal estate tax as a result of such individual's death if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and the interest (including
OID) on the Note would not have been U.S. trade or business income if it had been received by such individual at the time of his or her death.

  Information reporting and backup withholding will generally not apply to payments made on a Note to a Non-U.S. Holder provided that the certification described in clause (4) of the third paragraph in this section is received, and provided further that the payor does not have actual knowledge that the information is false.

                             PLAN OF DISTRIBUTION

  Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. Accordingly, any holder who is an affiliate of the Company or any holder using the Exchange Offer to participate in a distribution of the Exchange Notes will not be able to rely on such interpretations by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company and the Guarantors will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Exchange Notes will be passed upon for the Company by McDermott, Will & Emery, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements of the Company included or incorporated in this Prospectus and elsewhere in this Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements incorporated in this Registration Statement by reference to the Current Report on Form 8-K/A (Amendment No. 1) which amends and forms part of Canandaigua Wine Company, Inc.'s Current Report on Form 8-K dated August 29, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

  The Company has filed with the SEC a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act, for the registration of the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has made certain filings to the SEC electronically. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the following address: http: // www.sec.gov.

  The Company's Class A Common Stock and Class B Common Stock are quoted on the Nasdaq Stock Market (National Market), and reports, proxy and information statements and other information concerning the Company can be inspected at the public reference facilities maintained by the Nasdaq Stock Market at 1735 K Street, N.W. Washington, D.C. 20006.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the Indenture and the Company's Restated Certificate of Incorporation and Bylaws. Requests should be directed to: Canandaigua Wine Company, Inc., Attention: Robert S. Sands, Secretary, 116 Buffalo Street, Canandaigua, New York 14424; telephone number (716) 394-7900.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the SEC pursuant to the Exchange Act are incorporated herein by reference:

  (1) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995;

  (2) the Company's Proxy Statement for its Annual Meeting of Stockholders held on January 18, 1996;

  (3) the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1995;

  (4) the Company's Transition Report on Form 10-K for the Transition Period ended February 29, 1996;

  (5) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 1996 and August 31, 1996 and the Company's Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly period ended November 30, 1996; and

  (6) the Company's Current Reports on Form 8-K dated August 29, 1995; October 31, 1995; April 29, 1996; September 5, 1996; October 11, 1996;
     October 29, 1996 and December 19, 1996; and Form 8-K/A dated August 29,
     1995.

  All reports and other documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to: Canandaigua Wine Company, Inc.,
Attention: Robert S. Sands, Secretary, 116 Buffalo Street, Canandaigua, New York 14424; telephone number (716) 394-7900.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Public Accountants..................................  F-2
Consolidated Balance Sheets as of November 30, 1996 (unaudited), February
 29, 1996,
 February 28, 1995 (unaudited), August 31, 1995, and 1994.................  F-3
Consolidated Statements of Income for the nine month periods ended
 November 30, 1996 (unaudited), and November 30, 1995 (unaudited), for the six month periods ended
 February 29, 1996, and February 28, 1995 (unaudited), and for the years ended
 August 31, 1995, 1994, and 1993..........................................  F-4
Consolidated Statements of Changes in Stockholders' Equity for the nine month period ended November 30, 1996 (unaudited), for the six month period ended February 29, 1996, and for the years ended August 31, 1995,
 1994, and 1993...........................................................  F-5
Consolidated Statements of Cash Flows for the nine month periods ended
 November 30, 1996 (unaudited), and November 30, 1995 (unaudited), for the six month periods ended
 February 29, 1996, and February 28, 1995 (unaudited), and for the years ended
 August 31, 1995, 1994, and 1993..........................................  F-6
Notes to Consolidated Financial Statements................................  F-8

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Canandaigua Wine Company, Inc.:

We have audited the accompanying consolidated balance sheets of Canandaigua Wine Company, Inc. (a Delaware corporation) and subsidiaries as of February 29, 1996 and August 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the six months ended February 29, 1996 and each of the three years in the period ended August 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canandaigua Wine Company, Inc. and subsidiaries as of February 29, 1996 and August 31, 1995 and 1994, and the results of their operations and their cash flows for the six months ended February 29, 1996 and each of the three years in the period ended August 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Rochester, New York, May 17, 1996

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                         NOVEMBER 30, FEBRUARY 29, FEBRUARY 28, AUGUST 31, AUGUST 31,
                             1996         1996         1995        1995       1994
                         ------------ ------------ ------------ ---------- ----------
                         (UNAUDITED)               (UNAUDITED)
         ASSETS
         ------
CURRENT ASSETS:
  Cash and cash invest-
   ments................  $    4,997   $    3,339    $  3,090    $  4,180   $  1,495
  Accounts receivable,
   net..................     198,106      142,471     120,538     115,448    122,124
  Inventories, net......     373,631      341,838     319,836     256,811    301,053
  Prepaid expenses and
   other current assets.      14,598       30,372      26,298      25,070     29,377
                          ----------   ----------    --------    --------   --------
    Total current as-
     sets...............     591,332      518,020     469,762     401,509    454,049
PROPERTY, PLANT AND
 EQUIPMENT, NET.........     251,218      250,638     195,839     217,505    194,283
OTHER ASSETS............     276,963      285,922     167,316     166,907    178,230
                          ----------   ----------    --------    --------   --------
    Total assets........  $1,119,513   $1,054,580    $832,917    $785,921   $826,562
                          ==========   ==========    ========    ========   ========
 LIABILITIES AND STOCK-
     HOLDERS' EQUITY
 ----------------------
CURRENT LIABILITIES:
  Notes payable.........  $  130,000   $  111,300    $  7,000    $    --    $ 19,000
  Current maturities of
   long-term debt.......      40,597       40,797      37,857      29,133     31,001
  Accounts payable......      79,567       59,730      45,438      62,091     75,506
  Accrued Federal and
   state excise taxes...      22,849       19,699      23,564      15,633     16,657
  Other accrued expenses
   and liabilities......      63,906       68,440      77,192      67,896     96,061
                          ----------   ----------    --------    --------   --------
    Total current lia-
     bilities...........     336,919      299,966     191,051     174,753    238,225
                          ----------   ----------    --------    --------   --------
LONG-TERM DEBT, less
 current maturities.....     349,901      327,616     239,791     198,859    289,122
                          ----------   ----------    --------    --------   --------
DEFERRED INCOME TAXES...      64,194       58,194      43,831      49,827     43,774
                          ----------   ----------    --------    --------   --------
OTHER LIABILITIES.......       9,934       12,298      30,077      10,600     51,248
                          ----------   ----------    --------    --------   --------
COMMITMENTS AND CONTIN-
 GENCIES
STOCKHOLDERS' EQUITY:
  Class A Common Stock,
   $.01 par value-
   Authorized,
   60,000,000 shares:
   Issued, 17,460,832
   shares at November
   30, 1996, 17,423,082
   shares at February
   29, 1996, 17,343,889
   shares at
   February 28, 1995,
   17,400,082 shares at
   August 31, 1995, and
   13,832,597 shares at
   August 31, 1994......         174          174         173         174        138
  Class B Convertible
   Common Stock, $.01
   par value-Authorized,
   20,000,000 shares;
   Issued 3,956,183
   shares at
   November 30, 1996,
   3,991,683 shares at
   February 29, 1996,
   4,015,626 shares at
   February 28, 1995,
   3,996,683 shares at
   August 31, 1995, and
   4,015,776 shares at
   August 31, 1994......          40           40          40          40         40
  Additional paid-in
   capital..............     222,026      221,133     216,967     219,894    113,348
  Retained earnings.....     164,353      142,600     118,578     139,278     98,258
                          ----------   ----------    --------    --------   --------
                             386,593      363,947     335,758     359,386    211,784
                          ----------   ----------    --------    --------   --------
  Less-Treasury stock-
  Class A Common Stock,
   1,913,207 shares at
   November 30, 1996,
   1,165,786 shares at
   February 29, 1996,
   1,215,296 shares at
   February 28, 1995,
   1,186,655 shares at
   August 31, 1995, and
   1,215,296 shares at
   August 31, 1994, at
   cost.................     (25,821)      (5,234)     (5,384)    (5,297)     (5,384)
  Class B Convertible
   Common Stock, 625,725
   shares at November
   30, 1996, February
   29, 1996, February
   28, 1995, August 31,
   1995, and 1994, at
   cost.................      (2,207)      (2,207)     (2,207)     (2,207)    (2,207)
                          ----------   ----------    --------    --------   --------
                             (28,028)      (7,441)     (7,591)     (7,504)    (7,591)
                          ----------   ----------    --------    --------   --------
    Total stockholders'
     equity.............     358,565      356,506     328,167     351,882    204,193
                          ----------   ----------    --------    --------   --------
    Total liabilities
     and stockholders'
     equity.............  $1,119,513   $1,054,580    $832,917    $785,921   $826,562
                          ==========   ==========    ========    ========   ========

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                          FOR THE NINE MONTHS ENDED   FOR THE SIX MONTHS ENDED            FOR THE YEARS ENDED
                                NOVEMBER 30,          FEBRUARY 29,  FEBRUARY 28,              AUGUST 31,
                          --------------------------  ------------  ------------  -------------------------------------
                              1996          1995          1996          1995         1995         1994         1993
                          ------------  ------------  ------------  ------------  -----------  -----------  -----------
                          (UNAUDITED)   (UNAUDITED)                 (UNAUDITED)
GROSS SALES.............  $  1,180,849  $    983,955  $   738,415   $   592,305   $ 1,185,074  $   861,059  $   389,417
 Less--Excise taxes.....      (307,405)     (246,311)    (203,391)     (137,820)     (278,530)    (231,475)     (83,109)
                          ------------  ------------  -----------   -----------   -----------  -----------  -----------
   Net sales............       873,444       737,644      535,024       454,485       906,544      629,584      306,308
COST OF PRODUCT SOLD....      (649,019)     (534,449)    (396,208)     (327,694)     (653,811)    (447,211)    (214,931)
                          ------------  ------------  -----------   -----------   -----------  -----------  -----------
 Gross profit...........       224,425       203,195      138,816       126,791       252,733      182,373       91,377
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............      (161,139)     (129,375)    (112,411)      (79,925)     (159,196)    (121,388)     (59,983)
NONRECURRING                       --         (3,301)      (2,404)         (685)       (2,238)     (24,005)         --
 RESTRUCTURING EXPENSES.  ------------  ------------  -----------   -----------   -----------  -----------  -----------
  Operating income......        63,286        70,519       24,001        46,181        91,299       36,980       31,394
INTEREST EXPENSE, net...       (25,468)      (19,507)     (17,298)      (13,141)      (24,601)     (18,056)      (6,126)
                          ------------  ------------  -----------   -----------   -----------  -----------  -----------
 Income before
  provision for Federal
  and state income
  taxes.................        37,818        51,012        6,703        33,040        66,698       18,924       25,268
PROVISION FOR FEDERAL          (16,065)      (19,900)      (3,381)      (12,720)      (25,678)      (7,191)      (9,664)
 AND STATE INCOME TAXES.  ------------  ------------  -----------   -----------   -----------  -----------  -----------
NET INCOME..............  $     21,753  $     31,112  $     3,322   $    20,320   $    41,020  $    11,733  $    15,604
                          ============  ============  ===========   ===========   ===========  ===========  ===========
SHARE DATA:
Net income per common
 and common equivalent
 share:
 Primary................         $1.10         $1.55         $.17         $1.11         $2.14         $.74        $1.30
                                 =====         =====         ====         =====         =====         ====        =====
 Fully diluted..........         $1.10         $1.55         $.17         $1.11         $2.13         $.74        $1.20
                                 =====         =====         ====         =====         =====         ====        =====
Weighted average common
 shares outstanding:
 Primary................    19,864,901    20,038,649   20,006,267    18,343,870    19,147,935   15,783,583   11,963,652
 Fully diluted..........    19,864,901    20,038,649   20,006,267    18,346,513    19,296,269   16,401,598   15,203,114


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                           COMMON STOCK   ADDITIONAL
                          ---------------  PAID-IN   RETAINED TREASURY
                          CLASS A CLASS B  CAPITAL   EARNINGS  STOCK     TOTAL
                          ------- ------- ---------- -------- --------  --------
BALANCE, August 31,
 1992...................   $ 96     $41    $ 32,338  $ 70,921  ($7,847) $ 95,549
Conversion of 1,165
 Class B Convertible
 Common shares to Class
 A Common shares........    --      --          --        --       --        --
Issuance of 1,000,000
 Class A Common shares..     10     --       13,584       --       --     13,594
Conversion of 7% Con-
 vertible debentures to
 Class A Common shares..    --      --          976       --       --        976
Employee stock purchase
 of 21,071 treasury
 shares.................    --      --          266       --        64       330
Issuance of 4,104 trea-
 sury shares to stock
 incentive plan.........    --      --           38       --        13        51
Net income for fiscal       --      --          --     15,604      --     15,604
 1993...................   ----     ---    --------  -------- --------  --------
BALANCE, August 31,
 1993...................    106      41      47,202    86,525   (7,770)  126,104
Conversion of 52,800
 Class B Convertible
 Common shares to Class
 A Common shares........      1      (1)        --        --       --        --
Conversion of 7% Con-
 vertible debentures to
 Class A Common shares..     31     --       58,925       --       --     58,956
To write-off unamortized
 deferred financing
 costs on
 debentures converted,
 net of amortization....    --      --       (1,569)      --       --     (1,569)
To write-off interest
 accrued on debentures,
 net of tax
 effect.................    --      --          850       --       --        850
Employee stock purchase
 of 58,955 treasury
 shares.................    --      --          878       --       179     1,057
To record exercise of
 2,250 Class A stock op-
 tions..................    --      --           10       --       --         10
To record 500,000 Class
 A stock options related
 to the Vintners Acqui-
 sition.................    --      --        4,210       --       --      4,210
To record 600,000 Class
 A stock options related
 to the
 Almaden/Inglenook asset
 purchase...............    --      --        2,842       --       --      2,842
Net income for fiscal       --      --          --     11,733      --     11,733
 1994...................   ----     ---    --------  -------- --------  --------
BALANCE, August 31,
 1994...................    138      40     113,348    98,258   (7,591)  204,193
Conversion of 19,093
 Class B Convertible
 Common shares to Class
 A Common shares........    --      --          --        --       --        --
Issuance of 3,000,000
 Class A Common shares..     30     --       90,353       --       --     90,383
Exercise of 432,067
 Class A stock options
 related to the Vintners
 Acquisition............      5     --       13,013       --       --     13,018
Employee stock purchase
 of 28,641 treasury
 shares.................    --      --          546       --        87       633
To record exercise of
 114,075 Class A stock
 options................      1     --        1,324       --       --      1,325
To record tax benefit on
 stock options exer-
 cised..................    --      --        1,251       --       --      1,251
To record tax benefit on
 disposition of employee
 stock purchases........    --      --           59       --       --         59
Net income for fiscal       --      --          --     41,020      --     41,020
 1995...................   ----     ---    --------  -------- --------  --------
BALANCE, August 31,
 1995...................    174      40     219,894   139,278   (7,504)  351,882
Conversion of 5,000
 Class B Convertible
 Common shares to Class
 A Common shares........    --      --          --        --       --        --
To record exercise of
 18,000 Class A stock
 options................    --      --          238       --       --        238
Employee stock purchase
 of 20,869 treasury
 shares.................    --      --          593       --        63       656
To record issuance of
 10,000 Class A stock
 options................    --      --          134       --       --        134
To record tax benefit on
 stock options exer-
 cised..................    --      --          198       --       --        198
To record tax benefit on
 disposition of employee
 stock purchases........    --      --           76       --       --         76
Net income for Transi-      --      --          --      3,322      --      3,322
 tion Period............   ----     ---    --------  -------- --------  --------
BALANCE, February 29,
 1996...................   $174     $40    $221,133  $142,600  ($7,441) $356,506
Conversion of 35,500
 Class B Convertible
 Common shares to Class
 A Common shares (unau-
 dited).................    --      --          --        --       --        --
To record exercise of
 2,250 Class A stock op-
 tions
 (unaudited)............    --      --           10       --       --         10
To record the repurchase
 of 785,200 shares of
 Class A common stock
 (unaudited)............    --      --          --        --   (20,702)  (20,702)
Employee stock purchase
 of 37,779 treasury
 shares
 (unaudited)............    --      --          883       --       115       998
Net income for nine
 months ended November
 30, 1996                   --      --          --     21,753      --     21,753
 (unaudited)............   ----     ---    --------  -------- --------  --------
BALANCE, November 30,      $174     $40    $222,026  $164,353 ($28,028) $358,565
 1996 (unaudited).......   ====     ===    ========  ======== ========  ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                            FOR THE NINE MONTHS      FOR THE SIX MONTHS           FOR THE YEARS
                                   ENDED                    ENDED                     ENDED
                          ----------------------- ------------------------- ----------------------------
                               NOVEMBER 30,                                         AUGUST 31,
                                                  FEBRUARY 29, FEBRUARY 28,
                             1996        1995         1996         1995       1995      1994      1993
                          ----------- ----------- ------------ ------------ --------  --------  --------
                          (UNAUDITED) (UNAUDITED)              (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income.............    $21,753    $ 31,112     $  3,322     $ 20,320   $ 41,020  $ 11,733  $ 15,604
Adjustments to reconcile
 net income to net cash
 provided by (used in)
 operating activities:
 Depreciation of
  property, plant and
  equipment.............     18,662      11,011        9,521        9,786     15,568    10,534     7,389
 Amortization of
  intangible assets.....      7,175       4,383        4,437        2,865      5,144     3,281     1,286
 Deferred tax provision
  (benefit).............     10,000      19,175        1,991           57     19,232    (4,319)    1,028
 Loss (gain) on sale of
  property, plant and
  equipment.............        201         (39)          81          --         (33)      --       (524)
 Amortization of
  discount on long-term
  debt..................         29         --           --           --         --        --        --
 Accrued interest on
  converted debentures,
  net of taxes..........        --          --           --           --         --        161       --
 Restructuring
  charges--fixed asset
  write-down............        --       (2,050)         275          --      (2,050)   13,935       --
 Change in operating
  assets and
  liabilities, net of
  effects from
  purchases of
  businesses:
   Accounts receivable,
    net.................    (55,635)    (70,417)     (27,008)       1,586      7,392   (17,946)   (5,761)
   Inventories, net.....    (31,793)    (35,460)     (70,172)     (18,783)    41,528       784     8,966
   Prepaid expenses.....      9,176      (3,106)      (2,350)       3,079     (3,884)    1,703    (8,571)
   Accounts payable.....     18,510      28,966       (2,362)     (30,068)   (13,415)    2,680   (18,948)
   Accrued Federal and
    state excise taxes..      3,150      (7,458)       4,066        6,907     (1,025)    4,405       845
   Other accrued
    expenses and
    liabilities.........     17,951      (7,812)      (8,564)     (28,175)   (20,784)    4,023     6,687
 Other..................     (3,815)    (11,695)       1,930       (3,817)   (15,375)   (3,795)      911
                            -------    --------     --------     --------   --------  --------  --------
   Total adjustments....     (6,389)    (74,502)     (88,155)     (56,563)    32,298    15,446    (6,692)
                            -------    --------     --------     --------   --------  --------  --------
   Net cash provided by
    (used in) operating
    activities..........     15,364     (43,390)     (84,833)     (36,243)    73,318    27,179     8,912
                            -------    --------     --------     --------   --------  --------  --------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Proceeds from sale of
  property, plant and
  equipment.............      5,171       1,394          555          --       1,336       --      1,337
 Purchases of property,
  plant and equipment,
  net of minor
  disposals.............    (25,318)    (32,753)     (16,077)     (11,342)   (37,121)   (7,853)   (6,949)
 Payment of accrued
  Earn-Out Amounts......    (13,848)    (10,000)     (11,307)         --     (28,300)   (4,000)      --
 Purchases of
  businesses, net of
  cash acquired.........        --          --           --           --         --          3     8,710
 Purchase of brands.....        --          --           --           --         --     (5,100)      --
                            -------    --------     --------     --------   --------  --------  --------
   Net cash (used in)
    provided by
    investing
    activities..........    (33,995)    (41,359)     (26,829)     (11,342)   (64,085)  (16,950)    3,098
                            -------    --------     --------     --------   --------  --------  --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds (repayment)
  of notes payable,
  short-term
  borrowings............     18,700     118,500      111,300       57,100     50,100    (2,035)   (9,835)
 Repayment of notes
  payable from equity
  offering proceeds.....        --          --           --       (22,100)   (22,100)      --        --
 Repayment of notes
  payable from proceeds
  of Term Loan..........        --          --           --       (47,000)   (47,000)      --        --
 Payment of fees for
  subordinated notes
  offering..............     (1,478)        --           --           --         --     (4,624)      --
 Principal payments of
  long-term debt........    (39,612)    (51,072)     (14,579)      (7,474)   (57,906)   (6,856)     (981)
 Proceeds from issuance
  of subordinated
  notes, net of
  discount..............     61,668         --           --           --         --        --        --

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                            FOR THE NINE MONTHS      FOR THE SIX MONTHS           FOR THE YEARS
                                   ENDED                    ENDED                     ENDED
                          ----------------------- ------------------------- ----------------------------
                               NOVEMBER 30,                                         AUGUST 31,
                                                  FEBRUARY 29, FEBRUARY 28,
                             1996        1995         1996         1995      1995      1994       1993
                          ----------- ----------- ------------ ------------ -------  ---------  --------
                          (UNAUDITED) (UNAUDITED)              (UNAUDITED)
 Proceeds of Term Loan,
  long-term debt........    $   --     $ 13,219    $  13,220     $ 47,000   $47,000  $     --   $    --
 Repayment of Term Loan
  from equity offering
  proceeds, long-term
  debt..................        --          --           --       (82,000)  (82,000)       --        --
 Proceeds from equity
  offering, net.........        --          --           --       103,313   103,400        --        --
 Purchases of treasury
  stock.................    (19,997)        --           --           --        --         --        --
 Proceeds from employee
  stock purchases.......        998       1,292          656          --        633      1,056       330
 Exercise of employee
  stock options.........         10       1,014          224          341     1,325         10       --
 Fractional shares paid
  for debenture
  conversions...........        --          --           --           --        --          (3)      --
                            -------    --------    ---------     --------   -------  ---------  --------
   Net cash provided by
    (used in) financing
    activities..........     20,289      82,953      110,821       49,180    (6,548)   (12,452)  (10,486)
                            -------    --------    ---------     --------   -------  ---------  --------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 INVESTMENTS............      1,658      (1,796)        (841)       1,595     2,685     (2,223)    1,524
CASH AND CASH
 INVESTMENTS, beginning
 of period..............      3,339       3,090        4,180        1,495     1,495      3,718     2,194
                            -------    --------    ---------     --------   -------  ---------  --------
CASH AND CASH
 INVESTMENTS, end of
 period.................    $ 4,997    $  1,294    $   3,339     $  3,090   $ 4,180  $   1,495  $  3,718
                            =======    ========    =========     ========   =======  =========  ========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION:
 Cash paid during the
  period for:
   Interest.............    $21,636    $ 13,877    $  14,720     $ 14,068   $25,082  $  14,727  $  5,910
                            =======    ========    =========     ========   =======  =========  ========
   Income taxes.........    $ 4,156    $  2,832    $   3,612     $  9,454   $11,709  $  15,751  $  5,670
                            =======    ========    =========     ========   =======  =========  ========
SUPPLEMENTAL DISCLOSURES
 OF NONCASH INVESTING
 AND FINANCING
 ACTIVITIES:
 Fair value of assets
  acquired, including
  cash acquired.........    $   --     $144,936    $ 144,927     $    --    $   --   $ 428,442  $135,280
 Liabilities assumed....        --       (3,155)      (3,147)         --        --    (153,827)  (52,851)
                            -------    --------    ---------     --------   -------  ---------  --------
 Cash paid..............        --      141,781      141,780          --        --     274,615    82,429
 Less--Amounts
  borrowed..............        --     (141,781)    (141,780)         --        --    (276,860)  (68,835)
 Less--Issuance of
  Class A Common Stock..        --          --           --           --        --         --    (13,594)
 Less--Issuance of
  Class A Common Stock
  options...............        --          --           --           --        --      (7,052)      --
 Add--Receivable from
  Seller................        --          --           --           --        --       9,297       --
                            -------    --------    ---------     --------   -------  ---------  --------
 Net cash paid for
  acquisition...........    $   --     $    --     $     --      $    --    $   --   $     --   $    --
                            =======    ========    =========     ========   =======  =========  ========
 Goodwill reduction on
  settlement of
  disputed final
  closing net asset
  statement for
  Vintners Acquisition..    $ 5,894    $    --     $     --      $    --    $   --   $     --   $    --
                            =======    ========    =========     ========   =======  =========  ========
 Accrued Earn-Out
  Amounts...............    $   --     $    --     $  15,155     $    --    $10,000  $  28,300  $  4,000
                            =======    ========    =========     ========   =======  =========  ========
 Issuance of Class A
  Common Stock for
  conversion of
  debentures............    $   --     $    --     $     --      $    --    $   --   $  58,960  $    976
                            =======    ========    =========     ========   =======  =========  ========
 Write-off of
  unamortized deferred
  financing costs on
  debentures............    $   --     $    --     $     --      $    --    $   --   $   1,569  $    --
                            =======    ========    =========     ========   =======  =========  ========
 Write-off unpaid
  accrued interest on
  debentures through
  conversion date.......    $   --     $    --     $     --      $    --    $   --   $   1,371  $    --
                            =======    ========    =========     ========   =======  =========  ========
 Issuance of treasury
  shares to stock
  incentive plan........    $   --     $    --     $     --      $    --    $   --   $     --   $     51
                            =======    ========    =========     ========   =======  =========  ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           FEBRUARY 29, 1996 AND NOVEMBER 30, 1996 (UNAUDITED)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Description of business--

  Canandaigua Wine Company, Inc. and its subsidiaries (the Company) operates in the beverage alcohol industry. The Company is a producer and supplier of wines, an importer and producer of beers and distilled spirits, and a producer and supplier of grape juice concentrate in the United States. It maintains a portfolio of over 125 national and regional brands of beverage alcohol which are distributed by over 1,200 wholesalers throughout the United States and selected international markets. Its beverage alcohol brands are marketed in five general categories: table wines, sparkling wines, dessert wines, imported beer and distilled spirits.

 Year-end change--

  The Company changed its fiscal year end from the twelve month period ending August 31 to the twelve month period ending on the last day of February. The period from September 1, 1995, through February 29, 1996, is hereinafter referred to as the "Transition Period".

 Principles of consolidation--

  The consolidated financial statements of the Company include the accounts of Canandaigua Wine Company, Inc., and all of its subsidiaries. All intercompany accounts and transactions have been eliminated.

 Unaudited financial statements--

  The consolidated financial statements as of November 30, 1996 and February 28, 1995, for the nine month periods ended November 30, 1996, and November 30, 1995, and for the six month period ended February 28, 1995, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission applicable to interim reporting and reflect, in the opinion of the Company, all adjustments necessary to present fairly the financial information for Canandaigua Wine Company, Inc., and its subsidiaries. All such adjustments are of a normal recurring nature.

 Management's use of estimates and judgment--

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash investments--

  Cash investments consist of money market funds and a certificate of deposit and are stated at cost, which approximates market value. These investments amounted to approximately $17,000 (unaudited) at November 30, 1996, $1,732,000 at February 29, 1996, and $12,900 (unaudited) at February 28, 1995, and $2,462,000 and $10,000 at August 31, 1995 and 1994, respectively.

 Fair value of financial instruments--

  To meet the reporting requirements of Statement of Financial Accounting Standards No. 107 ("Disclosures About Fair Value of Financial Instruments"), the Company calculates the fair value of financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the book value of those financial instruments. When the fair value is equal to the book value, no additional disclosure is made. The Company uses quoted market prices

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES whenever available to calculate these fair values. When quoted market prices are not available, the Company uses standard pricing models for various types of financial instruments (such as forwards, options, swaps, etc.) which take into account the present value of estimated future cash flows.

 Interest rate futures and currency forward contracts--

  From time to time, the Company enters into interest rate futures and a variety of currency forward contracts in the management of interest rate risk and foreign currency transaction exposure. Unrealized gains and losses on interest rate futures are deferred and recognized as a component of interest expense over the borrowing period. Unrealized gains and losses on foreign currency forward contracts are deferred and recognized as a component of the related transactions in the accompanying financial statements. Discounts or premiums on forward contracts are recognized over the life of the contract.

 Inventories--

  Inventories are valued at the lower of cost (computed in accordance with the last-in, first-out (LIFO) or first-in, first-out (FIFO) methods) or market. The percentage of inventories valued using the LIFO method is 94% at November 30, 1996, and February 29, 1996, 95% at February 28, 1995, and 94% and 95% at
August 31, 1995 and 1994, respectively. Replacement cost of the inventories determined on a FIFO basis is approximately $386,421,000 (unaudited) at November 30, 1996, $332,849,000 at February 29, 1996, $306,991,000 (unaudited)
at February 28, 1995, and $240,895,000 and $289,209,000 at August 31, 1995 and
1994, respectively. The net realizable value of the Company's inventories was in excess of $373,631,000 (unaudited), $341,838,000, $319,836,000 (unaudited),
$256,811,000 and $301,053,000 at November 30, 1996, February 29, 1996,
February 28, 1995, and August 31, 1995 and 1994, respectively.

  A substantial portion of barreled whiskey and brandy will not be sold within one year because of the duration of the aging process. All barreled whiskey and brandy are classified as in-process inventories and are included in current assets, in accordance with industry practice. Bulk wine inventories are also included as work in process within current assets, in accordance with the general practices of the wine industry, although a portion of such inventories may be aged for periods greater than one year.

  Warehousing, insurance, ad valorem taxes and other carrying charges applicable to barreled whiskey and brandy held for aging are included in inventory costs.

  Elements of cost include materials, labor and overhead and consist of the following:

                         NOVEMBER 30, FEBRUARY 29, FEBRUARY 28, AUGUST 31, AUGUST 31,
                             1996         1996         1995        1995       1994
                         ------------ ------------ ------------ ---------- ----------
                         (UNAUDITED)               (UNAUDITED)
(in thousands)
Raw materials and sup-
 plies..................  $  25,930    $  24,197    $  42,478   $  19,753  $  25,225
Wines and distilled
 spirits in process.....    269,959      254,956      212,483     174,399    209,999
Finished case goods.....     77,742       62,685       64,875      62,659     65,829
                          ---------    ---------    ---------   ---------  ---------
                          $ 373,631    $ 341,838    $ 319,836   $ 256,811  $ 301,053
                          =========    =========    =========   =========  =========

 Property, plant and equipment--

  Property, plant and equipment is stated at cost. Major additions and betterments are charged to property accounts, while maintenance and repairs are charged to operations as incurred. The cost of properties sold or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

 Depreciation--

  Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

        DESCRIPTION                  DEPRECIABLE LIFE
        -----------                  ----------------
        Buildings and improvements  10 to 33 1/3 years
        Machinery and equipment       7 to 15 years
        Motor vehicles                 3 to 7 years

  Amortization of assets capitalized under capital leases is included with depreciation expense. Amortization is calculated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

 Other assets--

  Other assets, which consist of goodwill, distribution rights, agency license agreements, trademarks, deferred financing costs, cash surrender value of officers' life insurance and other amounts, are stated at cost, net of accumulated amortization. Amortization is calculated on a straight-line or effective interest basis over periods ranging from five to forty years. At February 29, 1996, the weighted average of the remaining useful lives of these assets was approximately thirty-seven years. The face value of the officers' life insurance policies totaled $2,852,000 for all periods presented.

 Advertising and Promotion Costs--

  The Company generally expenses advertising and promotion costs as incurred, shown or distributed. Prepaid advertising costs at November 30, 1996, February 29, 1996, February 28, 1995 and August 31, 1995 and 1994, are not material. Advertising expense for the nine months ended November 30, 1996, the comparable nine months ended November 30, 1995, the Transition Period, the comparable six months ended February 28, 1995, and the years ended August 31, 1995 and 1994, were approximately $81,369,000 (unaudited), $70,747,000
(unaudited), $60,187,000, $41,658,000 (unaudited), $84,246,000 and $64,540,000 respectively.

 Income taxes--

  The Company uses the liability method of accounting for income taxes. The liability method accounts for deferred income taxes by applying statutory rates in effect at the balance sheet date to the difference between the financial reporting and tax basis of assets and liabilities.

 Environmental--

  Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with completion of a feasibility study or the Company's commitment to a formal plan of action. At November 30, 1996, February 29, 1996, February 28, 1995, and August 31, 1995 and 1994, liabilities for environmental costs totaled $417,000 (unaudited), $465,000, $250,000 (unaudited), $550,000 and $100,000, respectively, and are recorded in other accrued liabilities.


 Net income per common and common equivalent share--

  Primary net income per common and common equivalent share is based on the weighted average number of common and common equivalent shares (stock options determined under the treasury stock method) outstanding during the year for Class A Common Stock and Class B Convertible Common

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

Stock. Fully diluted earnings per common and common equivalent share assumes the conversion of the 7% convertible subordinated debentures under the "if converted method" and assumes exercise of stock options using the treasury stock method.

 Other--

  Certain fiscal 1995, 1994 and 1993 balances have been reclassified to conform with current period presentation.

2. ACQUISITIONS:

 Barton--

  On June 29, 1993, pursuant to the terms of a Stock Purchase Agreement (the Stock Purchase Agreement) among the Company, Barton Incorporated (Barton) and the former Barton stockholders (the Selling Stockholders), the Company acquired from the Selling Stockholders all of the outstanding shares of the capital stock of Barton (the Barton Acquisition), a marketer of imported beers and imported distilled spirits and a producer and marketer of distilled spirits and domestic beers.

  The aggregate consideration for Barton consisted of approximately $65,510,000 in cash, one million shares of the Company's Class A Common Stock and payments of up to an aggregate amount of $57,300,000 (the Earn-Out Amounts) which are payable to the Selling Stockholders in cash over a three year period upon the satisfaction of certain performance goals and achievement of targets for earnings before interest and taxes. In addition, the Company paid approximately $1,981,000 of direct acquisition costs, $2,269,000 of direct financing costs, and assumed liabilities of approximately $47,926,000.

  The purchase price was funded through a $50,000,000 term loan (see Note 7), through $18,835,000 of revolving loans under the Company's Credit Agreement (see Note 7), and through approximately $925,000 of accrued expenses. In addition, one million shares of the Company's Class A Common Stock were issued at $13.59 per share, which reflects the closing market price of the stock at the closing date, discounted for certain restrictions on the issued shares. Of these shares, 428,571 were delivered to the Selling Stockholders and 571,429 were delivered into escrow to secure the Selling Stockholders' indemnification obligations to the Company. The 571,429 shares were released from escrow and delivered to the Selling Stockholders in fiscal 1995.

  The Earn-Out Amounts consist of four payments scheduled to be made over a three year period ending November 29, 1996. The first payment of $4,000,000 was required to be made to the Selling Stockholders upon satisfaction of certain performance goals. These goals were satisfied and this payment was accrued at August 31, 1993, and was made on December 31, 1993. The second payment of $28,300,000 was accrued at August 31, 1994, and was made on December 30, 1994, as a result of satisfaction of certain performance goals and achievement of targets for earnings before interest and taxes at August 31, 1994. The third payment of $10,000,000 was accrued at August 31, 1995, and was made to the Selling Stockholders on November 30, 1995, as a result of the achievement of targets for earnings before interest and taxes at August 31, 1995. The final remaining payment has been accrued as of February 29, 1996, as a result of the achievement of certain targets for earnings before interest and taxes and is to be made by November 29, 1996. Such payment obligations are secured by the Company's irrevocable standby letter of credit (see Note 7) under the Credit Agreement in an original maximum face amount of $28,200,000 and are subject to acceleration in certain events as defined in the Stock Purchase Agreement. All Earn-Out Amounts have been accounted for as additional purchase price for the Barton Acquisition when the contingency was satisfied in accordance with the Stock Purchase Agreement and allocated based upon the fair market value of the underlying assets.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

  Pursuant to Barton's Phantom Stock Plan (the Phantom Stock Plan) effective April 1, 1990, and amended and restated for Units (as defined in the Phantom Stock Plan) granted after March 31, 1992, certain participants received payments at closing amounting in the aggregate to $1,959,000 in connection with the Barton Acquisition. Certain other participants will receive payments only upon vesting in the Phantom Stock Plan during years subsequent to the acquisition. All participants under the Phantom Stock Plan may receive additional payments in the event of satisfaction of the performance goals set forth in the Stock Purchase Agreement and upon release of the shares held in escrow. In January 1995, Barton paid approximately $840,000 to participants which included $403,000 relating to the satisfaction of requirements for releasing stock from escrow and on November 30, 1995, paid $403,000. As of February 29, 1996, all remaining payments to be made in accordance with the Phantom Stock Plan, totaling $892,000, have been accrued as all performance criteria has been satisfied. Payments of $605,000 will be made by November 30, 1996, and payments of $277,000 will be made by April 1, 1997, and $10,000 will be made by February 10, 2024. At August 31, 1995 and 1994, $581,000 and $554,000, respectively, were accrued under the Phantom Stock Plan. All amounts accrued and paid under the Phantom Stock Plan were in addition to the purchase price and were charged to operations in the period earned.

  The Barton Acquisition was accounted for using the purchase method. Accordingly, Barton's assets were recorded at fair market value at the date of acquisition. The fair market value of Barton totaled $236,178,000 which was adjusted for negative goodwill of $47,235,000 and an additional deferred tax liability of $36,075,000 based on the difference between the fair market value of Barton's assets and liabilities as adjusted for allocation of negative goodwill and the tax basis of those assets and liabilities which was allocated on a pro rata basis to noncurrent assets. The results of operations of Barton have been included in the Consolidated Statements of Income since the date of the acquisition.

 Vintners--

  On October 15, 1993, the Company acquired substantially all the tangible and intangible assets of Vintners International Company, Inc. (Vintners) other than cash and the Hammondsport Winery (the Vintners Assets), and assumed certain current liabilities associated with the ongoing business (the Vintners Acquisition). Vintners was the United States' fifth largest supplier of wine with two of the country's most highly recognized brands, Paul Masson and Taylor California Cellars. The wineries acquired from Vintners are the Gonzales winery in Gonzales, California, and the Paul Masson wineries in Madera and Soledad, California. In addition, the Company leased from Vintners the Hammondsport winery in Hammondsport, New York. The lease was for a period of 18 months from the date of the Vintners Acquisition. The lease expired during fiscal 1995.

  The aggregate purchase price of $148,900,000 (the Cash Consideration) is subject to adjustment based upon the determination of the Final Net Current Asset Amount (as defined below). In addition, the Company incurred $8,961,000 of direct acquisition and financing costs. The Company also delivered options to Vintners and Household Commercial of California, Inc., one of Vintners' lenders, to purchase an aggregate of 500,000 shares (the Vintners Option Shares) of the Company's Class A Common Stock, at an exercise price per share of $18.25, which are exercisable at any time until October 15, 1996. These options have been recorded at $8.42 per share, based upon an independent appraisal and $4,210,000 has been reflected as a component of additional paid-in capital. On November 18, 1994, 432,067 of the Vintners Option Shares were exercised (see Note 10).

  The Cash Consideration was funded by the Company pursuant to (i) approximately $12,600,000 of Revolving Loans under the Credit Facility of which $11,200,000 funded the Cash Consideration and

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

$1,400,000 funded the payment of direct acquisition costs; (ii) an accrued liability of approximately $7,700,000 for the holdback described below and
(iii) the $130,000,000 Subordinated Loan (see Note 7).

  At closing, the Company held back from the Cash Consideration approximately 10% of the then estimated net current assets of Vintners purchased by the Company and deposited an additional $2,800,000 of the Cash Consideration into an escrow pending consent of both parties for its release. If the amount of the net current assets as determined after the closing (the Final Net Current Asset Amount) is greater than 90% and less than 100% of the amount of net current assets estimated at closing (the Estimated Net Current Asset Amount), then the Company shall pay into the established escrow an amount equal to the Final Net Current Asset Amount less 90% of the Estimated Net Current Asset Amount. If the Final Net Current Asset Amount is greater than the Estimated Net Current Asset Amount, then, in addition to the payment described above, the Company shall pay an amount equal to such excess, plus interest from the closing, to Vintners. If the Final Net Current Asset Amount is less than 90% of the Estimated Net Current Asset Amount, then the Company shall be paid such deficiency out of the escrow account. As of February 29, 1996, no adjustment to the established escrow was required and the Final Net Current Asset Amount has not been determined (see Note 17).

  The Vintners Acquisition was accounted for using the purchase method; accordingly, the Vintners Assets were recorded at fair market value at the date of acquisition. The excess of the purchase price over the estimated fair market value of the net assets acquired (goodwill), $44,151,000, is being amortized on a straight-line basis over forty years. The results of operations of Vintners have been included in the Consolidated Statements of Income since the date of acquisition.

 Almaden/Inglenook--

  On August 5, 1994, the Company acquired the Inglenook and Almaden brands, the fifth and sixth largest selling table wines in the United States, a grape juice concentrate business and wineries in Madera and Escalon, California, from Heublein, Inc. (Heublein) (the Almaden/Inglenook Acquisition). The Company also acquired Belaire Creek Cellars, Chateau La Salle and Charles Le Franc table wines, Le Domaine champagne and Almaden, Hartley and Jacques Bonet brandy. The accounts receivable and the accounts payable related to the acquired assets were not acquired by the Company.

  The aggregate consideration for the acquired brands and other assets consisted of $130,600,000 in cash, assumption of certain current liabilities and options to purchase an aggregate of 600,000 shares of Class A Common Stock (the Almaden Option Shares). Of the Almaden Option Shares, 200,000 were exercisable at a price of $30 per share and the remaining 400,000 were exercisable at a price of $35 per share. All of the options expired on August 5, 1996, unexercised. The 200,000 and 400,000 options have been recorded at $5.83 and $4.19 per share, respectively, based upon an independent appraisal, and $2,842,000 has been reflected as a component of additional paid-in capital. The source of the cash payment made at closing, together with payment of other costs and expenses required by the Almaden/Inglenook Acquisition, was financing provided by the Company pursuant to a term loan under the Credit Facility (see Note 7).

  The cash purchase price was subject to adjustment based upon the determination of the Final Net Asset Amount as defined in the Asset Purchase Agreement; and, based upon the final closing statement delivered to the Company by Heublein, was reduced by $9,297,000 which was paid to the Company in November 1994.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

  Heublein also agreed not to compete with the Company in the United States and Canada for a period of five years following the closing of the Almaden/Inglenook Acquisition in the production and sale of grape juice concentrate or sale of packaged wines bearing the designation "Chablis" or "Burgundy" except where, among other exceptions, such designations are currently used with certain brands retained by Heublein. Certain companies acquired by Heublein, however, may compete directly with the Company.

  The Almaden/Inglenook Acquisition was accounted for using the purchase method; accordingly, the Almaden/Inglenook assets were recorded at fair market value at the date of acquisition. During fiscal 1995, the Company terminated certain of its long-term grape contracts acquired in connection with the Almaden/Inglenook Acquisition. As a result, the estimated loss reserve at the date of acquisition was reduced by approximately $23,751,000, with a corresponding reduction in goodwill (see Note 11). The excess of purchase price over the estimated fair market value of the net assets acquired (goodwill), $24,028,000, is being amortized on a straight-line basis over forty years. The results of operations of Almaden/Inglenook have been included in the Consolidated Statements of Income since the date of the acquisition.

 UDG Acquisition--

  On September 1, 1995, the Company through its wholly-owned subsidiary, Barton Incorporated (Barton), acquired certain of the assets of United Distillers Glenmore, Inc., and certain of its North American affiliates (collectively, UDG) (the UDG Acquisition). The acquisition was made pursuant to an Asset Purchase Agreement dated August 29, 1995 (the Purchase Agreement), entered into between Barton and UDG. The acquisition included all of UDG's rights to the Fleischmann's, Skol, Mr. Boston, Canadian LTD, Old Thompson, Kentucky Tavern, Chi-Chi's, Glenmore and di Amore distilled spirits brands; the U.S. rights to Inver House, Schenley and El Toro distilled spirits brands; and related inventories and other assets. The acquisition also included two of UDG's production facilities; one located in Owensboro, Kentucky, and the other located in Albany, Georgia. In addition, pursuant to the Purchase Agreement, the parties entered into multiyear agreements under which Barton will (i) purchase various bulk distilled spirits brands from UDG and (ii) provide packaging services for certain of UDG's distilled spirits brands as well as warehousing services.

  The aggregate consideration for the acquired brands and other assets consisted of $141,780,000 in cash, plus transaction costs of $2,300,000, and assumption of certain current liabilities. The source of the cash payment made at closing, together with payment of other costs and expenses required by the UDG Acquisition, was financing provided by the Company pursuant to a term loan under the Credit Facility (see Note 7).

  The following table sets forth the unaudited pro forma results of operations of the Company for the nine months ended November 30, 1996 and 1995, the audited results of operations of the Company for the Transition Period and the unaudited comparable six month period ended February 28, 1995. The comparable nine and six month periods ended November 30, 1995, and February 28, 1995, respectively, unaudited pro forma results of operations give effect to the UDG Acquisition as if it occurred on September 1, 1994. The unaudited pro forma results of operations are presented after giving effect to certain adjustments for depreciation, amortization of goodwill, interest expense on the acquisition financing and related income tax effects. The unaudited pro forma results of operations are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma results of operations do not purport to represent what the Company's results of operations would actually have been if the aforementioned transactions in fact had occurred on such dates or to project the Company's financial position or results of operations at any future date or for any future period.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

                                   FOR THE NINE MONTHS ENDED   FOR THE SIX MONTHS ENDED
                                   --------------------------  -------------------------
                                         NOVEMBER 30,          FEBRUARY 29, FEBRUARY 28,
                                       1996          1995          1996         1995
                                   ------------  ------------  ------------ ------------
                                   (UNAUDITED)   (UNAUDITED)    (AUDITED)   (UNAUDITED)
(in thousands, except share data)
Net sales........................  $    873,444  $    779,157   $  535,024   $  505,107
Income before provision for
 income taxes....................  $     37,818  $     54,495   $    6,703   $   37,318
Net income.......................  $     21,753  $     33,254   $    3,322   $   22,951
Share data:
Net income per common and common
 equivalent share:
  Primary........................         $1.10         $1.66         $.17        $1.25
  Fully diluted..................         $1.10         $1.66         $.17        $1.25
Weighted average shares
 outstanding:
  Primary........................    19,864,901    20,038,649   20,006,267   18,343,870
  Fully diluted..................    19,864,901    20,038,649   20,006,267   18,346,513

3. PROPERTY, PLANT AND EQUIPMENT:

  The major components of property, plant and equipment are as follows:

                                                                    AUGUST 31,
                                                                 ------------------
                          NOVEMBER 30, FEBRUARY 29, FEBRUARY 28,
                              1996         1996         1995       1995      1994
                          ------------ ------------ ------------ --------  --------
                          (UNAUDITED)               (UNAUDITED)
(in thousands)
Land....................    $ 16,402     $ 16,867     $ 13,814   $ 15,257  $ 13,814
Buildings and improve-
 ments..................      74,663       76,694       62,583     65,084    62,440
Machinery and equipment.     234,883      226,432      168,767    197,266   168,222
Motor vehicles..........       5,379        5,814        2,552      5,204     2,552
Construction in pro-          24,954       12,404       19,643     12,171     8,989
 gress..................    --------     --------     --------   --------  --------
                             356,281      338,211      267,359    294,982   256,017
Less--Accumulated depre-    (105,063)     (87,573)     (71,520)   (77,477)  (61,734)
 ciation................    --------     --------     --------   --------  --------
                            $251,218     $250,638     $195,839   $217,505  $194,283
                            ========     ========     ========   ========  ========

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

4. OTHER ASSETS:

  The major components of other assets are as follows:

                                                                   AUGUST 31,
                         NOVEMBER 30, FEBRUARY 29, FEBRUARY 28, ------------------
                             1996         1996         1995       1995      1994
                         ------------ ------------ ------------ --------  --------
                         (UNAUDITED)               (UNAUDITED)
(in thousands)
Goodwill................   $151,153     $156,489     $ 79,511   $ 70,141  $ 88,459
Distribution rights,
 agency license
 agreements and
 trademarks.............    119,316      119,316       72,970     83,536    72,970
Other...................     26,676       23,123       23,195     23,187    22,296
                           --------     --------     --------   --------  --------
                            297,145      298,928      175,676    176,864   183,725
Less--Accumulated
 amortization...........    (20,182)     (13,006)      (8,360)    (9,957)   (5,495)
                           --------     --------     --------   --------  --------
                           $276,963     $285,922     $167,316   $166,907  $178,230
                           ========     ========     ========   ========  ========

5. OTHER ACCRUED EXPENSES AND LIABILITIES:

  The major components of other accrued expenses and liabilities are as follows:

                                                                  AUGUST 31,
                         NOVEMBER 30, FEBRUARY 29, FEBRUARY 28, ---------------
                             1996         1996         1995      1995    1994
                         ------------ ------------ ------------ ------- -------
                         (UNAUDITED)               (UNAUDITED)
(in thousands)
Accrued Earn-Out
 Amounts................   $   --       $13,848      $   --     $10,000 $28,300
Accrued loss on
 noncancelable grape
 contracts..............     1,176        1,719       13,646     10,862  14,410
Other...................    62,730       52,873       63,546     47,034  53,351
                           -------      -------      -------    ------- -------
                           $63,906      $68,440      $77,192    $67,896 $96,061
                           =======      =======      =======    ======= =======

6. OTHER LIABILITIES:

  The major components of other liabilities are as follows:

                                                                  AUGUST 31,
                                                                ---------------
                         NOVEMBER 30, FEBRUARY 29, FEBRUARY 28,
                             1996         1996         1995      1995    1994
                         ------------ ------------ ------------ ------- -------
                         (UNAUDITED)               (UNAUDITED)
(in thousands)
Accrued loss on
 noncancelable grape
 contracts..............    $1,171      $ 8,937      $27,170    $ 7,374 $48,254
Other...................     8,763        3,361        2,907      3,226   2,994
                            ------      -------      -------    ------- -------
                            $9,934      $12,298      $30,077    $10,600 $51,248
                            ======      =======      =======    ======= =======

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

7. BORROWINGS:

  Borrowings consists of the following:

                                                                                               AUGUST 31,
                                                                                            -----------------
                                                                               FEBRUARY 28,
                             NOVEMBER 30, 1996          FEBRUARY 29, 1996          1995       1995     1994
                         -------------------------- -------------------------- ------------ -------- --------
                                   LONG-                      LONG-
                         CURRENT    TERM    TOTAL   CURRENT    TERM    TOTAL      TOTAL      TOTAL    TOTAL
                         -------- -------- -------- -------- -------- -------- ------------ -------- --------
                                (UNAUDITED)                                    (UNAUDITED)
(in thousands)
Notes Payable:
 Senior Credit
  Facility:
   Revolving Credit      $130,000 $    --  $130,000 $111,300 $    --  $111,300   $  7,000   $    --  $ 19,000
    Loans............... ======== ======== ======== ======== ======== ========   ========   ======== ========
Long-term Debt:
 Senior Credit
  Facility:
 Term loan, variable
  rate, aggregate
  proceeds of $246,000,
  due in installments
  through August 2001... $ 40,000 $157,000 $197,000 $ 40,000 $196,000 $236,000   $135,000   $ 91,000 $177,000
 Senior Subordinated
  Notes:
 8.75% redeemable after
  December 15, 1998,
  due 2003..............      --   130,000  130,000      --   130,000  130,000    130,000    130,000  130,000
 8.75% Series B
  redeemable after
  December 15, 1998,
  due 2003 (less
  unamortized discount
  of $3,303--effective
  rate 9.76%)...........      --    61,697   61,697      --       --       --         --         --       --
 Capitalized Lease
  Agreements:
 Capitalized facility
  and equipment leases
  at interest rates
  ranging from 8.9% to
  11.5%, due in monthly
  installments through
  fiscal 1998...........      479      --       479      679      293      972      2,137      1,338    2,292
 Industrial Development
  Agencies:
 7.50% 1980 issue,
  original proceeds
  $2,370, due in annual
  installments of $118
  through fiscal 2000...      118      237      355      118      356      474        592        592      592
 Other Long-term Debt:
 Loans payable--5%
  secured by cash
  surrender value of
  officers' life
  insurance policies....      --       967      967      --       967      967        967        967      967
 Notes payable at
  prime.................      --       --       --       --       --       --       8,632      3,775    8,632
 Promissory note at
  prime rate, due in
  equal annual
  installments through        --       --       --       --       --       --         320        320      640
  fiscal 1996........... -------- -------- -------- -------- -------- --------   --------   -------- --------
                         $ 40,597 $349,901 $390,498 $ 40,797 $327,616 $368,413   $277,648   $227,992 $320,123
                         ======== ======== ======== ======== ======== ========   ========   ======== ========

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

 Senior credit facility--

  The Company and a syndicate of 20 banks (the Syndicate Banks) for which The Chase Manhattan Bank acts as agent, entered into a third amended and restated credit agreement (the Credit Agreement) dated September 1, 1995 which provided for (i) a $246,000,000 Term Loan (the Term Loan) Facility and (ii) a $185,000,000 Revolving Credit (the Revolving Credit Loans) Facility and (iii) a $25,000,000 Letter of Credit (Barton Letter of Credit) Facility related to the stockholder contingent payments incurred with the Barton Acquisition. On September 1, 1995 the Company borrowed $155,000,000 on the Term Loan in connection with the UDG Acquisition. This Third Amended and Restated Credit Agreement was further amended (i) as of December 20, 1995 to permit the use of Revolving Loans to repurchase up to $30,000,000 of its Class A and Class B Common Stock, (ii) as of January 10, 1996 to accommodate the change in the Company's fiscal year end, and (iii) as of May 17, 1996 to, among other things, modify certain financial covenants, effective February 29, 1996, to which the Company is subject. Term loans under the Senior Credit Facility may be either base rate loans or Eurodollar rate loans. Base rate loans have an interest rate equal to the higher of either the Federal Funds rate plus 0.5% or the prime rate. Eurodollar loans have an interest rate equal to the London Interbank Offering Rate (LIBOR) plus a margin of 1.00% (unaudited), 0.75%, 1.25% (unaudited), 1.00%, 1.25%, and 1.63% at November 30, 1996, February 29,
1996, February 28, 1995, and August 31, 1995, 1994 and 1993 respectively. The interest rate margin for Eurodollar loans ranges from 0.5% to 1.25% depending on the Company's debt coverage ratio (as defined by the Senior Credit Facility). The principal of the Term Loan is to be repaid in 23 quarterly installments of $10,000,000 with a final payment of $7,000,000, which is due on August 15, 2001.

  The $185,000,000 Revolving Credit Loans, available under the Senior Credit Facility, may be utilized by the Company either in the form of Revolving Credit Loans or as Revolving Letters of Credit up to a maximum of $20,000,000. At November 30, 1996, February 29, 1996, February 28, 1995, and August 31, 1995 and 1994, the Company had available to be drawn Revolving Credit Loans of $46,099,000 (unaudited), $68,680,000, $176,670,000 (unaudited), $172,461,000 and $163,753,000, respectively. The Revolving Credit Loans have the same borrowing options and margins as the Term Loan Facility and in addition the Company may borrow under a money market option. The interest rate is determined by a competitive bid process among the Syndicate Banks. For 30 consecutive days at any time during the fiscal quarters ending on May 31 and August 31 of each fiscal year, the aggregate outstanding principal amount of Revolving Credit Loans combined with Letters of Credit cannot exceed $60,000,000. The weighted average interest rate on the Revolving Credit Loans was 6.58% (unaudited), 7.27% (unaudited), 6.76%, 6.97% (unaudited), 7.16% and
6.07% for the nine months ended November 30, 1996, the comparable nine month period ended November 30, 1995, for the Transition Period, the comparable six month period ended February 28, 1995 and the fiscal years ended August 31, 1995, and 1994, respectively.

  The Syndicate Banks have been given security interest in substantially all of the assets of the Company including mortgage liens on certain real property. The Credit Facility requires the Company to meet certain covenants and provides for restrictions on mergers, consolidations, sale of assets, payment of dividends, and incurring of other debt, liens or guarantees and making of investments. The primary financial covenants as defined in the Credit Facility require the maintenance of minimum tangible net worth and maximum debt ratio, fixed charge and interest coverage ratios.

  The Revolving Credit Loans require commitment fees based on the daily average unused portion of the Revolving Credit Facility. The fee is based upon the Company's debt ratio as defined in the Credit Agreement and can range from 0.2% to 0.375%. At November 30, 1996 and February 29, 1996, the commitment fee percentages were 0.325% and 0.25%, respectively. Commitment fees totaled

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES approximately $234,500 (unaudited), $585,000 (unaudited), $142,600, $269,600
(unaudited), $635,000, $223,000 and $228,000 for the nine months ended November 30, 1996, the comparable nine month period ended November 30, 1995, for the Transition Period, the comparable six month period ended February 28, 1995 and the fiscal years ended August 31, 1995, 1994 and 1993 respectively.

  At February 29, 1996, the Company maintains in accordance with the Senior Credit Facility an interest rate cap agreement, in an amount equal to $61,000,000, which protects the Company against three-month LIBOR exceeding 8.75% per annum and expires in September 1996 and an interest rate collar agreement in the amount of $20,000,000 which protects the Company against three month LIBOR exceeding 6.25% per annum with a floor rate of 4.75% per annum expiring in September 1997.

 Senior subordinated notes --

  During fiscal 1994, the Company borrowed $130,000,000 under a senior subordinated loan agreement (the Subordinated Loan). The Company repaid the Subordinated Loan in December 1993 with the proceeds from the $130,000,000 Senior Subordinated Notes (the Notes) offering together with revolving loan borrowings. The Notes are due in 2003 with a stated interest rate of 8.75% per annum. Interest is payable semi-annually on June 15 and December 15 of each year. The Notes are unsecured and subordinated to the prior payment in full of all senior indebtedness of the Company, which includes the Senior Credit Facility. The Notes are guaranteed, on a senior subordinated basis, by all of the Company's significant operating subsidiaries.

  On October 29, 1996, the Company issued $65,000,000 aggregate principal amount of unsecured Series B Senior Subordinated Notes (the "Series B Notes") due 2003 at a stated rate of 8.75% per annum. The net proceeds from the sale of the Series B Notes were used to repay amounts outstanding under its bank credit facility, including revolving loans. Interest on the Series B Notes will be payable semiannually on June 15 and December 15 of each year. The Series B Notes are redeemable at the option of the Company, in whole or in part, on or after December 15, 1998. The Series B Notes are unsecured and subordinated to the prior payment in full of all senior indebtedness of the Company, which includes the Senior Credit Facility, and the Series B Notes are guaranteed, on a senior subordinated basis, by substantially all of the Company's operating subsidiaries.

  The Trust Indentures relating to the Notes and the Series B Notes contain certain covenants, including, but not limited to, (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on senior subordinated indebtedness; (v) limitation on liens; (vi) limitation on sale of assets; (vii) limitation on issuance of guarantees of and pledges for indebtedness; (viii) restriction on transfer of assets; (ix) limitation on subsidiary capital stock;
(x) limitation on the creation of any restriction on the ability of the Company's subsidiaries to make distributions and other payments; and (xi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person. The limitation on indebtedness covenant is governed by a rolling four quarter fixed charge coverage ratio covenant requiring a specified minimum.

 Convertible subordinated debentures --

  On July 23, 1986, the Company issued $60,000,000 7% convertible subordinated debentures used to expand the Company's operations through capital expenditures and acquisitions. The debentures were convertible at any time prior to maturity, unless previously redeemed, into Class A Common Stock of the Company at a conversion price of $18.22 per share, subject to adjustment in the event of future issuances of common stock.

  During fiscal 1993, an aggregate principal amount of $976,000 of these debentures was converted to 53,620 shares of Class A Common Stock.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

  On October 18, 1993, the Company called its convertible debentures for redemption on November 19, 1993, at a redemption price of 102.1% plus accrued interest. Bondholders had until November 19, 1993, to convert their debentures to common stock; any debentures remaining unconverted after that date would be redeemed for cash in accordance with the terms of the original indenture.

  During the period September 1, 1993, through November 19, 1993, debentures in an aggregate principal amount of $58,960,000 were converted to 3,235,882 shares of the Company's Class A Common Stock at a price of $18.22 per share. Debentures in an aggregate principal amount of approximately $63,000 were redeemed. Interest was accrued on the debentures until the date of conversion but was forfeited by the debenture holders upon conversion. Accrued interest of approximately $1,370,000, net of the related tax effect of $520,000, was recorded as an addition to additional paid-in capital.

  At the redemption date, the capitalized debenture issuance costs of approximately $2,246,000, net of accumulated amortization of approximately $677,000, were recorded as a reduction of additional paid-in capital.

 Loans payable --

  Loans payable, secured by officers' life insurance policies, carry an interest rate of 5%. The notes carry no due dates and it is management's intention not to repay the notes during the next fiscal year.

 Capitalized lease agreements--Industrial Development Agencies --

  Certain capitalized lease agreements require the Company to make lease payments equal to the principal and interest on certain bonds issued by Industrial Development Agencies (IDA's). The bonds are secured by the leases and the related facilities. These transactions have been treated as capital leases with the related assets acquired to date of $10,731,000 included in property, plant and equipment and the lease commitments included in long-term debt. Accumulated amortization of the foregoing assets under capital leases at November 30, 1996, February 29, 1996, February 28, 1995, and August 31, 1995 and 1994, is approximately $9,926,000 (unaudited), $9,436,000, $8,783,000
(unaudited), $9,109,000 and $8,456,000, respectively.

  Among the provisions under the debenture and lease agreements are covenants that define minimum levels of working capital and tangible net worth and the maintenance of certain financial ratios as defined in the debt agreements.

 Debt payments--

  Principal payments required under long-term debt obligations during the next five fiscal years are as follows:

                                  FEBRUARY 29, 1996:
                                  ------------------
                                    (IN THOUSANDS)
                 1997............      $ 40,797
                 1998............        40,411
                 1999............        40,119
                 2000............        40,119
                 2001............        40,000
                 Thereafter......       166,967
                                       --------
                                       $368,413
                                       ========

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

8. INCOME TAXES:

  The provision for Federal and state income taxes consists of the following:

                                        FOR THE                  FOR THE
                                    SIX MONTHS ENDED           YEARS ENDED
                                   FEBRUARY 29, 1996            AUGUST 31,
                                 ------------------------ -----------------------
                                          STATE &
                                 FEDERAL   LOCAL   TOTAL   1995    1994     1993
(in thousands)                   -------  -------  ------ ------- -------  ------
Current income tax (benefit)
 provision...................... $ (116)  $1,506   $1,390 $ 6,446 $11,510  $8,636
Deferred income tax (benefit)     2,224     (233)   1,991  19,232  (4,319)  1,028
 provision...................... ------   ------   ------ ------- -------  ------
                                 $2,108   $1,273   $3,381 $25,678 $ 7,191  $9,664
                                 ======   ======   ====== ======= =======  ======

  The components of the deferred income tax provision (benefit) are as follows:

                                         FOR THE       FOR THE YEARS ENDED
                                     SIX MONTHS ENDED       AUGUST 31,
                                       FEBRUARY 29,   ------------------------
                                           1996        1995     1994     1993
                                     ---------------- -------  -------  ------
      (in thousands)
      Accelerated tax depreciation
       and amortization.............     $ 4,752      $10,089  $ 4,610  $  758
      LIFO reserve..................      (2,007)       1,871    1,306    (202)
      Prepaid advertising...........        (922)         792      258     701
      Inventory reserves............       1,868        5,163   (2,186)   (249)
      Restructuring costs...........       2,155        3,144   (8,843)    --
      Other accruals................      (3,855)      (1,827)     536      20
                                         -------      -------  -------  ------
                                         $ 1,991      $19,232  $(4,319) $1,028
                                         =======      =======  =======  ======

  The deferred tax provision has been increased by approximately $45,000 and $235,000 in fiscal 1994 and 1993, respectively, for the impact of the change in the federal statutory rate.

  A reconciliation of total tax provision to the amount computed by applying the expected U.S. Federal income tax rate to income before provision for income taxes is as follows:

                               FOR THE           FOR THE YEARS ENDED  AUGUST 31, 1996
                          SIX MONTHS ENDED   ------------------------------------------------
                          FEBRUARY 29, 1996        1995             1994           1993
                          ------------------ ------------------ -------------- --------------
                                                                         % OF          % OF
                                      % OF              % OF             PRE-           PRE-
                                    PRE-TAX           PRE- TAX           TAX            TAX
                           AMOUNT    INCOME  AMOUNT    INCOME   AMOUNT  INCOME AMOUNT  INCOME
                          --------- -------- -------  --------- ------  ------ ------  ------
(in thousands)
"Expected" tax provi-
 sion...................  $   2,346     35.0 $23,344    35.0    $6,623   35.0  $8,758   34.7
State and local income
 taxes, net of federal
 income tax benefit.....        827     12.3   2,395     3.6       644    3.4     870    3.4
Nondeductible meals and
 entertainment expenses.        205      3.1     290      .4        87     .5      48     .2
Miscellaneous items,              3      --     (351)    (.5)     (163)   (.9)    (12)   (.1)
 net....................  ---------  ------- -------    ----    ------   ----  ------   ----
                          $   3,381     50.4 $25,678    38.5    $7,191   38.0  $9,664   38.2
                          =========  ======= =======    ====    ======   ====  ======   ====

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

  Deferred tax liabilities (assets) are comprised of the following:

                                                  FEBRUARY 29,   AUGUST 31,
                                                  ------------ ----------------
                                                      1996      1995     1994
      (in thousands)                              ------------ -------  -------
      Depreciation & amortization................   $66,746    $55,015  $40,152
      LIFO reserve...............................     2,638      4,644    2,672
      Prepaid advertising........................     2,201      3,107    2,281
      Restructuring costs........................    (3,963)    (6,133)  (9,482)
      Inventory reserves.........................     3,648      1,718   (3,734)
      Other accruals.............................    (9,685)    (5,027)   2,511
                                                    -------    -------  -------
                                                    $61,585    $53,324  $34,400
                                                    =======    =======  =======

  At February 29, 1996, the Company has state and U.S. Federal net operating loss carryforwards of $15,655,000 and $3,880,000, respectively, to offset future taxable income that, if not otherwise utilized, will expire at February 28, 2001 and 2011, respectively.

9. PROFIT SHARING RETIREMENT PLANS AND RETIREMENT SAVINGS PLAN:

  The Company's profit sharing retirement plans, which cover substantially all employees, provide for contributions by the Company in such amounts as the Board of Directors may annually determine and for voluntary contributions by employees. The plans have qualified as tax-exempt under the Internal Revenue Code and conform with the Employee Retirement Income Security Act of 1974. Company contributions to the plans, including the Barton plan described below, were $2,792,000 (unaudited) and $3,819,000 (unaudited) for the nine months ended November 30, 1996 and 1995, respectively, $3,608,000 in the Transition Period, $3,830,000, $3,414,000, and $1,290,000 in fiscal 1995, 1994 and 1993, respectively.

  In connection with the Barton Acquisition, the Company assumed Barton's profit sharing and 401(k) plan which covers all salaried employees of Barton. The amount of Barton's contribution under the profit sharing portion of the plan is at the discretion of its Board of Directors, subject to limitations of the plan. Contribution expense was $1,731,000 (unaudited) and $1,252,000 (unaudited) for the nine months ended November 30, 1996 and 1995, respectively, and $1,095,000 in the Transition Period, $1,430,000 in fiscal 1995, $1,395,000 in fiscal 1994, and $230,000 from the date of acquisition to August 31, 1993. Pursuant to the 401(k) portion of the plan, participants may defer up 8% of their compensation for the year and receive no matching contribution from Barton.

  The Company's retirement savings plan, established pursuant to Section 401(k) of the Internal Revenue Code, permits substantially all full-time employees of the Company to defer a portion of their compensation on a pre-tax basis. Participants, exclusive of Barton employees, may defer up to 10% of their compensation for the year and the Company makes a matching contribution of 25% of the first 4% of compensation an employee defers. Company contributions to this plan were $544,000 (unaudited) and $270,000 (unaudited) for the nine months ended November 30, 1996 and 1995, respectively, $325,000 in the Transition Period and $281,000, $207,000, and $131,000 in fiscal 1995, 1994 and 1993, respectively.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

10. STOCKHOLDERS' EQUITY:

 Common stock --

  The Company has two classes of common stock: Class A Common Stock and Class B Convertible Common Stock. Class B Convertible Common Stock shares are convertible into shares of Class A Common Stock on a one-to-one basis at any time at the option of the holder. Holders of Class B Convertible Common Stock are entitled to ten votes per share. Holders of Class A Common Stock are entitled to only one vote per share but are entitled to a cash dividend premium. If the Company pays a cash dividend on Class B Convertible Common Stock, each share of Class A Common Stock will receive an amount at least ten percent greater than the amount of the cash dividend per share paid on Class B Convertible Common Stock. In addition, the Board of Directors may declare and pay a dividend on Class A Common Stock without paying any dividend on Class B Convertible Common Stock.

  At February 29, 1996, there were 16,257,296 shares of Class A Common Stock and 3,365,958 shares of Class B Convertible Common Stock outstanding, net of treasury stock.

  On June 28, 1993, the Company approved an increase in the number of authorized shares of the Company's Class A Common Stock from 15,000,000 shares to 60,000,000 shares and an increase in the number of authorized shares of the Company's Class B Convertible Common Stock from 5,000,000 shares to 20,000,000 shares.

 Stock repurchase authorization --

  On January 11, 1996, the Company's Board of Directors authorized the repurchase of up to $30,000,000 of its Class A and Class B Common stock. The Company may finance such purchases, which will become treasury shares, through cash generated from operations or through the Credit Facility. No shares were repurchased as of February 29, 1996, and 785,200 shares of Class A Common stock totaling $20,702,000 (unaudited) were repurchased during the nine months ended November 30, 1996.

 Preferred stock --

  The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $.01 per share, in one or more series. The Board of Directors of the Company is entitled to authorize the issuance of preferred stock with such rights, qualifications, limitations and restrictions as may be determined by the Board. No preferred stock has been issued as of February 29, 1996.

 Stock option and stock appreciation right plan--

  Canandaigua Wine Company, Inc. has in place a Stock Option and Stock Appreciation Right Plan (the Plan). Under the Plan, nonqualified stock options and incentive stock options may be granted to purchase and stock appreciation rights may be granted with respect to, in the aggregate, not more than 3,000,000 shares of the Company's Class A Common Stock. Options and stock appreciation rights may be issued to employees, officers or directors of the Company. Nonemployee directors are eligible to receive only nonqualified stock options and stock appreciation rights. The option price of any incentive stock option may not be less than the fair market value of the shares on the date of grant. The exercise price of any nonqualified stock option must equal or exceed 50% of the fair market value of the shares on the date of grant. Options are exercisable as determined by the Compensation

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

Committee of the Board of Directors. Changes in the status of the Plan during the nine months ended November 30, 1996, the Transition Period and fiscal 1995, 1994 and 1993 are summarized as follows:

                           NOVEMBER                         AUGUST 31,
                              30,      FEBRUARY 29,  --------------------------
                             1996          1996          1995          1994
                          -----------  ------------  ------------  ------------
                          (UNAUDITED)
Options outstanding at
 beginning of period....    1,093,725       733,925       563,500       452,375
Options granted.........      263,850       571,050       289,000       125,000
Options exercised.......       (2,250)      (18,000)     (114,075)       (2,250)
Options
 forfeited/canceled.....      (37,400)     (193,250)       (4,500)      (11,625)
                          -----------  ------------  ------------  ------------
Options outstanding at
 end
 of period..............    1,317,925     1,093,725       733,925       563,500
Number of options at end of period:
  Exercisable...........       28,675        28,675        39,675         2,250
  Available for grant...    1,513,100     1,739,550     2,117,350     2,401,850
Price range of options:
  Granted during period.       $17.00  $35.75-49.00  $33.25-44.75  $22.25-30.25
  Outstanding at end of
   period...............  $4.44-30.00   $4.44-36.00   $4.44-44.75   $4.44-30.25
Exercised during the pe-
 riod...................        $4.44   $4.44-33.25   $4.44-24.25         $4.44

 Employee stock purchase plan--

  In fiscal 1989, the Company approved a stock purchase plan under which 1,125,000 shares of Class A Common Stock can be issued. Under the terms of the plan, eligible employees may purchase shares of the Company's Class A Common Stock through payroll deductions. The purchase price is the lower of 85% of the fair market value of the stock on the first or last day of the purchase period. During the nine months ended November 30, 1996, the Transition Period and fiscal 1995, 1994 and 1993, employees purchased 37,779 (unaudited), 20,869, 28,641, 58,955 and 21,071 shares, respectively.

 Stock Offering--

  During November 1994, the Company completed a public offering and sold 3,000,000 shares of its Class A Common Stock (the Stock Offering), resulting in net proceeds to the Company of approximately $95,515,000 after underwriters' discounts and commissions and expenses. In connection with the offering, 432,067 of the Vintners Option Shares were exercised and the Company received proceeds of $7,885,000. Under the terms of the amended Credit Agreement, approximately $82,000,000 was used to repay a portion of the Term Loan under the Company's Credit Facility. The balance of net proceeds was used to repay Revolving Credit Loans under the Credit Facility.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES:

 Operating leases--

  Future payments under noncancelable operating leases having initial or remaining terms of one year or more are as follows:

                                              FEBRUARY 29, 1996
                                              -----------------
                                               (IN THOUSANDS)
        1997.................................      $1,169
        1998.................................         923
        1999.................................         766
        2000.................................         742
        2001.................................         732
        2002.................................         724
        Thereafter...........................       1,802
                                                   ------
                                                   $6,858
                                                   ======

  Rental expense was approximately $3,569,000 (unaudited) and $3,325,000 (unaudited) for the nine months ended November 30, 1996 and 1995, respectively, $2,382,000 in the Transition Period, $4,193,000 in fiscal 1995, $3,318,000 in fiscal 1994 and $1,841,000 in fiscal 1993.

 Purchase commitments and contingencies--

  The Company has four agreements with certain suppliers to purchase blended Scotch whisky through December 31, 1999. The purchase prices under the agreements are denominated in British pounds sterling and based upon exchange rates at February 29, 1996, the Company's aggregate future obligation will be approximately $1,376,000 to $1,681,000 for the contracts expiring on December 31, 1996, and approximately $10,730,000 to $24,748,000 for the contracts expiring through December 31, 1999.

  The Company has two agreements to purchase Canadian blended whisky through December 31, 1999 at a purchase price of approximately $2,819,000 to $13,035,000. The Company also has two agreements to purchase Canadian new distillation whisky (including dumping charges) through December 2002 at purchase prices of approximately $15,129,000 to $16,626,000. In addition, the Company has an agreement to purchase corn whiskey through April 1999 at a purchase price of approximately $562,000.

  All of the Company's imported beer products are marketed and sold pursuant to exclusive distribution agreements from the suppliers of these products. The agreements have terms that vary and require compliance with certain terms and conditions. The Company's agreement to distribute Corona and its other Mexican beer brands exclusively throughout 25 states was renewed effective January 1994 and expires in December 1998 with automatic renewal thereafter for one year periods from year to year unless terminated. The remaining agreements expire through the year 2003. Prior to their expiration, these agreements may be terminated if the Company fails to meet certain performance criteria. At February 29, 1996, the Company believes it is in compliance with all of its material distribution agreements and given the Company's long-term relationships with its suppliers, the Company does not believe that these agreements will be terminated.

  In connection with the Vintners Acquisition and the Almaden/Inglenook Acquisition, the Company assumed purchase contracts with certain growers and suppliers. In addition, the Company has also

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES entered into other purchase contracts with various growers and suppliers in the normal course of business. Under the grape purchase contracts, the Company is committed to purchase all grape production yielded from a specified number of acres for a period of time ranging up to sixteen years. The actual tonnage and price of grapes that must be purchased by the Company will vary each year depending on certain factors, including weather, time of harvest, overall market conditions and the agricultural practices and location of the growers and suppliers under contract.

  The Company purchased $113,880,000 of grapes under these contracts during the Transition Period. Based on current production yields and published grape prices, the Company estimates that the aggregate purchases under these contracts over the remaining term of the contracts will be approximately $730,574,000. During fiscal 1994, in connection with the Vintners Acquisition and the Almaden/Inglenook Acquisition, the Company established a reserve for the estimated loss on these firm purchase commitments of approximately $62,664,000 which was subsequently reduced during fiscal 1995, to reflect the effects of the termination payments to cancel contracts with certain growers (see Note 2). The remaining reserve for the estimated loss on the remaining contracts is approximately $2,347,000 (unaudited) at November 30, 1996 and $10,656,000 at February 29, 1996.

  The Company's aggregate obligations under grape crush and processing contracts will be approximately $5,662,000 over the remaining term of the contracts which expire through fiscal 2000.

 Currency forward contracts--

  At February 29, 1996, the Company had open currency forward contracts to purchase British pound sterling of $3,129,000, which mature through September 1996; the fair market value, based upon February 29, 1996, market rates was $3,164,000. At August 31, 1995, there were no currency forward contracts outstanding. At August 31, 1994, the Company had open currency forward contracts to purchase German marks of $6,674,000 and British pounds sterling of $579,000, both of which matured within 12 months; their fair market values, based upon August 31, 1994, market exchange rates, were $7,382,000 and $614,000, respectively.

 Employment contracts--

  The Company has employment contracts with certain of its executive officers and certain other management personnel with remaining terms ranging up to five years. These agreements provide for minimum salaries, as adjusted for annual increases, and may include incentive bonuses based upon attainment of specified management goals. In addition, these agreements also provide for severance payments in the event of specified termination of employment. The aggregate commitment for future compensation and severance, excluding incentive bonuses, was approximately $5,278,000 as of February 29, 1996, of which approximately $1,879,000 is accrued in other liabilities as of February 29, 1996.

 Legal matters--

  The Company is subject to litigation from time to time in the ordinary course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, such liability will not have a material adverse effect on the Company's financial condition or results of operations.

12. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

  The Company sells its products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. Gross sales to the five largest wholesalers of the Company represented 16.9%, 21.6%, 23.7% and 25.1% of the Company's

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES gross sales for the Transition Period and for the fiscal years ended August 31, 1995, 1994 and 1993, respectively. Gross sales to the Company's largest wholesaler represented 10.6% and 12.3% of the Company's gross sales for the fiscal years ended August 31, 1995 and 1994; no single wholesaler was responsible for greater than 10% of gross sales during the Transition Period and the fiscal year ended August 31, 1993. Gross sales to the Company's five largest wholesalers are expected to continue to represent a significant portion of the Company's revenues. The Company's arrangements with certain of its wholesalers may, generally, be terminated by either party with prior notice. The Company performs ongoing credit evaluations of its customers' financial position, and management of the Company is of the opinion that any risk of significant loss is reduced due to the diversity of customers and geographic sales area.

13. RESTRUCTURING PLAN:

  The Company provided for costs to restructure the operations of its California wineries (the Restructuring Plan) in the fourth quarter of fiscal 1994. Under the Restructuring Plan, all bottling operations at the Central Cellars Winery in Lodi, California, and the branded wine bottling operations at the Monterey Cellars Winery in Gonzales, California, were moved to the Mission Bell Winery located in Madera, California. The Monterey Cellars Winery will continue to be used as a crushing, winemaking and contract bottling facility. The Central Cellars Winery was closed in the fourth quarter of fiscal 1995 and was sold for its approximate net book value subsequent to February 29, 1996. In fiscal 1994, the Restructuring Plan reduced income before taxes and net income by approximately $24,005,000 and $14,883,000, respectively, or $.91 per share on a fully diluted basis. Of the total pretax charge in fiscal 1994, approximately $16,481,000 was to recognize estimated losses associated with the revaluation of land, buildings and equipment related to facilities described above, to their estimated net realizable value; and approximately $7,524,000 related to severance and other benefits associated with the elimination of 260 jobs. In fiscal 1995, the Restructuring Plan reduced income before income taxes and net income by approximately $2,238,000 and $1,376,000, respectively, or $.07 per share on a fully diluted basis. Of this total pretax charge in fiscal 1995, $4,288,000 relates to equipment relocation and employee hiring and relocation costs, offset by a decrease of $2,050,000 in the valuation reserve as compared to fiscal 1994, primarily related to the land, buildings and equipment at the Central Cellars Winery. The Company also expended approximately $19,071,000 in fiscal 1995 for capital expenditures to expand storage capacity and install certain relocated equipment. In the Transition Period, the expense incurred in connection with the Restructuring Plan reduced income before taxes and net income by approximately $2,404,000 and $1,192,000, respectively, or $.06 per share. These charges represent incremental, nonrecurring expenses of $3,982,000 primarily incurred for overtime and freight expenses resulting from inefficiencies related to the Restructuring Plan, offset by a reduction in the accrual for restructuring expenses of $1,578,000, primarily for severance and facility holding and closure costs. The Company expended approximately $6,644,000 during the Transition Period, for capital expenditures to expand storage capacity. As of February 29, 1996, employment has been reduced by 177 jobs and no additional reductions are expected. As of November 30, 1996, February 29, 1996, August 31, 1995 and 1994, the Company had accrued approximately $592,000 (unaudited), $1,186,000, $4,251,000 and $9,106,000, respectively, relating to the Restructuring Plan.

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

14. SUMMARIZED FINANCIAL INFORMATION - SUBSIDIARY GUARANTORS:

  The following table presents summarized financial information for subsidiary guarantors in connection with the Company's 8.75% Series C Senior Subordinated
Notes:

                         NOVEMBER 30, FEBRUARY 29, FEBRUARY 28, AUGUST 31, AUGUST 31,
                             1996         1996         1995        1995       1994
                         ------------ ------------ ------------ ---------- ----------
(in thousands)
Balance Sheet Data:
  Current assets........   $446,473     $404,655     $358,723    $303,497   $356,331
  Noncurrent assets.....   $306,147     $306,647     $160,267    $175,198   $162,407
  Current liabilities...   $140,089     $122,923     $101,876    $ 90,730   $129,252
  Noncurrent liabili-
   ties.................   $ 58,544     $ 67,132     $ 71,732    $ 62,315   $ 93,177

                         FOR THE NINE MONTHS        FOR THE SIX              FOR THE YEARS
                          ENDED NOVEMBER 30,       MONTHS ENDED             ENDED AUGUST 31,
                         ------------------- ------------------------- ---------------------------
                                             FEBRUARY 29, FEBRUARY 28,
                             1996      1995      1996         1995       1995     1994      1993
                         --------- --------- ------------ ------------ -------- --------  --------
(in thousands)
Income Statement Data:
  Net sales............. $ 718,676 $ 597,164   $416,839     $334,885   $716,969 $514,466  $122,450
  Gross profit.......... $ 127,306 $  99,787   $ 73,843     $ 62,883   $131,489 $ 81,454  $ 25,378
  Income (loss) before
   provision for Federal
   and state income tax-
   es................... $  34,602 $  31,940   $ 17,083     $ 22,690   $ 52,756 $ (7,048) $  8,898
  Net income (loss)..... $  19,903 $  19,615   $  8,466     $ 13,954   $ 32,445 $ (4,370) $  5,495

15. ACCOUNTING PRONOUNCEMENTS:

  In March 1995, Statement of Financial Accounting Standards No. 121 (SFAS No.
121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued. This statement requires companies to review long-lived assets, including certain intangibles and goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will be required to adopt SFAS No. 121 in fiscal 1997. The Company believes the effect of adoption will not be material.

  In October 1995, Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," was issued. This statement encourages companies to use the fair value based method to measure compensation cost, which is then recognized over the service period (usually the vesting period). Companies which continue to measure compensation cost using the intrinsic value method as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees", will be required to disclose pro forma net income and, if presented, earnings per share as if the fair value based method had been applied. The Company will be required to adopt SFAS No. 123 on a prospective basis beginning in fiscal 1997. The Company has elected to apply the provisions of APB Opinion No. 25 and will comply with the disclosure requirements in the notes to its fiscal 1997 consolidated financial statements.

              CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES

16. FEBRUARY FISCAL YEAR FINANCIAL DATA (UNAUDITED):

  The financial data presented below summarizes unaudited activity for the 1996, 1995 and 1994 fiscal years ended the last day of February.

                                           FULL YEAR    FULL YEAR    FULL YEAR
                                             RECAST       RECAST       RECAST
                                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28,
                                              1996         1995         1994
                                          ------------ ------------ ------------
   (in thousands)
   GROSS SALES..........................   $1,331,184   $1,046,792   $ 635,983
     Less--Excise taxes.................     (344,101)    (257,239)   (165,049)
                                           ----------   ----------   ---------
       Net Sales........................      987,083      789,553     470,934
   COST OF PRODUCT SOLD.................     (722,325)    (566,713)   (332,463)
                                           ----------   ----------   ---------
       Gross profit.....................      264,758      222,840     138,471
   SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES............................     (191,683)    (141,653)    (93,903)
   NONRECURRING RESTRUCTURING EXPENSES..       (3,957)     (24,690)        --
                                           ----------   ----------   ---------
       Operating income.................       69,118       56,497      44,568
   INTEREST EXPENSE--NET................      (28,758)     (22,911)    (11,495)
                                           ----------   ----------   ---------
     Income before provision for Federal
      and state income taxes ...........       40,360       33,586      33,073
   PROVISION FOR FEDERAL AND STATE
    INCOME TAXES .......................      (16,339)     (12,928)    (12,629)
                                           ----------   ----------   ---------
   NET INCOME...........................   $   24,021   $   20,658   $  20,444
                                           ==========   ==========   =========

17. SUBSEQUENT EVENTS (UNAUDITED):

 Vintners Holdback--

  On September 26, 1996, the Company reached a final settlement with the company formerly known as Vintners International Company, Inc. and its lenders on the disputed final closing net asset statement. As a result, the Company will record a purchase price reduction for the Vintners Acquisition, which will reduce recorded goodwill by approximately $5,894,000 (see Note 2).

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


-------------------------------------------------------------------------------
TABLE OF CONTENTS

Summary....................................................................   1
Risk Factors...............................................................  12
The Exchange Offer.........................................................  19
Use of Proceeds............................................................  27
Capitalization.............................................................  28
Selected Historical Financial Data.........................................  29
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................  31
Industry...................................................................  46
Business...................................................................  48
Management.................................................................  60
Description of Credit Facility.............................................  62
Description of Notes.......................................................  64
Certain Federal Income Tax Considerations..................................  93
Plan of Distribution.......................................................  97
Legal Matters..............................................................  98
Experts....................................................................  98
Available Information......................................................  98
Incorporation of Certain Documents by Reference............................  99
Index to Consolidated Financial Statements................................. F-1

PROSPECTUS

CANANDAIGUA WINE
COMPANY, INC.

OFFER TO EXCHANGE UP TO $65,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 8 3/4% SERIES C SENIOR SUBORDINATED NOTES DUE 2003 FOR ANY AND ALL OF ITS 8 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2003


LOGO

       , 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation of the Company contains a provision which eliminates directors' personal liability as set forth above.

  The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

  The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

  The Company maintains directors' and officers' liability insurance and corporate reimbursement policies insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  *2.1   Asset Purchase Agreement dated August 2, 1991 between the Registrant and Guild Wineries and Distilleries, as assigned to an acquiring subsidiary (filed as Exhibit 2(a) to the Registrant's Report on Form
         8-K dated October 1, 1991 and incorporated herein by reference).
  *2.2   Stock Purchase Agreement dated April 27, 1993 among the Registrant,
         Barton Incorporated and the stockholders of Barton Incorporated,
         Amendment No. 1 to Stock Purchase Agreement dated May 3, 1993, and
         Amendment No. 2 to Stock Purchase Agreement dated June 29, 1993 (filed as Exhibit 2(a) to the Registrant's Current Report on Form 8-K dated
         June 29, 1993 and incorporated herein by reference).
  *2.3   Asset Sale Agreement dated September 14, 1993 between the Registrant and Vintners International Company, Inc. (filed as Exhibit 2(a) to the
         Registrant's Current Report on Form 8-K dated October 15, 1993 and incorporated herein by reference).

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  *2.4   Amendment dated as of October 14, 1993 to Asset Sale Agreement dated as of September 14, 1993 by and between Vintners International
         Company, Inc. and the Registrant (filed as Exhibit 2(b) to the
         Registrant's Current Report on Form 8-K dated October 15, 1993 and incorporated herein by reference).
  *2.5   Amendment No. 2 dated as of January 18, 1994 to Asset Sale Agreement dated as of September 14, 1993 by and between Vintners International
         Company, Inc. and the Registrant (filed as Exhibit 2.1 to the
         Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1994 and incorporated herein by reference).
  *2.6   Asset Purchase Agreement dated August 3, 1994 between the Registrant and Heublein, Inc. (filed as Exhibit 2(a) to the Registrant's Current
         Report on Form 8-K dated August 5, 1994 and incorporated herein by reference).
  *2.7   Amendment dated November 8, 1994 to Asset Purchase Agreement between
         Heublein, Inc. and Registrant (filed as Exhibit 2.2 to the
         Registrant's Registration Statement on Form S-3 (Amendment No. 2)
         (Registration No. 33-55997) filed with the Securities and Exchange
         Commission on November 8, 1994 and incorporated herein by reference).
  *2.8   Amendment dated November 18, 1994 to Asset Purchase Agreement between
         Heublein, Inc. and the Registrant (filed as Exhibit 2.8 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         August 31, 1994 and incorporated herein by reference).
  *2.9   Amendment dated November 30, 1994 to Asset Purchase Agreement between
         Heublein, Inc. and the Registrant (filed as Exhibit 2.9 to the
         Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1994 and incorporated herein by reference).
  *2.10  Asset Purchase Agreement among Barton Incorporated (a wholly-owned subsidiary of the Registrant), United Distillers Glenmore, Inc.,
         Schenley Industries, Inc., Medley Distilling Company, United
         Distillers Manufacturing, Inc., and The Viking Distillery, Inc., dated
         August 29, 1995 (filed as Exhibit 2(a) to the Registrant's Current
         Report on Form 8-K, dated August 29, 1995 and incorporated herein by reference).
  *3.1   Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 3.1 to the Registrant's Transition Report on Form 10-K for the
         fiscal period ended February 29, 1996 and incorporated herein by reference).
  *3.2   Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1995 and incorporated herein by reference).
  *4.1   Form of Note.
  *4.2   Indenture.
  *4.3   Specimen of Certificate of Class A Common Stock of the Company (filed as Exhibit 1.1 to the Registrant's Statement on Form 8-A dated April
         28, 1992 and incorporated herein by reference).
  *4.4   Specimen of Certificate of Class B Common Stock of the Company (filed as Exhibit 1.2 to the Registrant's Statement on Form 8-A dated April
         28, 1992 and incorporated herein by reference).
  *4.5   Indenture dated as of December 27, 1993 among the Registrant, its
         Subsidiaries and Chemical Bank (filed as Exhibit 4.1 to the
         Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1993 and incorporated herein by reference).

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  *4.6   First Supplemental Indenture dated as of August 3, 1994 among the
         Registrant, Canandaigua West, Inc. and Chemical Bank (filed as Exhibit
         4.5 to the Registrant's Registration Statement on Form S-8
         (Registration No. 33-56557) and incorporated herein by reference).
  *4.7   Second Supplemental Indenture dated August 25, 1995, among the
         Registrant, V Acquisition Corp. (a subsidiary of the Registrant now known as The Viking Distillery, Inc.) and Chemical Bank (filed as
         Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the
         fiscal year ended August 31, 1995 and incorporated herein by reference).
  *4.8   Registration Rights Agreement.
  *5.1   Opinion of McDermott, Will & Emery.
 8.1     Opinion of McDermott, Will & Emery regarding Certain Tax Matters.
 *10.1   The Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation
         Right Plan (filed as Appendix B of the Company's Definitive Proxy
         Statement dated December 23, 1987 and incorporated herein by reference.
 *10.2   Amendment No. 1 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan (filed as Exhibit 10.1 to the Company's
         Annual Report on Form 10-K for the fiscal year ended August 31, 1992 and incorporated herein by reference).
 *10.3   Amendment No. 2 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan (filed as Exhibit 28 to the Company's
         Quarterly Report on Form 10-Q for the fiscal quarter ended November
         30, 1992 and incorporated herein by reference.
 *10.4   Amendment No. 3 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan (filed as Exhibit 10.4 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         August 31, 1993 and incorporated herein by reference).
 *10.5   Amendment No. 4 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan (filed as Exhibit 10.1 to the
         Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1993 and incorporated herein by reference).
 *10.6   Amendment No. 5 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan (filed as Exhibit 10.1 to the
         Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1994 and incorporated herein by reference).
 *10.7   Amendment No. 6 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan (filed as Exhibit 10.7 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         August 31, 1995 and incorporated herein by reference).
 *10.8   Amendment No. 7 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan (filed as Exhibit 10.8 to the
         Registrant's Transition Report on Form 10-K for the fiscal period ended February 29, 1996 and incorporated herein by reference).
 *10.9   Employment Agreement between Barton Incorporated and Ellis M. Goodman dated as of October 1, 1991 as amended by Amendment to Employment
         Agreement between Barton Incorporated and Ellis M. Goodman dated as of
         June 29, 1993 (filed as Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993 and incorporated herein by reference).
 *10.10  Barton Incorporated Management Incentive Plan (filed as Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993 and incorporated herein by reference).

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 *10.11  Ellis M. Goodman Split Dollar Insurance Agreement (filed as Exhibit
         10.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993 and incorporated herein by reference).
 *10.12  Barton Brands, Ltd. Deferred Compensation Plan (filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993 and incorporated herein by reference).
 *10.13  Marvin Sands Split Dollar Insurance Agreement (filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993 and incorporated herein by reference).
 *10.14  Amendment and Restatement dated as of June 29, 1993 of Credit
         Agreement among the Registrant, its subsidiaries and certain banks for which The Chase Manhattan Bank (National Association) acts as agent
         (filed as Exhibit 2(b) to the Registrant's Current Report on Form 8-K
         dated June 29, 1993 and incorporated herein by reference).
 *10.15  Amendment No. 1 dated as of October 15, 1993 to Amendment and
         Restatement dated as of June 29, 1993 of Credit Agreement among the
         Registrant, its subsidiaries and certain banks for which The Chase
         Manhattan Bank (National Association) acts as agent (filed as Exhibit
         2(c) to the Registrant's Current Report on Form 8-K dated October 15,
         1993 and incorporated herein by reference).
 *10.16  Senior Subordinated Loan Agreement dated as of October 15, 1993 among the Registrant, its subsidiaries and certain banks for which The Chase
         Manhattan Bank (National Association) acts as agent (filed as Exhibit
         2(d) to the Registrant's Current Report on Form 8-K dated October 15,
         1993 and incorporated herein by reference).
 *10.17  Second Amendment and Restatement dated as of August 5, 1994 of
         Amendment and Restatement of Credit Agreement dated as of June 29,
         1993 among the Registrant, its subsidiaries and certain banks for which The Chase Manhattan Bank (National Association) acts as agent
         (filed as Exhibit 2(b) to the Registrant's Current Report on Form 8-K
         dated August 5, 1994 and incorporated herein by reference).
 *10.18  Amendment No. 1 (dated as of August 5, 1994) to Second Amendment and
         Restatement dated as of August 5, 1994 of Amendment and Restatement of
         Credit Agreement dated as of June 29, 1993 among the Registrant, its subsidiaries and certain banks for which The Chase Manhattan Bank
         (National Association) acts as agent (filed as Exhibit 10.16 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         August 31, 1994 and incorporated herein by reference).
 *10.19  Third Amended and Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which The
         Chase Manhattan Bank (National Association) acts as Administrative
         Agent, dated as of September 1, 1995 (filed as Exhibit 2(b) to the
         Registrant's Current Report on Form 8-K, dated August 29, 1995 and incorporated herein by reference).
 *10.20  Amendment No. 1, dated as of December 20, 1995 to Third Amended and
         Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which The Chase
         Manhattan Bank (National Association) acts as Administrative Agent
         (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form
         10-Q for the fiscal quarter ended November 30, 1995 and incorporated herein by reference).

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 *10.21  Amendment No. 2, dated as of January 10, 1996, to Third Amended and
         Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which The Chase
         Manhattan Bank (National Association) acts as Administrative Agent
         (filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form
         10-Q for the fiscal quarter ended November 30, 1995 and incorporated herein by reference).
 *10.22  Letter agreement, addressing compensation, between the Registrant and
         Lynn Fetterman, dated March 22, 1990 (filed as Exhibit 10.3 to the
         Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1995 and incorporated herein by reference).
 *10.23  Letter agreement, effective as of October 7, 1995, as amended, addressing compensation, between the Registrant and Daniel Barnett
         (filed as Exhibit 10.23 to the Registrant's Transition Report on Form
         10-K for the fiscal period ended February 29, 1996 and incorporated herein by reference).
 *10.24  Amendment No. 3, dated as of May 17, 1996, to Third Amended and
         Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which The Chase
         Manhattan Bank (National Association) acts as Administrative Agent
         (filed as Exhibit 10.24 to the Registrant's Transition Report on Form
         10-K for the fiscal period ended February 29, 1996 and incorporated herein by reference).
 *10.25  Amendment No. 4, dated as of May 17, 1996, to Third Amended and
         Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which The Chase
         Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.)
         act as Administrative Agent (filed as Exhibit 10.3 to the Registrant's
         Quarterly Report on Form 10-Q for the fiscal quarter ended May 31,
         1996 and incorporated herein by reference).
 *10.26  Amendment No. 5, dated as of October 10, 1996, to Third Amended and
         Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which The Chase
         Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.)
         acts as administrative agent.
 *10.27  Amendment No. 8 to the Canandaigua Wine Company, Inc. Stock Option and
         Stock Appreciation Right Plan.
  11.1   Statement regarding Computation of Per Share Earnings.
  12.1   Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Arthur Andersen LLP.
  23.2   Consent of Price Waterhouse LLP.
 *23.3   Consent of McDermott, Will & Emery (included in Exhibit 5.1).
 *24.1   Powers of Attorney (included on signature page).
 *25.1   Statement of Eligibility of Trustee.
  27.1   Financial Data Schedule.
  99.1   Form of Letter of Transmittal.
 *99.2   Form of Notice of Guaranteed Delivery.
 *99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees.
 *99.4   Form of Letter to Clients.

--------

*Previously Filed.

  (b) Financial Statement Schedules:

  All schedules have been omitted either as inapplicable or because the required information is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

 (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                      Canandaigua Wine Company, Inc.

                                                   /s/ Richard Sands
                                      By: _____________________________________
                                                     Richard Sands
                                         President and Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                               TITLE                       DATE
                 ---------                               -----                       ----


                     *                     Chairman of the Board of            January 31, 1997
 ________________________________________   Directors
               Marvin Sands

           /s/ Richard Sands               President, Chief Executive          January 31, 1997
 ________________________________________  Officer and a Director (Principal
               Richard Sands               Executive Officer and Principal
                                           Financial Officer)

                     *                     Executive Vice President, General   January 31, 1997
 ________________________________________  Counsel, Secretary and a Director
               Robert Sands

                     *                     Senior Vice President and a         January 31, 1997
 ________________________________________   Director
              Bertram E. Silk

                     *                     Director                            January 31, 1997
 ________________________________________
            James A. Locke, III

                     *                     Director                            January 31, 1997
 ________________________________________
              George Bresler


     /s/ Richard Sands
*By: ___________________________
       Richard Sands
      Attorney-in-Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF CANANDAIGUA WINE COMPANY, INC.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

                 SIGNATURE                               TITLE                       DATE
                 ---------                               -----                       ----


           /s/ Thomas F. Howe              Vice President and Controller       January 31, 1997
 ________________________________________  (Principal Accounting Officer)
              Thomas F. Howe


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          Batavia Wine Cellars, Inc.

                                                    /s/ Ned Cooper
                                          By: _________________________________
                                                   Ned Cooper, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Richard Sands             Vice President and a           January 31, 1997
____________________________________ Director (Principal
           Richard Sands             Financial Officer)

                 *                   Secretary and a Director       January 31, 1997
____________________________________
            Robert Sands

         /s/ Ned Cooper              President (Principal           January 31, 1997
____________________________________ Executive Officer)
             Ned Cooper

     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF BATAVIA WINE CELLARS, INC.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Thomas F. Howe            Controller (Principal          January 31, 1997
____________________________________ Accounting Officer)
           Thomas F. Howe


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          Bisceglia Brothers Wine Co.

                                                   /s/ Richard Sands
                                          By: _________________________________
                                                  Richard Sands, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Richard Sands             President and a Director       January 31, 1997
____________________________________ (Principal Executive Officer
           Richard Sands             and Principal Financial
                                     Officer)

                 *                   Secretary and a Director       January 31, 1997
____________________________________
            Robert Sands


       /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF BISCEGLIA BROTHERS WINE CO.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Thomas F. Howe            Controller (Principal          January 31, 1997
____________________________________ Accounting Officer)
           Thomas F. Howe


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          California Products Company

                                                     /s/ Richard Sands
                                          By: _________________________________
                                                  Richard Sands, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Richard Sands            President and a Director       January 31, 1997
____________________________________ (Principal Executive Officer
           Richard Sands             and Principal Financial
                                     Officer)

                 *                   Secretary and a Director       January 31, 1997
____________________________________
            Robert Sands


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF CALIFORNIA PRODUCTS COMPANY) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Thomas F. Howe            Controller (Principal          January 31, 1997
___________________________________  Accounting Officer)
           Thomas F. Howe

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          Guild Wineries & Distilleries, Inc.

                                                   /s/ Richard Sands
                                          By: _________________________________
                                                 Richard Sands, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/ Richard Sands             President and a Director       January 31, 1997
____________________________________ (Principal Executive Officer
           Richard Sands             and Principal Financial
                                     Officer)

                 *                   Secretary and a Director       January 31, 1997
____________________________________
            Robert Sands


     /s/ Richard Sands
*By: __________________________
         Richard Sands
        Attorney-in-Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF GUILD WINERIES & DISTILLERIES, INC.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/ Thomas F. Howe            Controller (Principal          January 31, 1997
____________________________________ Accounting Officer)
           Thomas F. Howe


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          Tenner Brothers, Inc.

                                                   /s/ Richard Sands
                                          By: _________________________________
                                                  Richard Sands, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Richard Sands             President and a Director       January 31, 1997
____________________________________ (Principal Executive Officer
           Richard Sands             and Principal Financial
                                     Officer)

                 *                   Secretary and a Director       January 31, 1997
____________________________________
            Robert Sands


       /s/ Richard Sands
*By: __________________________
   Richard Sands Attorney-in-
             Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF TENNER BROTHERS, INC.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


      /s/ Thomas F. Howe             Controller (Principal          January 31, 1997
____________________________________ Accounting Officer)
           Thomas F. Howe

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          Widmer's Wine Cellars, Inc.

                                                   /s/ Richard Sands
                                          By: _________________________________
                                                  Richard Sands, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


         /s/ Richard Sands           President and a Director       January 31, 1997
____________________________________ (Principal Executive Officer
           Richard Sands             and Principal Financial
                                     Officer)

                 *                   Secretary and a Director       January 31, 1997
____________________________________
            Robert Sands


      /s/ Richard Sands
By_____________________________
        Richard Sands
       Attorney-in-Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF WIDMER'S WINE CELLARS, INC.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Thomas F. Howe            Controller (Principal          January 31, 1997
____________________________________ Accounting Officer)
           Thomas F. Howe


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Barton Incorporated

                                                  /s/ Ellis M. Goodman
                                          By: _________________________________
                                                      Ellis M. Goodman
                                                  Chairman of the Board of
                                               Directors and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


      /s/ Ellis M. Goodman           Chairman of the Board of       January 31, 1997
____________________________________ Directors and Chief
          Ellis M. Goodman           Executive Officer (Principal
                                     Executive Officer)

                 *                   President and a Director       January 31, 1997
____________________________________
         Alexander L. Berk

                 *                   Vice President and a           January 31, 1997
____________________________________ Director
          Edward L. Golden

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer, Assistant
         Raymond E. Powers           Secretary and a Director
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)

                 *                   Director                       January 31, 1997
____________________________________
         William F. Hackett


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Barton Brands, Ltd.

                                                  /s/ Ellis M. Goodman
                                          By: _________________________________
                                            Ellis M. Goodman, Chairman of the
                                            Board of Directors

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Ellis M. Goodman         Chairman of the Board of       January 31, 1997
____________________________________ Directors (Principal
          Ellis M. Goodman           Executive Officer)

                 *                   President and a Director       January 31, 1997
____________________________________
          Edward L. Golden

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer and Assistant
         Raymond E. Powers           Secretary (Principal
                                     Financial Officer and
                                     Principal Accounting
                                     Officer)

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Barton Beers, Ltd.

                                               /s/ Ellis M. Goodman

                                          By: ____________________________
                                            Ellis M. Goodman, Chairman of the
                                            Board of Directors

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Ellis M. Goodman         Chairman of the Board of       January 31, 1997
____________________________________ Directors (Principal
          Ellis M. Goodman           Executive Officer)

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer and Assistant
         Raymond E. Powers           Secretary (Principal
                                     Financial Officer and
                                     Principal Accounting
                                     Officer)

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk

                 *                   President and a Director       January 31, 1997
____________________________________
         William F. Hackett


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Barton Brands of California, Inc.

                                                 /s/ Ellis M. Goodman
                                          By: _________________________________
                                                Ellis M. Goodman, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Ellis M. Goodman         President and a Director       January 31, 1997
____________________________________ (Principal Executive
          Ellis M. Goodman           Officer)

                 *                   Vice President and a           January 31, 1997
____________________________________ Director
          Edward L. Golden

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer, Assistant
         Raymond E. Powers           Secretary and a Director
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Barton Brands of Georgia, Inc.

                                                 /s/ Ellis M. Goodman
                                          By: _________________________________
                                                Ellis M. Goodman, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Ellis M. Goodman         President and a Director       January 31, 1997
____________________________________ (Principal Executive
          Ellis M. Goodman           Officer)

                 *                   Vice President and a           January 31, 1997
____________________________________ Director
          Edward L. Golden

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer and Assistant
         Raymond E. Powers           Secretary (Principal
                                     Financial Officer and
                                     Principal Accounting
                                     Officer)


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Barton Distillers Import Corp.

                                                 /s/ Ellis M. Goodman
                                          By: _________________________________
                                                Ellis M. Goodman, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ Ellis M. Goodman           President and a Director       January 31, 1997
____________________________________ (Principal Executive
          Ellis M. Goodman           Officer)

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer, Assistant
         Raymond E. Powers           Secretary and a Director
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)

     /s/ Richard Sands
*By:___________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997

                                          Barton Financial Corporation

                                                 /s/ Raymond E. Powers
                                          By: _________________________________
                                               Raymond E. Powers, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


     /s/ Raymond E. Powers           President and Secretary        January 31, 1997
____________________________________ (Principal Executive
         Raymond E. Powers           Officer)

                 *                   Treasurer and a Director       January 31, 1997
____________________________________ (Principal Financial Officer
         Charles T. Schlau           and Principal Accounting
                                     Officer)

                 *                   Director                       January 31, 1997
____________________________________
      Charles B. Campbell, Jr.

     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Stevens Point Beverage Co.

                                                  /s/ Ellis M. Goodman
                                          By: _________________________________
                                             Ellis M. Goodman, Chairman of the
                                                     Board of Directors

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ Ellis M. Goodman           Chairman of the Board of       January 31, 1997
____________________________________ Directors
          Ellis M. Goodman

                 *                   Chief Executive Officer,       January 31, 1997
____________________________________ President and a Director
           James P. Ryan             (Principal Executive
                                     Officer)

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer, Assistant
         Raymond E. Powers           Secretary and a Director
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Monarch Wine Company, Limited
                                           Partnership

                                                 /s/ Ellis M. Goodman

                                          By: ____________________________
                                            Ellis M. Goodman, President and
                                            Chairman of the Board of Directors
                                            of Barton Management, Inc., its
                                            general partner

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ Ellis M. Goodman           President and Chairman of      January 31, 1997
____________________________________ the Board of Directors of
          Ellis M. Goodman           Barton Management, Inc.
                                     (Principal Executive
                                     Officer)

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director of Barton
         Alexander L. Berk           Management, Inc.

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer, Assistant
         Raymond E. Powers           Secretary and a Director of
                                     Barton Management, Inc.
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          Barton Management, Inc.

                                                  /s/ Ellis M. Goodman
                                          By:__________________________________
                                            Ellis M. Goodman, President and
                                            Chairman of the Board of Directors

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Ellis M. Goodman         President and Chairman of      January 31, 1997
____________________________________ the Board of Directors
          Ellis M. Goodman           (Principal Executive
                                     Officer)

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer, Assistant
         Raymond E. Powers           Secretary and a Director
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          Vintners International Company, Inc.

                                                     /s/ Richard Sands
                                          By: _________________________________
                                                  Richard Sands, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
         /s/ Richard Sands           President and a Director       January 31, 1997
____________________________________ (Principal Executive Officer
           Richard Sands             and Principal Financial
                                     Officer)

                 *                   Secretary and a Director       January 31, 1997
____________________________________
            Robert Sands


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF VINTNERS INTERNATIONAL COMPANY, INC.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
         /s/ Thomas F. Howe          Controller (Principal          January 31, 1997
____________________________________ Accounting Officer)
           Thomas F. Howe


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANANDAIGUA, STATE OF NEW YORK ON JANUARY 31, 1997.

                                          Canandaigua West, Inc.

                                                     /s/ Richard Sands
                                          By: _________________________________
                                                  Richard Sands, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
         /s/ Richard Sands           President and a Director       January 31, 1997
____________________________________ (Principal Executive Officer
           Richard Sands             and Principal Financial
                                     Officer)

                 *                   Vice President, Secretary      January 31, 1997
____________________________________ and a Director
            Robert Sands


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD SANDS AND ROBERT SANDS AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (INCLUDING HIS CAPACITY AS A DIRECTOR AND/OR OFFICER OF CANANDAIGUA WEST, INC.) TO SIGN ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITY AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
         /s/ Thomas F. Howe          Controller (Principal          January 31, 1997
____________________________________ Accounting Officer)
           Thomas F. Howe


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON JANUARY 31, 1997.

                                          The Viking Distillery, Inc.

                                                  /s/ Ellis M. Goodman
                                          By: _________________________________
                                                Ellis M. Goodman, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Ellis M. Goodman         President and a Director       January 31, 1997
____________________________________ (Principal Executive
          Ellis M. Goodman           Officer)

                 *                   Executive Vice President and   January 31, 1997
____________________________________ a Director
         Alexander L. Berk

                 *                   Vice President and a           January 31, 1997
____________________________________   Director
          Edward L. Golden

                 *                   Executive Vice President,      January 31, 1997
____________________________________ Treasurer, Assistant
         Raymond E. Powers           Secretary (Principal
                                     Financial Officer and
                                     Principal Accounting
                                     Officer)


     /s/ Richard Sands
*By: __________________________
         Richard Sands
       Attorney-in-Fact